QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Rule 14a-101)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12
Interwave Communications International Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies: Common Shares, par value $0.01 per share, of Interwave Communications International Ltd.
2)	Aggregate number of securities to which transaction applies:
9,166,956 Common Shares of Interwave Communications International Ltd. (representing the number of Common Shares outstanding on August 2, 2004)

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee of $6,678.36 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $126.70 per million of the aggregate amalgamation consideration of $52,709,997.00.

	4)	Proposed maximum aggregate value of transaction: $52,709,997.00
	5)	Total fee paid: $6,678.36
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

SPECIAL MEETING OF SHAREHOLDERS

AMALGAMATION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Interwave Communications International Ltd. shareholder:

        The board of directors of Interwave Communications International Ltd. has approved an amalgamation combining Alvarion Ltd. and Interwave. In order to become effective, the amalgamation must also be approved by Interwave's shareholders.

        If the amalgamation is completed, holders of Interwave's common shares will receive $5.75 in cash, without interest, for each common share of Interwave they own.

        Shareholders of Interwave will be asked, at a special meeting of Interwave's shareholders, to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby. The board of directors of Interwave (i) has approved the amalgamation agreement, the amalgamation and the transactions contemplated thereby, (ii) has determined that it is in the best interests of Interwave and Interwave's shareholders that Interwave enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement and (iii) recommends that Interwave's shareholders approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

        The date, time and place of the special meeting to consider and vote upon a proposal to approve the amalgamation agreement and the transactions contemplated thereby, is as follows:

  September    •    , 2004
  10:00 a.m., local time
  Wilson Sonsini Goodrich & Rosati, P.C.
  650 Page Mill Road
  Palo Alto, California 94304

        The proxy statement attached to this letter provides you with information about the special meeting of the Interwave shareholders and the proposed amalgamation. We encourage you to read the entire proxy statement carefully.

        Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of Interwave common shares, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

Erwin Leichtle President and Chief Executive Officer Interwave Communications International Ltd.

        This proxy statement is dated                             , 2004, and is first being mailed to shareholders of Interwave on or about                             , 2004.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
2495 Leghorn Street
Mountain View, California 94043
(650) 314-2500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER     •    , 2004

To the shareholders of Interwave Communications International Ltd.:

        A special meeting of shareholders of Interwave Communications International Ltd., a Bermuda company, will be held on September     •    , 2004 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 650 Page Mill Road, Palo Alto, California 94304, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the Agreement and Plan of Amalgamation, dated as of July 27, 2004, among Alvarion Ltd., an Israeli company, Alvarion Mobile Inc., a Delaware corporation and a wholly owned subsidiary of Alvarion, and Interwave Communications International Ltd., the amalgamation and the transactions contemplated thereby; and

  2.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The board of directors of Interwave has fixed the close of business on August 25, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of Interwave's common shares at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of it. At the close of business on the record date, Interwave had outstanding and entitled to vote    •    common shares. Holders of Interwave's common shares are entitled to appraisal rights under the Companies Act 1981 of Bermuda in connection with the amalgamation if they meet certain conditions. See "Appraisal Rights" on page 35.

        Your vote is important. The affirmative vote of the holders of a majority of the outstanding Interwave common shares and three-fourths of the votes cast at the special meeting is required to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby. If you fail to return your Interwave proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Interwave special meeting and will be counted as a vote against the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby with respect to obtaining the affirmative vote of the holders of a majority of the outstanding Interwave common shares. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Mountain View, California August •, 2004	By Order of the Board of Directors,
Erwin Leichtle President and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE AMALGAMATION	Q-1
SUMMARY	1
Forward-Looking Information	1
The Companies	1
Amalgamation Consideration	2
Treatment of Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants	2
Market Price And Dividend Data	3
Material United States Federal Income Tax Consequences Of The Amalgamation	3
Reasons For The Amalgamation	4
Recommendation To Shareholders	5
Opinion Of Financial Advisor	5
The Special Meeting Of Interwave's Shareholders	6
Interests Of Interwave's Directors And Management In The Amalgamation	6
Conditions To The Completion Of The Amalgamation	7
Termination Of The Amalgamation Agreement	8
Limitation On Considering Other Acquisition Proposals	9
Expenses And Termination Fees	10
Accounting Treatment	11
Regulatory Matters	11
Appraisal Rights	11
The Voting Agreement	11
MARKET PRICE AND DIVIDEND DATA	12
THE SPECIAL MEETING	13
Date, Time And Place	13
Purpose Of Special Meeting	13
Record Date; Stock Entitled To Vote; Quorum	13
Votes Required	13
Voting By Interwave's Directors, Executive Officers And Certain Shareholders	13
Voting Of Proxies	14
Revocability Of Proxies	14
Solicitation Of Proxies	15
THE COMPANIES	16
Interwave Communications International Ltd.	16
Alvarion Ltd.	16
Alvarion Mobile Inc.	17

THE AMALGAMATION	18
Background To The Amalgamation	18
Reasons For The Amalgamation And Board Of Directors' Recommendation	24
Opinion of Broadview	26
Interests Of Interwave's Directors And Management In The Amalgamation	31
Appraisal Rights	35
Accounting Treatment	36
Form of The Amalgamation	36
Amalgamation Consideration	36
Conversion of Shares; Procedures For Exchange Of Certificates	36
Effect On Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants	37
Effective Time Of The Amalgamation	38
Delisting And Deregistration Of Interwave's Common Shares	38
Material United States Federal Income Tax Consequences Of The Amalgamation	38
Regulatory Matters	40
Continuation Of Interwave's Employee Benefits	40
THE AMALGAMATION AGREEMENT	41
THE VOTING AGREEMENT	51
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
SHAREHOLDER PROPOSALS	55
OTHER MATTERS	55
WHERE YOU CAN FIND MORE INFORMATION	55
ANNEX A	AGREEMENT AND PLAN OF AMALGAMATION
ANNEX B	VOTING AGREEMENT
ANNEX C	OPINION OF BROADVIEW INTERNATIONAL, A DIVISION OF JEFFERIES
ANNEX D	EXTRACT OF SECTION 106(6) - 6(D) OF THE BERMUDA COMPANIES ACT 1981

Questions and Answers About the Amalgamation

Q:
What will Interwave's shareholders receive in the amalgamation?

A:
As a result of the amalgamation, our shareholders will receive $5.75 per share in cash, without interest, for each share they own. For example, if you own 100 common shares of Interwave, you will receive $575.00 in cash in exchange for your Interwave shares.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the amalgamation affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our shareholders.

Q:
How does Interwave's board of directors recommend I vote?

A:
At a meeting held on July 26, 2004, Interwave's board of directors approved the amalgamation agreement, the amalgamation and the transactions contemplated thereby, determined that it is in Interwave's and your best interests that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement, and recommended that you approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

Q:
What happens if I do not return a proxy card?

A:
The failure to return your proxy card will have the same effect as voting against the amalgamation with respect to obtaining the affirmative vote of the holders of a majority of our common shares outstanding on the record date.

Q:
May I vote in person?

A:
Yes. If your shares are not held in "street name" through a broker, or bank, you may attend the special meeting of our shareholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q:
May I vote via the Internet or telephone?

A:
If your shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the meeting. If your shares are held in "street name" through a broker, or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker, or bank, if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Interwave stating that you would like to revoke your proxy. Second, you can complete, date, and

Q-1

  submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted and that will have the effect of a vote against the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby with respect to obtaining the affirmative vote of the holders of a majority of our common shares outstanding on the record date.

Q:
Should I send in my Interwave share certificates now?

A:
No. After the amalgamation is completed, you will receive written instructions for exchanging your common shares of Interwave for the amalgamation consideration of $5.75 in cash, without interest, for each common share of Interwave. The instructions will provide that, at your election, certificates may be surrendered, and the amalgamation consideration in exchange for the certificates may be collected, by hand delivery.

Q:
When do you expect the amalgamation to be completed?

A:
We are working toward completing the amalgamation as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods and receipt of material antitrust approvals.

Q:
Am I entitled to appraisal rights?

A:
Yes. Holders of our common shares are entitled to appraisal rights under the Companies Act 1981 of Bermuda in connection with the amalgamation if you meet certain conditions.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the amalgamation, including the procedures for voting your shares, you should contact:

  Interwave Communications International Ltd.
  Attn: Cal R. Hoagland
  2495 Leghorn Street
  Mountain View, California 94043
  Telephone: (650) 314-2500

Q-2

Summary

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the amalgamation fully and for a more complete description of the legal terms of the amalgamation, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information." The amalgamation agreement is attached as Annex A to this proxy statement. We encourage you to read the amalgamation agreement as it is the legal document that governs the amalgamation. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Forward-Looking Information

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should," and similar expressions. Those statements include, among other things, the risk that the amalgamation may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in our and Alvarion's current filings with the SEC, including our most recent filings on Form 10-Q and Alvarion's most recent filings on Form 20-F and Form 6-K, which discuss these and other important risk factors concerning the companies' respective operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Companies (Page 16)

  Interwave Communications International Ltd.
  2495 Leghorn Street
  Mountain View, California 94034
  Telephone: (650) 314-2500

        Incorporated under the laws of Bermuda in June 1994, we are a global provider of scaleable wireless infrastructure networks that offer a cost effective solution to extend coverage and connectivity to hard-to-reach areas. Our GSM-based systems support wireless voice and data transmission for both mobile and fixed applications. We have pioneered what we believe is the only commercially available system that provides all of the infrastructure equipment and software necessary to support an entire wireless network within a single, compact enclosure. Our networks may be deployed in communities with a few thousand subscribers and may be scaled to grow to more than a hundred thousand subscribers. In addition, we offer data services with general packet radio service, or GPRS, and a CDMA2000 based product line. See "The Companies—Interwave Communications International Ltd."

  Alvarion Ltd.
  21A HaBarzel Street
  Tel Aviv, Israel 69710
  Telephone: +972 3 645 6262

        Alvarion, an Israeli company, develops products that enable the delivery of business and residential broadband access, corporate virtual private networks, or VPNs, toll quality telephony, mobile base station feeding, hot spot coverage extension, community interconnection, and public safety communications. See "The Companies—Alvarion Ltd."

  Alvarion Mobile Inc.
  21A HaBarzel Street
  Tel Aviv, Israel 69710
  Telephone: +972 3 645 6262

        Alvarion Mobile Inc. is a Delaware corporation and a wholly owned subsidiary of Alvarion. Alvarion Mobile was organized solely for the purpose of entering into the amalgamation agreement with Interwave and completing the amalgamation and has not conducted any business operations. See "The Companies—Alvarion Mobile Inc."

Amalgamation Consideration (Page 36)

        If the amalgamation is completed, you will receive $5.75 in cash, without interest, in exchange for each common share of Interwave that you own.

        After the amalgamation is completed, you will have the right to receive the amalgamation consideration but you will no longer have any rights as an Interwave shareholder and will not be an Alvarion shareholder. Our shareholders will receive the amalgamation consideration after exchanging their Interwave share certificates in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after completion of the amalgamation.

        See "The Amalgamation—Amalgamation Consideration."

Treatment of Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants

        Stock Options (Page 37).    Alvarion may elect, at its sole discretion, to assume Interwave stock options to purchase our common shares that are outstanding immediately prior to the effective time of the amalgamation by converting them into options to acquire, on the same terms and conditions applicable under the Interwave stock options, a number of Alvarion ordinary shares equal to:

  •
  the number of our common shares subject to the option multiplied by

  •
  a fraction (referred to as the "option exchange ratio"), the numerator of which is $5.75 and the denominator of which is the average closing price of Alvarion ordinary shares on the Nasdaq National Market for the five trading days beginning on the sixth trading day preceding the closing date of the amalgamation and ending on the second trading day preceding the closing date of the amalgamation.

        The exercise price for each share under a converted option will be equal to the per share exercise price for our common shares purchasable pursuant to the option divided by the option exchange ratio. Effective upon the closing date, 25% of the unvested portion of each converted option will accelerate and no longer be subject to vesting, and the remaining unvested shares subject to each converted option will continue to vest according to the original vesting schedule applicable under each Interwave stock option over a period that has been shortened to the extent of this accelerated vesting.

        In the event that Alvarion elects not to assume Interwave stock options in connection with the amalgamation, each Interwave stock option not assumed will be treated in accordance with the terms of the Interwave stock option plan under which such Interwave stock option was granted, each of which are described as follows:

  •
  1994 Stock Plan.    All outstanding options to purchase common shares of Interwave granted under our 1994 Stock Plan will terminate on the closing date of the amalgamation, if not exercised prior to such date.

  •
  1999 Option Plan.    The vesting of all outstanding options to purchase common shares of Interwave granted under our 1999 Option Plan will fully accelerate prior to the closing date, and all shares subject to such options will become immediately exercisable. Each holder of an outstanding Interwave stock option granted under our 1999 Option Plan will have fifteen (15) days after receiving notice from Interwave of the acceleration to exercise all or any portion of these options. If not exercised during this time period, these options will terminate after the expiration of such period.

  •
  2001 Supplemental Stock Plan.    All outstanding options to purchase common shares of Interwave granted under Interwave's 2001 Supplemental Stock Plan will terminate on the closing date of the amalgamation, if not exercised prior to such date.

        See "The Amalgamation—Effect on Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants."

        Warrants (Page 38).    At the effective time of the amalgamation each warrant to purchase common shares of Interwave will be assumed by Alvarion and will continue to have the same terms and conditions set forth in the applicable warrant agreement (including the exercise price), except that each warrant will be exercisable at the same exercise price per share as prior to the closing of the amalgamation, and upon exercise the holder will receive an amount of cash equal to the product of the number of Interwave common shares that were issuable upon exercise of the warrant immediately prior to the effective time multiplied by the amalgamation consideration of $5.75. See "The Amalgamation—Effect on Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants."

Market Price And Dividend Data (Page 12)

        Our common shares are listed on The Nasdaq National Market under the symbol "IWAV". On July 27, 2004, the last full trading day prior to the public announcement of the proposed amalgamation, our common shares closed at $5.29 per share. On August     •    , 2004, the last full trading day prior to the date of this proxy statement, our common shares closed at $    •    per share. See "Market Price and Dividend Data."

Material United States Federal Income Tax Consequences Of The Amalgamation (Page 38)

        The exchange of our common shares for the cash amalgamation consideration will be a taxable transaction to our shareholders for United States federal income tax purposes. Any gain recognized in connection with the amalgamation may or may not be treated as a capital gain, depending, in part, on whether Interwave was classified as a passive foreign investment company, or PFIC, for any part of a shareholder's holding period for our common shares. See "Material United States Federal Income Tax Consequences of the Amalgamation."

        Tax matters can be complicated, and the tax consequences of the amalgamation to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the amalgamation to you.

Reasons For The Amalgamation (Page 24)

        Our board of directors approved the amalgamation based on a number of positive factors, including the following:

  •
  our current and historical financial condition and our results of operations as a stand-alone company, our prospects and strategic objectives, the risks involved in achieving those prospects and objectives;

  •
  the risk that we may be unable to finance our operations through the sale of our products, the challenge to us and the potential dilution to our shareholders of raising money through the sale of debt or equity securities in the current market environment, the risk of retaining personnel and the weak and uncertain current and anticipated worldwide economic environment, especially in the telecommunications industry;

  •
  the possible alternatives to the amalgamation (including the possibility of continuing to operate as an independent entity and the possibility of selling or combining our company with a company other than Alvarion), the range of possible risks and benefits to our shareholders of these alternatives and the timing and the likelihood of accomplishing these alternatives, and our board of directors' assessment that the amalgamation with Alvarion presented a superior opportunity to such alternatives;

  •
  the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common shares;

  •
  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  the value of the consideration to be received by our shareholders in the amalgamation pursuant to the amalgamation agreement;

  •
  the fact that the $5.75 per share to be paid as the consideration in the amalgamation represents:

  •
  a premium of approximately 9.22% over the one-month trailing average calculated prior to the public announcement of the execution of the amalgamation agreement of $5.26 per share;

  •
  a premium of approximately 10.41% over the one-week trailing average calculated prior to the public announcement of the execution of the amalgamation agreement of $5.21 per share; and

  •
  a premium of approximately 8.70% over the $5.29 closing sale price for our common shares on The Nasdaq National Market on July 27, 2004, the last trading day prior to the public announcement of the execution of the amalgamation agreement;

  •
  the financial presentation of Broadview International, A Division of Jefferies, or Broadview, given on July 26, 2004 and the opinion of Broadview delivered on July 26, 2004, to our board of directors to the effect that, based upon and subject to the matters set forth in that opinion, the amalgamation consideration to be received by holders of our common shares pursuant to the amalgamation agreement was fair from a financial point of view to those holders (the full text of this opinion which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview in connection with the opinion is attached as Annex C to the proxy statement);

  •
  the likelihood that the proposed amalgamation would be consummated, in light of the experience, reputation and financial capabilities of Alvarion;

  •
  the terms of the amalgamation agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the amalgamation agreement, we are not prohibited from responding in the manner provided in the amalgamation agreement to certain acquisition proposals (as described below in "The Amalgamation Agreement—No Solicitation") that our board of directors determines in good faith constitute or are reasonably likely to lead to superior proposals, and we may terminate the amalgamation agreement under certain circumstances to enter into a superior proposal (as described below in "The Amalgamation Agreement—No Solicitation").

        In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the amalgamation, including the likely impact of the amalgamation on our employees, customers and partners and the expected effect of the amalgamation on our existing relationships with third parties;

  •
  the possibility that the amalgamation will not be consummated and the potential negative effect of the public announcement of the amalgamation in that event on our sales, operating results and share price and our ability to retain key management and personnel;

  •
  our shareholders would not benefit from any future increase in our value;

  •
  the conditions to Alvarion's obligation to complete the amalgamation and the right of Alvarion to terminate the amalgamation agreement under certain circumstances; and

  •
  the interests that certain of our directors and executive officers may have with respect to the amalgamation in addition to their interests as shareholders of Interwave generally as described in "The Amalgamation—Interests of Interwave's Directors and Management in the Amalgamation."

        See "The Amalgamation—Reasons for the Amalgamation and Board of Directors' Recommendation."

Recommendation To Shareholders (Page 26)

        Our board of directors has:

  •
  approved the amalgamation agreement, the amalgamation and the transactions contemplated thereby;

  •
  has determined that it is in the best interests of Interwave and our shareholders that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement; and

  •
  recommends that our shareholders approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

        See "The Amalgamation—Reasons for the Amalgamation and Board of Directors' Recommendation."

Opinion Of Financial Advisor (Page 26)

        On July 26, 2004, Broadview rendered its opinion to our board of directors that, as of the date of its written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $5.75 per common share in cash to be received by our holders of common shares pursuant to the amalgamation agreement is fair from a financial point of view to those holders. The $5.75 consideration amount was determined through negotiations between Interwave and Alvarion and not pursuant to recommendations of Broadview.

        The full text of the written opinion of Broadview, dated July 26, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Our shareholders should read the opinion in its entirety. Broadview provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the amalgamation agreement. The Broadview opinion does not constitute a recommendation as to how any holder of our common shares should vote with respect to the transaction.

The Special Meeting Of Interwave's Shareholders (Page 13)

        Time, Date and Place.    A special meeting of our shareholders will be held on September     •    , 2004, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 650 Page Mill Road, Palo Alto, California 94304 at 10:00 a.m., local time, to consider and vote upon a proposal to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned our common shares at the close of business on August 25, 2004, the record date for the special meeting. You will have one vote at the special meeting for each common share you owned at the close of business on the record date. There are    •    common shares entitled to be voted at the special meeting.

        Required Vote.    The approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby requires the affirmative vote of the holders of:

  •
  a majority of the common shares outstanding at the close of business on the record date; and

  •
  three-fourths of the votes cast at the special meeting of shareholders.

        Share Ownership of Directors and Management.    Our directors and executive officers and their affiliates own approximately     •    % of the shares entitled to vote at the special meeting. See "The Special Meeting."

Interests Of Interwave's Directors And Management In The Amalgamation (Page 31)

        When considering the recommendation by our board of directors, you should be aware that a number of our officers and directors have interests in the amalgamation that are different from yours, including, among others:

  •
  certain indemnification arrangements for our current and former directors and officers will be continued if the amalgamation is completed;

  •
  certain of our executive officers will receive offers of employment and/or retention packages from Alvarion;

  •
  one of our executive officers will be entitled to severance payments in connection with the amalgamation;

  •
  certain of our directors and executive officers will have the vesting of options accelerated in connection with the amalgamation.

        See "The Amalgamation—Interests of Interwave's Directors and Management in the Amalgamation."

Conditions To The Completion Of The Amalgamation (Page 41)

        Alvarion and we are obligated to effect the amalgamation only if the following conditions are satisfied or waived:

  •
  the holders of a majority of our outstanding common shares at the close of business on the record date and three-fourths of the votes cast at this special meeting of shareholders must have voted in favor of approving the amalgamation agreement, the amalgamation and the transactions contemplated by the amalgamation agreement;

  •
  no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that has the effect of making the amalgamation illegal or prohibiting the consummation of the amalgamation;

  •
  the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated;

  •
  any other material notifications, approvals or waiting periods under any other applicable competition laws must have been satisfied, received, terminated or expired;

  •
  all publications and filings required under the Bermuda Companies Act 1981, or the Bermuda Act, must be performed and all Bermuda governmental entity approvals required pursuant to the Bermuda Act for the consummation of the amalgamation and the other transactions contemplated by the amalgamation agreement must be obtained;

  •
  all other material consents, authorizations, orders and approvals or filings with any third party or governmental entity in connection with the execution, delivery and consummation of the amalgamation agreement and the amalgamation must be obtained or made; and

  •
  no order suspending the use of this proxy statement or any part hereof shall have been issued and no proceeding for such purpose shall have been initiated or threatened in writing by the SEC.

        Alvarion and Alvarion Mobile will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

  •
  our representations and warranties must be true and correct as of the date of the amalgamation agreement and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on us);

  •
  we must have performed in all material respects all agreements and covenants required to be performed by us under the amalgamation agreement at or prior to the closing date of the amalgamation;

  •
  new employment agreements and/or consulting agreements and non-competition agreements between certain of our officers and the amalgamated company must be in full force and effect at the closing date; and

  •
  we shall have obtained certain consents, waivers or approvals from third parties required in connection with the transactions contemplated by the amalgamation agreement reasonably satisfactory to Alvarion.

        We will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

  •
  the representations and warranties of Alvarion and Alvarion Mobile must be true and correct as of the date of the amalgamation agreement and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Alvarion and Alvarion Mobile); and

  •
  Alvarion and Alvarion Mobile must have performed in all material respects all agreements and covenants required to be performed by it under the amalgamation agreement at or prior to the closing date of the amalgamation.

        See "The Amalgamation Agreement—Conditions to the Completion of the Amalgamation."

Termination Of The Amalgamation Agreement (Page 44)

        Termination.    Alvarion and we can terminate the amalgamation agreement under certain circumstances, including:

  •
  by mutual written consent of Alvarion and us;

  •
  by either Alvarion or us, if the amalgamation has not been completed by October 31, 2004 for any reason, provided, however, that this right to terminate the amalgamation agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the amalgamation to be completed by October 31, 2004 and that action or failure to act constituted a material breach of the amalgamation agreement;

  •
  by either Alvarion or us, if a governmental entity shall have issued any final and nonappealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the amalgamation;

  •
  by either Alvarion or us, if our shareholders do not approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby at a duly held shareholders meeting;

  •
  by either Alvarion or us, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the amalgamation agreement, or if any representation or warranty has become untrue, in either case such that any of the conditions to the amalgamation would not be satisfied as of the time of the breach or as of the time such representation or warranty became untrue and has not been, or is incapable of being cured, within thirty (30) calendar days after written notice of such breach or failure;

  •
  by Alvarion if any of the following "triggering events" occurs:

  •
  our board of directors or any of its committees for any reason withdraws or amends or modifies in a manner materially adverse to Alvarion, its recommendation in favor of the approval of the amalgamation agreement or the amalgamation;

  •
  we fail to include in this proxy statement the recommendation of our board of directors in favor of the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby;

  •
  our covenants relating to no solicitation are materially breached;

  •
  our board of directors or any of its committees approves or publicly recommends any other acquisition proposal;

    •
    we enter into any letter of intent or similar document or any contract or commitment accepting any other acquisition proposal;

    •
    a tender or exchange offer relating to our securities is commenced by a person unaffiliated with Alvarion and we have not sent to our shareholders, within ten (10) business days after such a tender or exchange offer is first published, sent or given, a statement disclosing that our board of directors recommends rejection of such tender or exchange offer; or

    •
    a material adverse effect has occurred to us and has not been cured, or is incapable of being cured, within thirty (30) calendar days after written notice from Alvarion of such material adverse effect.

  •
  by us, if prior to obtaining shareholder approval, we receive a superior proposal and:

  •
  concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

  •
  the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to no-solicitation;

  •
  before exercising this termination right, we wait until the third business day following Alvarion's receipt of a written notice advising Alvarion that our board of directors has received a superior proposal, providing a copy of the acquisition agreement in connection with the superior proposal and stating that our board of directors intends to exercise its right to terminate the amalgamation agreement and Alvarion has had the opportunity to meet with us to suggest modifications to the terms of our agreement that Alvarion may deem advisable; and

  •
  we pay a termination fee of approximately $2,635,500 (5% of the total consideration payable pursuant to the amalgamation agreement) concurrently with termination of the amalgamation agreement.

        See "The Amalgamation Agreement—Termination."

Limitation On Considering Other Acquisition Proposals (Page 42)

        We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries' directors, officers, controlled affiliates or employees or any of our or their investment bankers, attorneys, accountants or other advisors to, directly or indirectly:

  •
  solicit, initiate, or take any action intended to encourage or induce the making, submission or announcement of any acquisition proposal;

  •
  engage or participate in any discussions or negotiations with any person (other than Alvarion and its representatives) regarding, or furnish to any person (other than Alvarion and its representatives), any non-public information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction.

        The amalgamation agreement provides that our board of directors may (subject to the conditions described below), in response to a written unsolicited acquisition proposal that is reasonably likely to be consummated on the terms stated in the acquisition proposal:

  •
  furnish information with respect to us and our subsidiaries to the person making the acquisition proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less favorable to us than the terms of the confidentiality agreement executed by Alvarion and us, provided that all such information is provided on a prior or contemporaneous basis to Alvarion; and

  •
  participate in discussions or negotiations with the person making the acquisition proposal (and its representatives) regarding the acquisition proposal.

        Our board of directors may only respond to a written unsolicited acquisition proposal if our board of directors (1) determines in good faith that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (2) determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with our board of directors' fidiciary obligations to Interwave or to Interwave's shareholders.

        The amalgamation agreement provides that our board of directors may withhold, withdraw, modify or change its recommendation in favor of the amalgamation at any time prior to our shareholders' approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby, but only to terminate the amalgamation agreement in accordance with the termination procedures described below under the section "The Amalgamation Agreement—Termination," and only if:

  •
  a superior proposal is made to us and is not withdrawn, and, concurrent with the termination of the amalgamation agreement our board of directors causes us to enter into a definitive agreement with respect to such a superior proposal;

  •
  neither we nor any of our subsidiaries nor any of our or their representatives have violated any of the restrictions regarding solicitation set forth above in connection with such superior proposal; and

  •
  our board of directors concludes in good faith, after consultation with our outside legal counsel, that in light of such superior proposal, the failure to withhold, withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to us and our shareholders under applicable law.

        See "The Amalgamation Agreement—No Solicitation."

Expenses And Termination Fees (Page 45)

        The amalgamation agreement requires that we pay Alvarion a termination fee of approximately $2,635,500 (5% of the total amount of consideration payable pursuant to the amalgamation agreement), if, among other things:

  •
  Alvarion terminates the amalgamation agreement as a result of a triggering event, as described above;

  •
  the fiduciary duties of our board of directors require us to terminate the amalgamation agreement in connection with our entering into a definitive agreement related to an acquisition proposal which qualifies as a superior proposal; or

  •
  Alvarion or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, and any of the following occurs:

  •
  within six (6) months following the termination of our amalgamation agreement with Alvarion, an acquisition of us is completed; or

    •
    a third party has made an acquisition proposal to our board of directors prior to the meeting of our shareholders to vote on the amalgamation, and within twelve (12) months following the termination of our amalgamation agreement with Alvarion, an acquisition of us is completed.

        In any event, if Alvarion or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, the agreement requires us to reimburse Alvarion for documented out-of-pocket expenses incurred by Alvarion not to exceed $500,000.

        See "The Amalgamation Agreement—Termination Fee."

Accounting Treatment (Page 36)

        The amalgamation will be accounted for as a "purchase transaction" for financial accounting purposes. See "The Amalgamation—Accounting Treatment."

Regulatory Matters (Page 40)

        The Hart-Scott-Rodino Antitrust Improvements Act prohibits us from completing the amalgamation until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. Both Alvarion and we plan to file the required notification and report forms as soon as possible. The amalgamation also may be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. See "The Amalgamation—Regulatory Matters."

Appraisal Rights (Page 35)

        Our shareholders have the right under Bermuda law to dissent from the approval of the amalgamation and to exercise appraisal rights and to receive payment in cash for the fair value of their common shares as appraised by the Supreme Court of Bermuda. The "fair value" of our common shares as appraised by the Supreme Court of Bermuda may be more or less than the amalgamation consideration to be paid to non-dissenting Interwave shareholders in the amalgamation. To preserve their rights, shareholders who wish to exercise appraisal rights must not vote in favor of the approval of the amalgamation agreement and must, within one month of the giving of the Notice of Special Meeting of Shareholders accompanying this proxy statement, apply to the Supreme Court of Bermuda to appraise the fair value of their shares. Shareholders' appraisal rights are more fully described under the heading "The Amalgamation—Appraisal Rights" and the provisions of Bermuda law that grant appraisal rights and govern the applicable procedures are attached as Annex D. You are encouraged to read these provisions carefully and in their entirety.

The Voting Agreement (Page 51)

        In order to induce Alvarion to enter into the amalgamation agreement, two of our current executive officers, all of our directors and one of our shareholder affiliates, who collectively beneficially owned approximately 24.6% of our outstanding shares as of August 2, 2004 (including options to purchase common shares of Interwave exercisable within 60 days of August 2, 2004), entered into a voting agreement with Alvarion attached as Annex B to this proxy statement. Pursuant to the voting agreement, these shareholders have agreed to vote their common shares of Interwave in favor of the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby, and against any proposal adverse to the amalgamation. These shareholders have also agreed to irrevocably appoint certain officers of Alvarion as their lawful attorneys and proxies.

        See "The Voting Agreement."

Market Price And Dividend Data

        Our common shares are included in The Nasdaq National Market under the symbol "IWAV." This table shows, for the periods indicated, the range of high and low sale price for our common shares as quoted on The Nasdaq National Market.

	Interwave Common Shares
	Low	High
Year ended June 30, 2003
First Quarter	$4.20	$10.20
Second Quarter	0.70	5.60
Third Quarter	1.40	2.40
Fourth Quarter	1.50	3.60
Year ended June 30, 2004
First Quarter	$1.82	$2.83
Second Quarter	2.13	5.95
Third Quarter	2.66	6.50
Fourth Quarter	3.15	5.50

        The following table sets forth the closing per share sales price of our common shares, as reported on The Nasdaq National Market on July 27, 2004, the last full trading day before the public announcement of the proposed amalgamation, and on August    •    , 2004, the latest practicable trading day before the printing of this proxy statement:

	Interwave Common Shares Closing Price
July 27, 2004		$5.29
August •, 2004	$	•

        We have never declared or paid cash dividends on our common shares. Our current policy is to retain earnings for use in our business. Following the amalgamation there will be no further market for our common shares, as they will have ceased to exist.

The Special Meeting

        We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time And Place

        We will hold the special meeting at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 650 Page Mill Road, Palo Alto, California 94304 at 10:00 A.M., local time, on September    •    , 2004.

Purpose Of Special Meeting

        At the special meeting, we will ask holders of our common shares to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby. Our board of directors has approved the amalgamation agreement, the amalgamation and the transactions contemplated thereby, has determined that it is in the best interests of Interwave and our shareholders that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement and recommends that our shareholders vote "for" the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

Record Date; Shares Entitled To Vote; Quorum

        Only holders of record of our common shares at the close of business on August 25, 2004, the record date, are entitled to notice of and to vote at the special meeting. On the record date,    •    of our common shares were issued and outstanding and held by approximately    •     holders of record. A quorum is present at the special meeting if a majority of our common shares issued and outstanding and entitled to vote on the record date are represented in person or by proxy and at least two shareholders are present in person. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common shares on the record date are entitled to one vote per share at the special meeting on the proposal to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

Votes Required

        The approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby requires the affirmative vote of the holders of:

  •
  a majority of our common shares outstanding on the record date; and

  •
  three-fourths of the votes cast at the special meeting.

If an Interwave shareholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby with respect to obtaining the affirmative vote of the holders of a majority of our common shares outstanding on the record date.

Voting By Interwave's Directors, Executive Officers And Certain Shareholders

        At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote     •    common shares, which represented approximately    •    % of our common shares outstanding on that date.

Voting Of Proxies

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

        Common shares represented at the special meeting but not voting, including common shares for which proxies have been received but for which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If an Interwave shareholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby with respect to obtaining the affirmative vote of the holders of a majority of our common shares outstanding on the record date. Brokers who hold our common shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers (a "broker non-vote"). Shares that are subject to a broker non-vote will not be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Any such broker non-vote also will effectively count as a vote against the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby with respect to obtaining the affirmative vote of the holders of a majority of our common shares outstanding on the record date.

        The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby will be voted in favor of any such adjournment or postponement.

        We do not expect that any matter other than the proposal to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby will be brought before the special meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the shareholders.

Revocability Of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by:

  •
  submitting a duly executed revocation of proxy to the Secretary of Interwave;

  •
  submitting a duly executed proxy to the Secretary of Interwave bearing a later date; or

  •
  appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation Of Proxies

        All costs of solicitation of proxies will be borne by us. We have retained    •    to aid in the solicitation of proxies and to verify records relating to the solicitation.    •    will receive customary fees and expense reimbursement for these services. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        Shareholders should not send share certificates with their proxies. A letter of transmittal with instructions for the surrender of our common share certificates will be mailed to our shareholders as soon as practicable after completion of the amalgamation. The instructions will provide that, at the election of the shareholder, certificates may be surrendered, and the amalgamation consideration in exchange for the certificates may be collected, by hand delivery.

The Companies

Interwave Communications International Ltd.

        Interwave Communications International Ltd. is a global provider of scaleable wireless infrastructure networks that offer a cost effective solution to extend coverage and connectivity to hard-to-reach areas. Our systems support wireless voice and data transmission for both mobile and fixed applications.

        We offer a complete line of compact GSM systems. We have pioneered what we believe is the only commercially available system that provides all of the infrastructure equipment and software necessary to support an entire wireless network within a single, compact enclosure. Our networks may be deployed in communities with a few thousand subscribers and may be scaled to grow to more than a hundred thousand subscribers. Our products provide wireless network operators a simple, easy to support and maintain network that is software configurable to various network architectures. We have designed our systems to serve the following applications:

  •
  Community Networks.  Our systems enable wireless service providers to add capacity and coverage in remote or rural areas and to provide telephone service in previously under-served communities.

  •
  Specialized Networks.  Our compact systems allow innovative applications, such as emergency and military applications as well as applications on cruise ships, containerized networks or networks on wheels for rapid deployments.

  •
  Private or Enterprise Networks.  Our systems allow wireless users in organizations such as large corporations, government entities, convention centers, technology parks and universities to maintain connection with the organization's private telephone network whether the users are in their offices, out of their offices or moving between locations.

        We also offer data services with general packet radio service, or GPRS, and a CDMA2000 based product line.

        We market and sell our solutions around the world through our direct sales force and other sales representatives utilizing a multi-tiered sales strategy which includes selling to wireless service providers, communications equipment providers and systems integrators, including value added resellers, or VARS, that integrate our systems with the products of other companies.

        We were incorporated in Bermuda in June 1994. Our principal executive offices are located at 2495 Leghorn Street, Mountain View, California 94043, and our telephone number is (650) 314-2500. Additional information regarding us is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 55.

Alvarion Ltd.

        Alvarion Ltd., an Israeli company, develops products that enable the delivery of business and residential broadband access, corporate VPNs, toll quality telephony, mobile base station feeding, hotspot coverage extension, community interconnection, and public safety communications. Alvarion's principal executive offices are located at 21A HaBarzel Street, Tel Aviv, Israel 69710 and its telephone number is +972 3 645 6262. Additional information regarding Alvarion is contained in Alvarion's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 55.

Alvarion Mobile Inc.

        Alvarion Mobile Inc. is a Delaware corporation and a wholly owned subsidiary of Alvarion. Alvarion Mobile was organized solely for the purpose of entering into the amalgamation agreement with Interwave and completing the amalgamation and has not conducted any business operations.

The Amalgamation

        The following discussion summarizes the material terms of the amalgamation. Shareholders should read the amalgamation agreement, which is attached as Annex A to this proxy statement.

Background To The Amalgamation

        Over the course of several board meetings beginning in late 2003, our board of directors reviewed our results of operations for past periods and anticipated performance for upcoming periods. As a result of these reviews, our board of directors determined that, in order to maintain all of our options for future growth, we should continue to explore potential strategic relationships with long-standing business partners and continue to explore opportunities with companies who may desire to take an equity position in, or acquire or merge with, Interwave.

        We held discussions with several potential investors and strategic partners during late 2003 and early 2004 to explore strategic relationships and opportunities.

        On October 31, 2003, Erwin Leichtle, our Chief Executive Officer and Lars Lindell, the Vice President and General Manager of our CDMA division, met with the Chief Executive Officer and Chief Technical Officer of another company, Company A, and explored a possible investment by Company A into our CDMA division. On November 20, 2003, Mr. Leichtle again met with the Chief Executive Officer of Company A and at this meeting the possibility of Company A acquiring Interwave was first discussed.

        On December 8, 2003, Mr. Leichtle spoke to the Chief Executive Officer of another company, Company B, for the purpose of exploring a commercial relationship between Interwave and Company B. During this conversation, the parties discussed both a possible investment by Company B into Interwave's CDMA division as well as a possible OEM manufacturing and distribution agreement. On February 3, 2004, Mr. Leichtle met with the Chief Operating Officer of Company B to once again discuss a possible investment by Company B into our CDMA division. On February 18, 2004, Mr. Leichtle met with a member of the board of directors and shareholder of Company B to continue the discussion regarding a possible strategic relationship between the companies. Mr. Leichtle met again with this representative on February 23, 2004 at an industry conference in Cannes, France to continue these discussions.

        On January 8, 2004, Avishai Maor, Business Development Manager of Alvarion, contacted Cal Hoagland, our Senior Vice President and Chief Financial Officer, to request a meeting to discuss a future relationship between the companies. On January 14, 2004, Mr. Leichtle, Mr. Hoagland and Mr. Lindell met with Mr. Maor, Roni Weinberg, Vice President Strategic Relations of Alvarion and Jehuda Haklai, Vice President Business Development of Alvarion, and engaged in further discussions regarding a future relationship between the companies. Following this meeting, we entered into a nondisclosure agreement with Alvarion on January 20, 2004 to allow both companies to continue discussions and to cover the information about us that we provided to them in connection with their inquiries as well as to facilitate the future exchange of confidential information between the parties.

        Meanwhile, Interwave continued its discussions with various potential equity investors and potential strategic partners other than Alvarion and Companies A and B throughout the first and second calendar quarters of 2004. None of these discussions resulted in any meaningful progress regarding a possible transaction.

        During February 2004, Mr. Leichtle conferred on various occasions with the Chief Executive Officer of Company A and the head of Company A's China operations to explore the possibility of a collaborative arrangement between the companies. During these discussions, Mr. Leichtle also sought to confirm whether or not Company A had an interest in investing in our CDMA division.

        On February 9, 2004, Mr. Leichtle held a conference call with Mr. Weinberg of Alvarion. During this call, Mr. Weinberg informed Mr. Leichtle that Alvarion desired to engage in discussions with us regarding the potential acquisition of us. Later in February, we provided Alvarion with information about our products in response to Alvarion's inquiries. In addition, during late February, several conversations occurred between representatives of Alvarion exploring strategic opportunities between the companies, including an investment in us or one of our subsidiaries.

        From March 23, 2004 through March 26, 2004, Mr. Leichtle and Mr. Hoagland met with Mr. Weinberg and Mr. Maor of Alvarion in Paris, France to discuss a strategic relationship between Alvarion and us and to address inquiries from Alvarion about our business. At this meeting, Mr. Weinberg indicated that Alvarion was interested in initiating discussions with us regarding a possible acquisition of us.

        On April 6, 2004, Mr. Leichtle and the Chief Operating Officer of Company B met for dinner and discussed the strategic fit of both companies. On April 7, 2004, the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Company B met with Mr. Leichtle and Mr. Hoagland at our facility in Mountain View.

        Throughout April, we continued our discussions with Alvarion regarding a potential investment or acquisition and continued to provide information in response to queries by Alvarion. In addition, we continued making contact with potential investors, including several of our current shareholders, to discuss an investment in us.

        On April 19, 2004, Mr. Leichtle participated in a conference call with Andrew Kaminsky of Oppenheimer & Co. Subsequently, on April 20 and 21, 2004, Mr. Leichtle met with Stanley Stern of Oppenheimer in Palo Alto, California. At this meeting, Mr. Stern explained that Oppenheimer had been retained by Alvarion as a financial advisor with respect to, among other things, a possible transaction with Interwave. During this meeting, Mr. Leichtle informed Mr. Stern of the previous meetings and discussions that had taken place between Alvarion and us. On April 21 and 22, 2004, additional conference calls took place between Mr. Leichtle and Mr. Weinberg to further advance activities relating to a possible acquisition of us.

        On April 27, 2004, Mr. Leichtle and Mr. Hoagland met with representatives of Broadview to explore with them the possibility of Broadview serving as our financial advisor. Messrs. Robert Abbe and Simms Duncan attended this meeting on behalf of Broadview. Later on April 27, our board of directors met by teleconference. During this meeting, our board of directors reviewed the current status of activities related to a possible acquisition transaction and discussed the engagement of Broadview as our financial advisor.

        In late April, several meetings took place between representatives of Company B and us to discuss a potential transaction. On May 4, 2004, we received a non-binding expression of interest from Company B related to an acquisition of us in exchange for shares of common stock of Company B.

        On May 3, 2004, Mr. Leichtle and Mr. Weinberg met to discuss the terms of a potential proposal from Alvarion.

        On May 4, 2004, we received a non-binding indication of interest from Alvarion to acquire us for cash.

        On May 6, 2004, our board of directors held a meeting and, at this meeting, reviewed our strategic alternatives. In addition, our board of directors created a subcommittee consisting of directors William Gibson, Mr. Leichtle and Priscilla Lu to evaluate the company's strategic opportunities. In addition, our board of directors formally engaged Broadview to serve as financial advisor to assist our board of directors in evaluating these opportunities.

        Further, our board of directors determined that Mr. Leichtle and our board members Priscilla Lu and Bob Kondamoori should hold a meeting with the Chief Executive Officer of Company A to discuss a potential acquisition of us. At this meeting later the same day, the Chief Executive Officer of Company A advised our representatives that he would give further consideration to a possible acquisition proposal. In a subsequent telephone conversation with Mr. Leichtle on May 7, 2004, the Chief Executive Officer of Company A outlined terms for the acquisition of us for cash.

        On May 10 and 11, 2004, Mr. Leichtle met with Zvi Slonimsky, the Chief Executive Officer of Alvarion, in Tel Aviv along with other members of his executive staff. On May 11, Mr. Leichtle met with Anthony Maher, Chairman of the board of directors of Alvarion. The purpose of the meetings was to discuss the short- and long-term strategic fit of the two companies and to confirm that the board of directors of Alvarion was committed to the transaction.

        On May 13, 2004, the subcommittee of our board of directors held a meeting telephonically to receive an update from representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati on the status of discussions with Alvarion and Companies A and B.

        On May 14, 2004, we signed a non-disclosure agreement with Company A and Company A requested due diligence material regarding us.

        On May 18, 2004, Mr. Leichtle and Mr. Hoagland met with Messrs. Kaminsky and Stern of Oppenheimer in Monterey, California. At this meeting, Messrs. Hoagland and Leichtle informed the Oppenheimer representatives that a cash acquisition proposal superior to Alvarion's offer had been received by us.

        On May 19, 2004 through May 21, 2004, representatives of Company A, along with representatives of Company A's financial advisor and legal counsel, met with our representatives and representatives of Broadview and Wilson Sonsini Goodrich & Rosati at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California.

        On May 20, 2004, Mr. Leichtle had a telephone conference with Mr. Slonimsky of Alvarion.

        On May 21, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss the status of our due diligence meetings with Company A. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting.

        On May 24, 2004, Alvarion increased its offer to $6.25 per share.

        On May 24, 2004, our board of directors held a meeting to discuss the status of discussions with Alvarion and Companies A and B. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting.

        On May 27, 2004, Mr. Leichtle had a telephone conference with the Chief Executive Officer of Company A during which he indicated that his company would increase its offer.

        On May 28, 2004, our board of directors held a meeting to discuss the status of our discussions with Alvarion and Companies A and B and to consider a revised offer by Company A. This revised offer was at a price below Alvarion's most recent offer. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting. At the beginning of this meeting, representatives of Company B made a presentation to our board of directors and then departed prior to the board's discussions.

        On May 28, 2004, Company A increased its cash offer to $6.25 per share and proposed an offer on alternative terms to purchase us for Company A common stock for a price per share lower than its cash offer.

        On June 2, 2004 through June 5, 2004, representatives of Alvarion met with representatives of Interwave at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California, to conduct due diligence discussions with us and to perform documentary due diligence. Also present at these meetings were representatives of Broadview, Wilson Sonsini Goodrich & Rosati, Oppenheimer and Naschitz, Brandes & Co., Alvarion's legal counsel.

        On June 2, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss the status of our due diligence meetings with Alvarion, and to receive an update on the current status of our discussions with Company B, Alvarion and Company A. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting.

        On June 4, 2004, Company B presented us with a revised offer to acquire us for an increased number of shares of Company B common stock.

        On June 4, 2004, our board of directors held a meeting to discuss the status of our discussions with Alvarion, Company A and Company B and to consider the revised offer from Company B. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting.

        On June 5, 2004, Mr. Leichtle met with the Chief Executive Officer and Chief Financial Officer of Company A to continue discussions regarding Company A's proposal.

        On June 7, 2004, our board of directors held a meeting to discuss the status of our due diligence meetings with Alvarion, our continued discussions with Company B regarding the terms of the revised letter of interest and a meeting Mr. Leichtle held with representatives of Company A. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this board meeting. Due to Company B's revised offer and request that we enter into exclusive discussions with them, our board of directors resolved to enter into an agreement to engage in discussions exclusively with Company B for a ten day period.

        On June 7, 2004, we entered into the agreement to engage in discussions exclusively with Company B for a ten day period.

        On June 9, 2004 through June 11, 2004, representatives of Company B met with our representatives at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California, to conduct due diligence discussions regarding our company. Also present at these meetings were representatives of Broadview and Wilson Sonsini Goodrich & Rosati.

        On June 10, 2004, representatives of Wilson Sonsini Goodrich & Rosati received a proposed draft amalgamation agreement from Alvarion to effect an acquisition of us. Because we had entered into an agreement to negotiate exclusively with Company B, we did not review or respond to this draft agreement at this time.

        On June 16, 2004, the subcommittee of our board of directors held two meetings telephonically to discuss the current status of our discussions with Company B. At this meeting, the subcommittee discussed the termination of the exclusive period with Company B and whether it would be advisable to continue discussions with Company B. In addition, the subcommittee discussed the status of meetings and discussions with Alvarion and Company A that had taken place prior to our executing the exclusivity agreement with Company B. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in these meetings.

        On June 17, 2004, the exclusive negotiating period with Company B ended. On June 17, 2004, our board of directors held a meeting to discuss our meetings with Company B and the status of meetings and discussions with Alvarion and Company A prior to our executing the exclusivity agreement with Company B. Representatives of Broadview and Wilson Sonsini Goodrich & Rosati attended this meeting. At this meeting, our board of directors resolved to terminate further discussions with

Company B because Company B's offer to acquire us with common stock appeared less attractive than cash offers that had been made by Alvarion and Company A. Our board of directors based this decision in part on its evaluation of the Company B offer, including the results of due diligence performed by Interwave management on Company B, and its determination that the Company B offer was inferior to alternative offers based on the form of consideration, the historical and anticipated volatility of Company B's common stock, the anticipated dilution to Company B's common stock as a result of the proposed transaction and the issuance of common stock by Company B in connection with a planned financing, Company B's market and competitive position and perceived integration and execution challenges that the combined company (Interwave and Company B) would encounter. Our board of directors also considered the recommendations of our management and our financial and professional advisors in this regard.

        On June 17, 2004, we informed Company B that our board of directors had determined not to continue discussions with Company B related to an acquisition of us. Later that day, Mr. Leichtle received a telephone call from the Chief Executive Officer of Company A and during this call it was agreed that Mr. Leichtle would meet with the Chief Executive Officer and Chief Financial Officer of Company A on Saturday June 19, 2004.

        Following the termination of the exclusive period with Company B, we instructed Wilson Sonsini Goodrich & Rosati to review the draft amalgamation agreement received from Alvarion. At the same time, we began internal discussions with our representatives regarding the draft amalgamation agreement.

        On June 19, 2004, our board of directors held a meeting to hear a presentation from the Chief Executive Officer of Company A. Following this presentation and the departure of this Chief Executive Officer, our board of directors reviewed the status of our discussions with Company A and agreed that it would be advisable to continue those discussions. Representatives of Broadview and Wilson Sonsini Goodrich & Rosati attended this meeting.

        On June 19, 2004, Mr. Leichtle held a conference call with the Chief Executive Officer of Company A in which Mr. Leichtle continued to negotiate the terms of Company A's offer, including the possibility of a loan to us pending the closing of the acquisition.

        From June 23 2004 through June 30, 2004, representatives of Company A and its financial and legal advisors met with our representatives and representatives of Broadview and Wilson Sonsini Goodrich & Rosati at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California, to conduct due diligence discussions and to perform documentary due diligence.

        On June 27, 2004, Mr. Leichtle met with representatives of Alvarion in Tel Aviv to conduct further discussions regarding our business and a possible acquisition.

        On June 28, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss the current status of our due diligence meetings with Company A. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in these meetings.

        On June 28, 2004 through June 30, 2004, Mr. Hoagland and Elias Nader, our Worldwide Controller, met with Company A's accounting advisors.

        On June 30, 2004, Company A informed us that its board of directors had determined not to continue discussions with us regarding a potential acquisition.

        On July 1, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss Company A's termination of discussions with us and determined that it was advisable to continue our discussions with Alvarion. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in these meetings.

        During the weeks of July 4, 2004 and July 11, 2004, our representatives, along with representatives of Wilson Sonsini Goodrich & Rosati and Broadview, continued to engage in discussions with representatives of Alvarion, Oppenheimer and Naschitz, Brandes & Co.

        On July 6, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss the current status of our discussions with Alvarion. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in these meetings.

        On July 8, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss the current status of our discussions with Alvarion. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in these meetings.

        On each of July 13, 2004 and July 14, 2004, our board held meetings to discuss the current status of our negotiations with Alvarion and their representatives regarding the terms of the amalgamation. Representatives of Broadview and Wilson Sonsini Goodrich & Rosati attended these meetings.

        On July 15, 2004, the subcommittee of our board of directors held a meeting telephonically to discuss the current status of our discussions with Alvarion. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting.

        During the weeks of July 18, 2004 and July 25, 2004, our representatives had numerous calls with representatives of Alvarion to negotiate and resolve the open issues under the amalgamation agreement, and representatives of Alvarion continued their diligence review of us.

        On each of July 19, 2004 and July 20, 2004, our board of directors held meetings to discuss the current status of our negotiations with Alvarion and their representatives regarding the terms of the amalgamation. Representatives of Broadview and Wilson Sonsini Goodrich & Rosati attended these meetings.

        During the week of July 19, 2004, management of Alvarion began to show increasing concern over the costs that Alvarion would have to incur in connection with the integration of us and the satisfaction of our liabilities and obligations. On July 20, 2004, William Gibson, the Chairman of our board of directors, and Mr. Leichtle met for dinner with Mr. Maher, Chairman of the board of directors of Alvarion, and other representatives of Alvarion. At this dinner meeting, integration costs, among other things, were discussed. On July 21, 2004, our management made a presentation to Alvarion management and presented our analysis of the total cost of the acquisition. On July 22, 2004, our management participated in a conference call with the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of Alvarion to further discuss and review costs associated with the acquisition.

        Following these discussions, on July 23, 2004, Mr. Stern of Oppenheimer contacted representatives of Broadview and informed them that Alvarion was reducing its offer to $5.50 per share. On the same day, Mr. Slonimsky of Alvarion contacted Mr. Leichtle to convey the same information.

        On July 23, 2004, our board of directors held a meeting telephonically to discuss the current status of our discussions with Alvarion and to consider the revised offer from Alvarion. Representatives of our management, Broadview and Wilson Sonsini Goodrich & Rosati participated in this meeting. At this meeting, our board of directors determined that the board would not support a transaction with Alvarion at a price below $5.75 per share. Our board of directors further determined that in order for a transaction at this price to be acceptable, Alvarion would have to, among other things, commit to extending a $3.0 million bridge loan to us immediately upon the signing of a definitive amalgamation agreement. Following this meeting, Mr. Leichtle relayed the position of our board of directors to Mr. Slonimsky.

        During the next two days, members of management of Interwave and Alvarion, and their respective financial advisors, engaged in conference calls and exchanged email correspondence regarding the price and other open issues with respect to the amalgamation agreement and the transaction. On Sunday, July 25, Mr. Slonimsky confirmed to Mr. Leichtle Alvarion's agreement to the $5.75 price and funding of the $3.0 million bridge loan upon signing of the definitive amalgamation agreement.

        On July 26, 2004, our board of directors met telephonically with representatives of Broadview and Wilson Sonsini Goodrich & Rosati. Representatives of Wilson Sonsini Goodrich & Rosati summarized the terms of the amalgamation agreement, and focused on the resolution of final issues related to the agreement. A representative of Broadview then reviewed with our board of directors its financial analyses with respect to the proposed transaction. Following its presentation, Broadview delivered its oral and written opinions to our board of directors to the effect that, as of July 26, 2004, and based upon and subject to the factors and assumptions set forth in its written opinion, the $5.75 per share in cash to be received by holders of our common shares pursuant to the amalgamation agreement is fair from a financial point of view to those holders. See "The Amalgamation—Opinion of Broadview." After extensive discussion and deliberation, our board of directors unanimously (1) approved the amalgamation agreement, the amalgamation and the transactions contemplated thereby, (2) determined that it is in the best interests of us and our shareholders that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement, and (3) recommended that our shareholders approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

        On July 27, 2004, the parties executed the amalgamation agreement and issued a joint press release announcing the execution of the amalgamation agreement.

Reasons For The Amalgamation And Board Of Directors' Recommendation

        Reasons for the Amalgamation.    In the course of reaching its decision to approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby, our board of directors consulted with our senior management, legal counsel and financial advisor, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  our current and historical financial condition and our results of operations as a stand-alone company, our prospects and strategic objectives, the risks involved in achieving those prospects and objectives;

  •
  the risk that we may be unable to finance our operations through the sale of our products, the challenge to us and the potential dilution to our shareholders of raising money through the sale of debt or equity securities in the current market environment, the risk of retaining personnel and the weak and uncertain current and anticipated worldwide economic environment, especially in the telecommunications industry;

  •
  the possible alternatives to the amalgamation (including the possibility of continuing to operate as an independent entity and the possibility of selling or combining our company with a company other than Alvarion), the range of possible risks and benefits to our shareholders of these alternatives and the timing and the likelihood of accomplishing these alternatives, and our board of directors' assessment that the amalgamation with Alvarion presented a superior opportunity to such alternatives;

  •
  the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common shares; and

  •
  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

  •
  the value of the consideration to be received by our shareholders in the amalgamation pursuant to the amalgamation agreement;

  •
  the fact that the $5.75 per share to be paid as the consideration in the amalgamation represents:

  •
  a premium of approximately 9.22% over the one-month trailing average calculated prior to the public announcement of the execution of the amalgamation agreement of $5.26 per share;

  •
  a premium of approximately 10.41% over the one-week trailing average calculated prior to the public announcement of the execution of the amalgamation agreement of $5.21 per share; and

  •
  a premium of approximately 8.70% over the $5.29 closing sale price for our common shares on The Nasdaq National Market on July 27, 2004, the last trading day prior to the public announcement of the execution of the amalgamation agreement;

  •
  the financial presentation of Broadview given on July 26, 2004 and the opinion of Broadview delivered on July 26, 2004, to our board of directors to the effect that, based upon and subject to the matters set forth in that opinion, the amalgamation consideration to be received by holders of our common shares pursuant to the amalgamation agreement was fair from a financial point of view to those holders (the full text of this opinion which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview in connection with the opinion is attached as Annex C to the proxy statement);

  •
  the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of Alvarion;

  •
  the terms of the amalgamation agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the amalgamation agreement, we are not prohibited from responding in the manner provided in the amalgamation agreement to certain acquisition proposals (as described below in "The Amalgamation Agreement—No Solicitation") that our board of directors determines in good faith constitute or are reasonably likely to lead to superior proposals, and we may terminate the amalgamation agreement under certain circumstances to enter into a superior proposal (as described below in "The Amalgamation Agreement—No Solicitation").

        In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the amalgamation, including the likely impact of the amalgamation on our employees, customers and partners and the expected effect of the amalgamation on our existing relationships with third parties;

  •
  the possibility that the amalgamation will not be consummated and the potential negative effect of the public announcement of the amalgamation in that event on our sales, operating results and share price and our ability to retain key management and personnel;

  •
  our shareholders would not benefit from any future increase in our value;

  •
  the conditions to Alvarion's obligation to complete the amalgamation and the right of Alvarion to terminate the amalgamation agreement under certain circumstances; and

  •
  the interests that certain of our directors and executive officers may have with respect to the amalgamation in addition to their interests as shareholders of Interwave generally as described in "The Amalgamation—Interests of Interwave's Directors and Management in the Amalgamation."

        The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the amalgamation and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather, our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and legal and financial advisors.

        Board of Directors Recommendation.    After careful consideration, our board of directors has approved the amalgamation agreement, the amalgamation and the transactions contemplated thereby, and has determined that it is in the best interests of Interwave and our shareholders that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement. Accordingly, the board of directors of Interwave recommends that you vote FOR approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

Opinion of Broadview

        In May 2004, we retained Broadview to, among other things, render opinions to our board of directors as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Interwave in connection with potential acquisitions. Broadview was selected by our board of directors because Broadview is a nationally recognized investment banking firm that specializes in providing merger and acquisition advisory services to information technology and communications businesses and because, as part of its investment banking business, Broadview is continually engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions. No limitations were imposed by us on the scope of Broadview's investigations or the procedures to be followed by Broadview in rendering its fairness opinion.

        On July 26, 2004, Broadview rendered its opinion to our board of directors that, as of the date of its written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $5.75 per common share in cash to be received by our holders of common shares pursuant to the amalgamation agreement is fair from a financial point of view to those holders. The $5.75 consideration amount was determined through negotiations between Interwave and Alvarion and not pursuant to recommendations of Broadview.

        The full text of the written opinion of Broadview, dated July 26, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Our shareholders should read the opinion in its entirety. Broadview provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the amalgamation agreement. The Broadview opinion does not constitute a recommendation as to how any holder of our common shares should vote with respect to the transaction.

        The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in valuing Interwave in conjunction with rendering its fairness opinion regarding the transaction with Alvarion. Broadview employed analyses based on:

  •
  historical share price performance;

  •
  public company comparables;

  •
  transaction comparables;

  •
  transaction premiums paid; and

  •
  present value of projected share price to determine the fairness of the amalgamation consideration.

        Interwave Stock Performance Analysis.    For comparative purposes, Broadview examined the following:

  •
  Interwave common share weekly historical volume and trading prices from July 25, 2003 through July 23, 2004;

  •
  Interwave common share weekly historical volume and trading prices from July 26, 2002 through July 23, 2004; and

  •
  Weekly closing prices for an index of the public companies deemed comparable to Interwave relative to Interwave and the Nasdaq Composite from July 25, 2003 through July 23, 2004.

        Public Company Comparables Analysis.    Ratios of a company's common stock price and Equity Market Capitalization, or EMC, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics indicate the value public equity markets place on companies in a particular market segment. A handful of companies are comparable to Interwave based on market focus, business model and size. Broadview reviewed 11 public company comparables categorized as North American Wireless Infrastructure Companies With Trailing Twelve Month ("TTM") Revenues ("TTM Revenue") between $15 million and $500 million, from a financial point of view including each company's: TTM Revenue; Last Quarter Revenue; Projected twelve months ending December 31, 2004 Revenue; TTM Gross Profit; Last Quarter Gross Profit; Projected twelve months ending December 31, 2004 Gross Profit; TTM EBIT Margin; EMC; Net Cash ("Net Cash" defined as cash minus debt); Total Market Capitalization ("TMC" defined as EMC minus Net Cash); TMC/TTM Revenue ("TTM TMC/R") ratio; TMC/Last Quarter Annualized Revenue ("LQA TMC/R") ratio; TMC/Projected twelve months ending December 31, 2004 Revenue ("Projected 12/31/04 TMC/R") ratio; TMC/TTM Gross Profit ratio; TMC/Last Quarter Annualized Gross Profit ("LQA TMC/Gross Profit") ratio; TMC/Projected twelve months ending December 31, 2004 Gross Profit ("Projected 12/31/04 TMC/Gross Profit") ratio; and TMC/TTM EBIT ("TTM TMC/EBIT") ratio. The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded information technology, or IT, communications, healthcare technology, and media companies maintained by Broadview and broken down by industry segment.

        In order of descending TTM TMC/R, the public company comparables consist of:

  •
  Alvarion Ltd.;

  •
  Airspan Networks Inc.;

  •
  Airnet Communications Corp.;

  •
  Ceragon Networks Ltd.;

  •
  Comtech Telecommunications Corp.;

  •
  SR Telecom, Inc.;

  •
  Stratex Networks Inc.;

  •
  California Amplifier, Inc.;

  •
  Powerwave Technologies, Inc.;

  •
  EMS Technologies Inc.; and

  •
  REMEC, Inc.

        These comparables exhibit the following medians and ranges for the applicable multiples:

	Median Multiple		Range of Multiples
TTM TMC/R	1.06	×	0.60× - 3.72	×
LQA TMC/R	1.15	×	0.54× - 3.03	×
Projected 12/31/04 TMC/R	0.84	×	0.41× - 2.81	×
TTM TMC/Gross Profit	5.69	×	2.07× - 11.04	×
LQA TMC/Gross Profit	4.40	×	2.11× - 9.84	×
Projected 12/31/04 TMC/Gross Profit	3.25	×	1.88× - 6.59	×
TTM TMC/EBIT	NM		NM - NM

NM = Not meaningful

        These comparables imply the following medians and ranges for per share value of Interwave based on the number of fully diluted shares (treasury method) outstanding as of June 30, 2004:

	Median Implied Values	Range of Implied Values
TTM TMC/R	$4.71	$2.88 - $15.42
LQA TMC/R	$5.01	$2.62 - $12.48
Projected 12/31/04 TMC/R	$5.10	$2.74 - $16.02
TTM TMC/Gross Profit	$11.18	$4.37 - $21.26
LQA TMC/Gross Profit	$9.58	$4.83 - $20.85
Projected 12/31/04 TMC/Gross Profit	$10.12	$6.05 - $29.72
TTM TMC/EBIT	NM	NM - NM

NM = Not meaningful

        Transaction Comparables Analysis.    Ratios of Equity Purchase Price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to Interwave based on market focus, business model and size. Broadview reviewed eight comparable merger and acquisition ("M&A") transactions from January 1, 2003 through July 9, 2004 involving wireless infrastructure vendors with seller TTM revenue less than $500 million, excluding equity investments, from a financial point of view including each transaction's: Adjusted Price ("Adjusted Price" defined as Equity Price plus debt minus cash); Seller TTM Revenue; and Adjusted Price/TTM Revenue ratio. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, communications, healthcare technology, and media industries. In order of descending Adjusted Price / TTM Revenue multiple, the transactions used are the acquisition of:

  •
  LGP Allgon Holding AB by Powerwave Technologies, Inc.;

  •
  Vytek Corp. by California Amplifier, Inc.;

  •
  Paragon Networks International, Inc. by Carrier Access Corp.;

  •
  Allen Telecom, Inc. by Andrew Corp.;

  •
  Netro Corp. by SR Telecom, Inc.;

  •
  Paradigm Wireless Systems, Inc. by Remec, Inc.;

  •
  Allgon AB by LGP Telecom Holding AB; and

  •
  ECI Telecom, Ltd. (Innowave- Fixed Wireless Business) by Alvarion, Ltd.

        These comparables exhibit the following median and range for the applicable multiple:

	Median Multiple	Range of Multiples
Adjusted Price/TTM Revenue	1.27	0.04 - 1.99

        These comparables imply the following median and range for per share value of Interwave based on the number of fully diluted shares (treasury method) outstanding as of June 30, 2004:

	Median Implied Value	Range of Implied Multiples
Adjusted Price/TTM Revenue	$5.54	$2.09 - $8.45

        Transaction Premiums Paid Analysis.    Premiums paid above the seller's stock price indicate the additional value, when compared to public shareholders, that strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (1) consists of twenty consecutive days during which the appropriate exchange conducts trading activity, and (2) ends on the day of the last reported closing price prior to announcement.

        Broadview reviewed 21 comparable M&A transactions involving publicly-traded North American hardware sellers, excluding equity investments and divestitures, from January 1, 2003 to July 9, 2004 with equity consideration between $20 million and $500 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, communications, healthcare technology, and media industries. In order of descending premium paid to seller's equity market capitalization 20 trading days prior to the date of announcement, the transactions used were the acquisition of:

  •
  Troy Group Inc. by Dirk Inc.;

  •
  Rainbow Technologies Inc. by Safenet Inc.;

  •
  SSP Solutions Inc. by Saflink Corp.;

  •
  Frisco bay industries ltd by Stanley works;

  •
  Oak Technology Inc. by Zoran Corp.;

  •
  Vixel Corp. by Emulex Corp.;

  •
  Interlott Technologies Inc. by Gtech Holdings Corp.;

  •
  Acres Gaming Inc. by International Game Technology;

  •
  New Focus Inc. by Bookham Technology PLC;

  •
  Signal Technology Corp. by Crane Co.;

  •
  JNI Corp. by Applied Micro Circuits Corp.;

  •
  Inrange Technologies Corp. by Computer Network Technology Corp.;

  •
  Handspring Inc. by Palm Inc.;

  •
  ECC International Corp. by Cubic Corp.;

  •
  Allen Telecom Inc. by Andrew Corp.;

  •
  Sorrento Networks Corp. by Zhone Technologies Inc.;

  •
  Xicor Inc. by Intersil Corp.;

  •
  Integrated Defense Technologies Inc. by DRS Technologies Inc;

  •
  Miltope Group Inc. by Singapore Technologies Engineering Ltd. (Vision Technologies Kinetics Inc);

  •
  Larscom Inc. by Verilink Corp.; and

  •
  Belden Inc. by Cable Design Technologies Corp.

        These comparables exhibit the following medians and ranges for the applicable premiums (discounts):

	Medium Premium	Range of Premiums
Premium Paid to Seller's EMC 1 Trading Day Prior to Announcement	16.7%	(1.8)% - 86.2%
Premium Paid to Seller's EMC 20 Trading Days Prior to Announcement	26.1%	(8.4)% - 80.0%

        These comparables imply the following medians and ranges for per share value of Interwave based on the number of fully diluted shares (treasury method) outstanding as of June 30, 2004:

	Median Implied Value	Range of Implied Values
Premium Paid to Seller's EMC 1 Trading Day Prior to Announcement	$5.66	$4.76 - $9.03
Premium Paid to Seller's EMC 20 Trading Days Prior to Announcement	$6.33	$4.60 - $9.04

        Present Value Of Future Potential Share Price Analysis Based On Revenue.    Broadview calculated the present value of the future potential share price of Interwave common shares using management revenue estimates for the twelve months ending December 31, 2004. The implied share price calculated using the median TTM TMC/R for Interwave public company comparables applied to management estimates and discounted based on the capital asset pricing model, or CAPM, using the median capital-structure adjusted beta for the public company comparables is $5.45 for the projected 12/31/04 Revenue.

        The analysis implies the following medians and ranges for per share value of Interwave based on the number of fully diluted shares (treasury method) outstanding as of June 30, 2004:

	Implied Median Value	Range of Implied Values
Projected 12/31/04 TTM Revenue	$5.45	$2.46 - $21.05

        Consideration of the Discounted Cash Flow Valuation Methodology.    While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Interwave, with very limited intermediate and long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given management's inability to develop reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate for Interwave, Broadview considered a discounted cash flow analysis inappropriate for valuing Interwave.

        Summary Of Valuation Analyses.    Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the amalgamation consideration is fair from a financial point of view, to Interwave shareholders.

        Fees to Broadview.    Pursuant to a letter agreement, we have agreed to pay Broadview an engagement fee of $25,000 for its merger and acquisition advisory services, a fee of $250,000 for rendering the fairness opinion and an additional fee, upon the closing of the amalgamation (against which both the engagement fee and opinion fee would be credited), of $850,000 plus 1.00% of all consideration in excess of $50 million received by Interwave and/or its shareholders. We have also agreed to reimburse Broadview for certain out-of-pocket expenses (not to exceed $25,000 without our written consent) and have agreed to indemnify Broadview from all liabilities relating to its engagement. The terms of the fee arrangement with Broadview, which are customary in transactions of this nature, were negotiated at arm's length between Broadview and us, and our board of directors approved such arrangement.

  Interests Of Interwave's Directors And Management In The Amalgamation

        In considering the recommendation of our board of directors in favor of the amalgamation, you should be aware that members of our board of directors and our executive officers have interests in the amalgamation that are different from, or in addition to, yours.

        All such additional interests are described below, to the extent material. Except as described below, such persons have, to our knowledge, no material interest in the amalgamation apart from those of shareholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the amalgamation agreement, the amalgamation and the transactions contemplated thereby.

  Indemnification and Insurance

        The amalgamation agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the amalgamation (and rights for advancement of expenses) existing in favor of our and our subsidiaries' current and former directors or officers as provided in their respective bye-laws or memorandum of association or other comparable organizational documents, and any of our or our subsidiaries' existing indemnification or other agreements in effect as of the date of the amalgamation agreement will be assumed by the surviving corporation in the amalgamation, and will continue in full force and effect in accordance with their terms. Alvarion has agreed to cause the surviving corporation to comply with and honor those obligations. The amalgamation agreement further provides that for six years after the effective time of the amalgamation, Alvarion will maintain directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the amalgamation covering those persons who were, as of the date of the amalgamation agreement, covered by our directors' and officers' liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the amalgamation agreement. Alvarion's obligation to provide this insurance coverage is subject to a cap of $790,000, or approximately 200% of the current annual premium paid by us for our existing insurance coverage.

  Stock Options

        Under the amalgamation agreement, Alvarion may elect prior to the effective time of the amalgamation, to assume each stock option granted under our stock option plans. If Alvarion elects to assume the Interwave stock options, then at the effective time of the amalgamation, each Interwave stock option, including those held by directors and officers of Interwave, will be converted into an option to acquire a number of Alvarion ordinary shares equal to the number of our common shares subject to the stock option multiplied by the option exchange ratio. The exercise price per Alvarion ordinary share under each converted stock option will be equal to the per share exercise price for our common shares otherwise purchasable pursuant to the stock option divided by the option exchange ratio. Except as described below under the sub-heading "Employment Arrangement between Erwin Leichtle and Alvarion," effective upon the closing date, 25% of the unvested portion of each converted option held by directors and officers of Interwave will accelerate and no longer be subject to vesting, and the remaining unvested shares subject to each such converted option will continue to vest according to the original vesting schedule applicable under such Interwave stock option over a period that has been shortened to the extent of this accelerated vesting.

        In the event that Alvarion elects not to assume Interwave stock options held by directors and officers of Interwave in connection with the amalgamation, each Interwave stock option not assumed will be treated in accordance with the terms of the Interwave stock option plan under which such Interwave stock option was granted, each of which are described as follows:

  •
  1994 Stock Plan.  All outstanding options to purchase common shares of Interwave granted under our 1994 Stock Plan and held by directors and officers of Interwave will terminate on the closing date of the amalgamation, if not exercised prior to such date.

  •
  1999 Option Plan.  The vesting of all outstanding options to purchase common shares of Interwave granted under our 1999 Option Plan and held by directors and officers of Interwave, will fully accelerate prior to the closing date, and all shares subject to such options will become immediately exercisable. Each director and officer of Interwave holding outstanding Interwave stock options granted under our 1999 Option Plan will have fifteen (15) days after receiving notice from Interwave of the acceleration to exercise all or any portion of these options. If not exercised during this time period, these options will terminate after the expiration of such period.

  •
  2001 Supplemental Stock Plan.  All outstanding options to purchase common shares of Interwave granted under Interwave's 2001 Supplemental Stock Plan and held by directors and officers of Interwave will terminate on the closing date of the amalgamation, if not exercised prior to such date.

        See "The Amalgamation—Effect on Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants."

  Employment Arrangement between Erwin Leichtle and Alvarion

        Mr. Leichtle has agreed to become the President of the Mobile Division of Alvarion Mobile upon the closing of the amalgamation.

        Upon the closing of the amalgamation, fifty percent of the unvested shares subject to Mr. Leichtle's option to purchase Interwave common shares that is being assumed by Alvarion as part of the amalgamation will become immediately vested and the remaining unvested shares will vest over an eighteen month period following the closing of the amalgamation.

        As part of his employment with Alvarion, Mr. Leichtle will be entitled to receive an annual salary of $275,000 and a retention bonus in the amount of $100,000 on the 18th month anniversary of Mr. Leichtle's continuous employment with Alvarion Mobile. In addition, Mr. Leichtle will be entitled to receive an annual performance bonus of up to $150,000 for achieving certain mutually agreeable target milestones.

        Mr. Leichtle has agreed to terminate his existing employment agreement with us and waive his rights under that agreement. In the event Mr. Leichtle is terminated for reasons other than cause during the period prior to the 18th month anniversary of Mr. Leichtle's continuous employment with Alvarion Mobile, Mr. Leichtle will be entitled to the following payments and other benefits:

  •
  retention bonus of $100,000, less applicable withholdings within thirty (30) days following the termination date;

  •
  performance bonus of $150,000, less applicable withholdings, within thirty (30) days following the termination date;

  •
  salary continuation for twelve months following the termination date at Mr. Leichtle's then current base salary, less applicable withholdings, to be paid in accordance with Alvarion's normal payroll procedures;

  •
  continuation of stock vesting for the period of twelve months following the termination date;

  •
  continuation of indemnification coverage, subject to the terms and conditions of the company's directors and officers insurance policy and indemnification agreement;

  •
  the reimbursement for costs related to coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for a period of twelve months following the termination date.

        In the event a change of control of Alvarion or Alvarion Mobile occurs and Mr. Leichtle's employment is terminated in the 24-month period following the effective date of the change of control, in addition to the benefits set forth above, all unvested shares subject to Mr. Leichtle's option to purchase Alvarion stock that were assumed by Alvarion as part of the amalgamation will become immediately vested and fifty percent of the shares initially subject to any options to purchase Alvarion stock granted in connection with, or following the closing of, the amalgamation will become immediately vested.

        Mr. Leichtle also will be entitled to receive tax-gross up payments in the event severance or other benefits under his employment agreement constitute "parachute payments" under the Internal Revenue Code and are subject to excise tax.

  Employment Arrangement between Other Key Executive Officers and Alvarion

        Lars Lindell, Interwave's Vice President, CDMA, and Padraig Stapleton, Interwave's Vice President, Engineering, have agreed to become employed by Alvarion Mobile upon the closing of the amalgamation.

        Upon the closing of the amalgamation, twenty-five percent of the unvested shares subject to these employees' options to purchase Interwave common shares that are being assumed by Alvarion as part of the amalgamation will become immediately vested and the remaining unvested shares will vest according to the original vesting schedule of such options over a period that has been shortened to the extent of this accelerated vesting.

        Upon the closing of the amalgamation, Messrs. Lindell and Stapleton will be awarded options to purchase 25,000 and 19,000 Alvarion ordinary shares, respectively, pursuant to Alvarion's stock option plans.

        As part of their employment with Alvarion Mobile, Mr. Lindell will be entitled to receive a retention bonus in the amount of $40,000 and Mr. Stapleton will be entitled to receive a retention bonus in the amount of $35,000, in each case, on the 18th month anniversary of their continuous employment with Alvarion Mobile.

        As part of their employment with Alvarion Mobile, Mr. Lindell will be entitled to receive an annual salary of $190,000 and a performance bonus in an amount equal to up to 40% of his base salary for the 2005 fiscal year and Mr. Stapleton will be entitled to receive an annual salary of $165,000 and a performance bonus in an amount equal to up to 20% of his base salary for the 2005 fiscal year.

        In the event of termination of employment for reasons other than cause or the resignation from employment for a specified reason, Messrs. Lindell and Stapleton will be entitled to receive:

  •
  severance in an amount equal to a specified number of months of employment at the employee's then current salary at the time of termination to be paid in accordance with Alvarion Mobile's regular payroll policies, as follows:

•	Mr. Lindell	6 months
•	Mr. Stapleton	3 months
  •
  the stay bonus described above;

  •
  the maximum achievable performance bonus described above,

  •
  the continuation of medical and related benefits during the same period as severance is to be paid; and

  •
  the continuation of vesting of all options granted by Alvarion and all Interwave options assumed by Alvarion on the effective date of the amalgamation for the same period as severance is to be paid.

        With respect to Mr. Lindell, in the event that a change of control of Alvarion Mobile or Alvarion occurs, and employment is terminated without cause or Mr. Lindell resigns for a specified reason within twenty-four (24) months following the change of control, then, in addition to the severance benefits set forth above, and upon the termination date, Mr. Lindell will become immediately vested in all of Mr. Lindell's then unvested Interwave options assumed by Alvarion at the effective time of the amalgamation.

        With respect to Mr. Stapleton, in the event employment is terminated without cause or Mr. Stapleton resigns for a specified reason within twelve months following the closing of the amalgamation, then, in addition to the severance benefits set forth above, and upon the termination date, Mr. Stapleton shall be entitled to receive a payment equal to 25% of Mr. Stapleton's annual salary based on the employee's then current salary rate.

  Transition Arrangements

        Cal R. Hoagland, our Senior Vice President and Chief Financial Officer, has agreed to become a transition executive of Alvarion upon the completion of the amalgamation until January 7, 2005.

        Upon the closing of the amalgamation, twenty-five percent of the unvested shares subject to Mr. Hoagland's option to purchase Interwave common shares that is being assumed by Alvarion as part of the amalgamation will become immediately vested and the remaining unvested shares will vest according to the original vesting schedule of such options over a period that has been shortened to the extent of this accelerated vesting.

        As part of his employment with Alvarion, Mr. Hoagland will be entitled to receive an annual salary of $225,000 and a bonus in the amount equal to 40% of his pro rated annual salary for the period beginning July 1, 2004 if he remains employed with Alvarion Mobile or Alvarion until January 7, 2005.

        Upon termination of Mr. Hoagland's employment for any reason on or after January 7, 2005, or upon termination of Mr. Hoagland's employment for any reason other than for cause prior to January 7, 2005, or the resignation by Mr. Hoagland for specified reasons prior to January 7, 2005, Mr. Hoagland will be entitled to receive:

  •
  a lump sum payment equal to 1.4 multiplied by twelve months of his then current annual compensation;

  •
  the continuation of health and other benefits for a twelve month period following the date of termination;

  •
  the immediate vesting of all unvested shares subject to Mr. Hoagland's options to purchase Alvarion ordinary shares that were assumed by Alvarion as part of the amalgamation;

  •
  to the extent not already paid, a bonus in the amount equal to 40% of his pro rated annual salary for the period beginning July 1, 2004; and

  •
  if Mr. Hoagland's employment is terminated prior to January 7, 2005 as described above, the continuation of salary at Mr. Hoagland's then current salary rate until January 7, 2005.

        Mr. Hoagland shall be covered by indemnification provisions and officer insurance policies then in existence following the termination of his employment.

        Mr. Hoagland also will be entitled to receive tax-gross up payments in the event severance or other benefits under his employment agreement constitute "parachute payments" under the Internal Revenue Code and are subject to excise tax.

  Severance Arrangements

        Mr. William T. Carlin, our current Senior Vice President and Chief Operating Officer, will not continue employment with Alvarion following the amalgamation. In connection with his termination of employment, Mr. Carlin will be entitled to the severance benefits pursuant to his existing employment agreement with us. These severance benefits include:

  •
  salary continuation for nine months following the termination date at Mr. Carlin's then current base salary, less applicable withholdings, to be paid in accordance with normal payroll procedures;

  •
  the continuation of health and other benefits for a nine month period following the date of termination;

  •
  the continuation of vesting on shares subject to Mr. Carlin's options to purchase Interwave common shares that are being assumed by Alvarion as part of the amalgamation for a nine month period.

Appraisal Rights

        Our shareholders have the right under Bermuda law to dissent from the approval of the amalgamation and to exercise appraisal rights and to receive payment in cash for the fair value of their common shares as appraised by the Supreme Court of Bermuda. The "fair value" of our common shares as appraised by the Supreme Court of Bermuda may be more or less than the amalgamation consideration to be paid to non-dissenting Interwave shareholders in the amalgamation. To preserve their rights, shareholders who wish to exercise appraisal rights must not vote in favor of the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby and must, within one month of the giving of the Notice of Special Meeting of Shareholders accompanying this proxy statement, apply to the Supreme Court of Bermuda to appraise the fair value of their shares.

        Within one month of the Court appraising the fair value of such shares, Interwave would be required to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court. If the amalgamation has proceeded prior to the appraisal and the dissenting shareholder has been paid the amalgamation consideration, then, within one month of the Court appraising the fair value of such shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated company would be required to pay the difference to such shareholder.

        An appraisal by the Court is final and cannot be appealed. The costs of an appraisal application are in the discretion of the Court.

        The provisions of Bermuda law that grant appraisal rights and govern the foregoing procedures are attached as Annex D. You are encouraged to read these provisions carefully and in their entirety.

Accounting Treatment

        The amalgamation will be accounted for as a "purchase transaction" for financial accounting purposes.

Form of the Amalgamation

        Subject to the terms and conditions of the amalgamation agreement and in accordance with Bermuda law, at the effective time of the amalgamation, Alvarion Mobile Inc., a wholly owned subsidiary of Alvarion and a party to the amalgamation agreement, will amalgamate with us. Alvarion Mobile Inc. will survive the amalgamation as a wholly owned Delaware subsidiary of Alvarion.

Amalgamation Consideration

        At the effective time of the amalgamation, each of our outstanding common shares, other than shares held by Alvarion or Alvarion Mobile and those shares held by shareholders who perfect their appraisal rights (as described in "The Amalgamation—Appraisal Rights"), will be converted into the right to receive $5.75 in cash, without interest. Shares held by Alvarion or Alvarion Mobile will be canceled at the effective time of the amalgamation without a right to receive the amalgamation consideration.

        As of the effective time of the amalgamation, all of our common shares will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any of our common shares (other than shareholders who have perfected their appraisal rights) will cease to have any rights as a shareholder, except the right to receive $5.75 per share in cash. The price of $5.75 per share was determined through arm's-length negotiations between Alvarion and us.

Conversion of Shares; Procedures For Exchange Of Certificates

        The conversion of our common shares into the right to receive $5.75 per share in cash, without interest, will occur automatically at the effective time of the amalgamation. As soon as reasonably practicable after the effective time of the amalgamation,    •    , the paying agent, will send a letter of transmittal to each former Interwave shareholder. The letter of transmittal will contain instructions for obtaining cash in exchange for our common shares. You should not return share certificates with the enclosed proxy.

        Upon surrender of a share certificate representing our common shares, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of Alvarion, as promptly as practicable in accordance with the paying agent's customary procedures, $5.75 in cash for each share represented by the share certificate and that share certificate will be canceled.

        In the event of a transfer of ownership of our common shares that is not registered in our share transfer books, the amalgamation consideration for our common shares may be paid to a person other than the person in whose name the surrendered certificate is registered if:

  •
  the certificate is properly endorsed or otherwise is in proper form for transfer; and

  •
  the person requesting such payment:

  •
  pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

  •
  establishes that the tax has been paid or is not applicable.

        No interest will be paid or accrued on any cash payable upon the surrender of share certificates representing our common shares. The cash paid upon conversion of our common shares will be issued in full satisfaction of all rights relating to our common shares.

Effect On Awards Outstanding Under Interwave's Stock Plans and Outstanding Warrants

        Assumption of Stock Options.    Under the amalgamation agreement, Alvarion may elect prior to the effective time of the amalgamation, to assume each stock option granted under our stock option plans. If Alvarion elects to assume the Interwave stock options, then at the effective time of the amalgamation, each Interwave stock option will be converted into an option to acquire, on the same terms and conditions as were applicable prior to the effective time of the amalgamation (other than the exercise price and partial acceleration of vesting, which is described below), a number of Alvarion ordinary shares determined by multiplying the number of our common shares subject to the stock option by the option exchange ratio. The exercise price per Alvarion ordinary share under each converted stock option will be equal to the per share exercise price for our common shares otherwise purchasable pursuant to the stock option divided by the option exchange ratio. Effective upon the closing date, 25% of the unvested portion of each converted option will accelerate and no longer be subject to vesting, and the remaining unvested shares subject to each converted option will continue to vest according to the original vesting schedule applicable under each Interwave stock option over a period that has been shortened to the extent of this accelerated vesting.

        Within ten business days of completion of the amalgamation, Alvarion will prepare and file with the Securities and Exchange Commission a registration statement on Form S-8, registering Alvarion ordinary shares subject to the assumed Interwave stock options. That registration statement will be kept effective, and the current status of the prospectus required by the SEC shall be maintained for so long as any assumed Interwave stock options remain outstanding.

        Non-Assumption of Stock Options.    In the event that Alvarion elects not to assume Interwave stock options in connection with the amalgamation, each Interwave stock option not assumed will be treated in accordance with the terms of the Interwave stock option plan under which such Interwave stock option was granted, each of which are described as follows:

  •
  1994 Stock Plan.    All outstanding options to purchase common shares of Interwave granted under our 1994 Stock Plan will terminate on the closing date of the amalgamation, if not exercised prior to such date.

  •
  1999 Option Plan.    The vesting of all outstanding options to purchase common shares of Interwave granted under our 1999 Option Plan will fully accelerate prior to the closing date, and all shares subject to such options will become immediately exercisable. Each holder of an outstanding Interwave stock option granted under our 1999 Option Plan will have fifteen (15) days after receiving notice from Interwave of the acceleration to exercise all or any portion of these options. If not exercised during this time period, these options will terminate after the expiration of such period.

  •
  2001 Supplemental Stock Plan.    All outstanding options to purchase common shares of Interwave granted under Interwave's 2001 Supplemental Stock Plan will terminate on the closing date of the amalgamation, if not exercised prior to such date.

        Warrants.    At the effective time of the amalgamation each warrant to purchase common shares of Interwave will be assumed by Alvarion and will continue to have the same terms and conditions set forth in the applicable warrant agreement (including the exercise price), except that each warrant will be exercisable at the same exercise price per share as prior to the closing of the amalgamation, and upon exercise will receive an amount of cash equal to the product of the number of Interwave common shares that were issuable upon exercise of the warrant immediately prior to the effective time multiplied by the amalgamation consideration of $5.75.

        Employee Share Purchase Plan.    Under the amalgamation agreement, we must terminate our 1999 Employee Share Purchase Plan before the effective time of the amalgamation. As of    •    , all offering and purchase periods under way shall be terminated, and all outstanding purchase rights shall be immediately exercised by applying the accumulated payroll deductions for each participant to purchase our common shares. The purchase price for each participant will be equal to the lower of 85% of (a) the fair market value per share of our common shares on such participant's offering date and (b) the fair market value per share of our common shares on the exercise date. Any excess payroll deductions not used to purchase our common shares will be returned to the participant.

Effective Time Of The Amalgamation

        The amalgamation will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Alvarion and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing date, which will not be later than the second business day after satisfaction or waiver of the conditions to the completion of the amalgamation described in the amalgamation agreement.

Delisting And Deregistration Of Interwave's Common Shares

        If the amalgamation is completed, our common shares will no longer be traded on The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Material United States Federal Income Tax Consequences Of The Amalgamation

        This section discusses the material United States federal income tax consequences of the amalgamation to our shareholders whose common shares of Interwave are surrendered in the amalgamation in exchange for the right to receive cash consideration of $5.75 per share or who receive cash in respect of dissenting common shares of Interwave pursuant to their appraisal rights. The discussion below applies only to our shareholders that hold our common shares as capital assets at the time of the amalgamation, and the discussion may not apply to:

  •
  shareholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common shares as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

  •
  persons with a "functional currency" other than the U.S. dollar;

  •
  investors in pass-through entities;

  •
  retirement plans and tax-exempt organizations;

  •
  shareholders who acquired our common shares pursuant to the exercise of share options, pursuant to participation in an employee share purchase plan or otherwise as compensation; or

  •
  shareholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

        The discussion below is based upon United States federal income tax laws, as interpreted and as in effect as of the date of this proxy statement, and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our shareholders.

        For United States federal income tax purposes, an Interwave shareholder generally will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the amalgamation or in respect of a dissenting share, as the case may be, and the shareholder's adjusted tax basis in our common shares surrendered. Subject to the discussion below regarding the possible status of Interwave as a passive foreign investment company, or PFIC, such gain or loss should be treated as a capital gain or loss. Gain or loss will be calculated separately for each block of shares converted in the amalgamation or surrendered pursuant to the exercise of appraisal rights, as the case may be (i.e., shares acquired at the same cost in a single transaction).

        If Interwave qualified as a PFIC during any part of a shareholder's holding period for his or her shares of Interwave, then there could be adverse tax consequences to an Intewave shareholder exchanging stock in the amalgamation. Interwave will be treated as a PFIC if (i) at least 75% of its gross income for a taxable year consists of "passive income," defined generally as income from passive investments, as opposed to operating income or (ii) the average percentage of the value of its assets that produce or are held for the production of passive income, including cash balances, is at least 50%. The application of the asset test may have resulted in Interwave's classification as a PFIC during all or a portion of an Interwave shareholder's holding period due to the high proportion of Interwave's cash balances compared with its total assets.

        If Interwave was or currently is classified as a PFIC, unless an Interwave shareholder made a timely specific election, a special tax regime would apply to any (i) "excess distribution," which would be the excess of any distribution received by such holder in any year over 125% of the average annual distributions received by such holder in the three preceding years or such holder's holding period, if shorter; and (ii) any gain recognized on the sale or other disposition of the Interwave shares, including the amalgamation. Under this regime, any excess distribution or recognized gain would be treated as ordinary income and would be subject to tax as if the excess distribution or gain had been realized ratably over such holder's holding period for the Interwave shares. As a result of this treatment, an Interwave shareholder would be required to include amounts allocated to the current taxable year, as well as amounts allocated to years prior to the first year in which Interwave was a PFIC, in its current year's gross income as ordinary income. Amounts allocated to prior years in which Interwave was a PFIC would be taxed at the highest tax rate for each such prior year applicable to ordinary income, and the Interwave shareholder would also be liable for interest on the deferred tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. Individual shareholders would not be allowed a deduction for interest on the deferred tax liability. These adverse tax consequences may be mitigated if such holder made a mark-to-market election or a "QEF election," which is an election to have Interwave treated as a qualified electing fund for U.S. federal income tax purposes. Each Interwave shareholder is urged to consult its own tax adviser concerning the potential application of the PFIC rules to such holder's ownership and disposition of Interwave shares.

        If the foregoing does not apply, and at the time of the amalgamation a non-corporate shareholder's holding period for our common shares is more than one year, then any gain recognized generally will be long-term capital gain, subject to United States federal income tax at a maximum rate of 15%. If the non-corporate shareholder's holding period for our common shares is one year or less at the time of the amalgamation, any gain will be short-term capital gain, subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses.

        For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

        Certain shareholders may be subject to information reporting with respect to the cash consideration they received in the amalgamation or in respect of a dissenting common share, as the case may be. In addition such shareholders may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if a non-corporate shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate shareholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the shareholder's United States federal income tax liability and may entitle the shareholder to a refund, provided the shareholder furnishes specified required information to the Internal Revenue Service.

        Holders of our common shares are strongly urged to consult their tax advisors as to the specific tax consequences to them of the amalgamation, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

        United States Antitrust.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules thereunder, certain transactions, including the amalgamation, may not be completed unless certain waiting period requirements have been satisfied. We plan to file, and Alvarion has informed us that it plans to file, a notification and report form pursuant to the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission as soon as possible. The requirements of the Hart-Scott-Rodino Act will be satisfied if the amalgamation is completed within one year from the termination of the waiting period. Even if the waiting period is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the amalgamation, including seeking to enjoin the completion of the amalgamation, to rescind the amalgamation or to conditionally approve the amalgamation. There can be no assurance that a challenge to the amalgamation on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        General.    Comparable notifications and antitrust reviews may be required in one or more additional jurisdictions. The parties are currently evaluating the need for such notifications. Those material to the closing will be effected as soon as possible. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the amalgamation, various regulatory concessions. There can be no assurance that Alvarion or we will be able to satisfy or comply with these conditions or be able to cause our respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for Alvarion after completion of the amalgamation, or that the required regulatory approvals will be obtained within the time frame contemplated by Alvarion and us or on terms that will be satisfactory to Alvarion and us. See "The Amalgamation Agreement—Conditions to the Completion of the Amalgamation" on page 41.

Continuation Of Interwave's Employee Benefits

        Alvarion has agreed that at the effective time of the amalgamation and for one year after the effective time, Alvarion will arrange for each employee participating in an Interwave employee benefit plan to participate in any counterpart plan in the United States in which employees of Alvarion participate.

The Amalgamation Agreement

        The following description summarizes the material provisions of the amalgamation agreement. Shareholders should read carefully the amalgamation agreement, which is attached as Annex A to this proxy statement.

        Conditions to the Completion of the Amalgamation.    Each party's obligation to effect the amalgamation is subject to the satisfaction or waiver of various conditions, which include the following:

        Alvarion and we are obligated to effect the amalgamation only if the following conditions are satisfied or waived:

  •
  the holders of a majority of our outstanding common shares and three-fourths of the votes cast at this special meeting of shareholders must have voted in favor of approving the amalgamation agreement, the amalgamation and the transactions contemplated thereby;

  •
  no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that has the effect of making the amalgamation illegal or prohibiting the consummation of the amalgamation.

  •
  the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated;

  •
  any other material notifications, approvals or waiting periods under any other applicable competition laws must have been satisfied, received, terminated or expired;

  •
  all publications and filings required under the Bermuda Companies Act 1981, the Bermuda Act, must be performed and all Bermuda governmental entity approvals required pursuant to the Bermuda Act for the consummation of the amalgamation and the other transactions contemplated by the amalgamation agreement must be obtained;

  •
  all other material consents, authorizations, orders and approvals or filings with any third party or governmental entity in connection with the execution, delivery and consummation of the amalgamation agreement and the amalgamation must be obtained or made; and

  •
  no order suspending the use of this Proxy Statement or any part hereof shall have been issued and no proceeding for such purpose shall have been initiated or threatened in writing by the SEC.

        Alvarion and Alvarion Mobile will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

  •
  our representations and warranties must be true and correct as of the date of the amalgamation agreement and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on us);

  •
  we must have performed in all material respects all agreements and covenants required to be performed by us under the amalgamation agreement at or prior to the closing date of the amalgamation;

  •
  new employment agreements and/or consulting agreements and non-competition agreements between certain of our officers and the amalgamated company must be in full force and effect at the closing date; and

  •
  we shall have obtained certain consents, waivers or approvals from third parties required in connection with the transactions contemplated by the amalgamation agreement reasonably satisfactory to Alvarion.

        We will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

  •
  the representations and warranties of Alvarion and Alvarion Mobile must be true and correct as of the date of the amalgamation agreement and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Alvarion and Alvarion Mobile); and

  •
  each of Alvarion and Alvarion Mobile must have performed in all material respects all agreements and covenants required to be performed by it under the amalgamation agreement at or prior to the closing date of the amalgamation.

        Material Adverse Effect.    Several of our representations and warranties contained in the amalgamation agreement are qualified by reference to whether the item in question is reasonably likely to have a "material adverse effect" on us. The amalgamation agreement provides that a "material adverse effect" means, when used in connection with us, any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets, financial condition or results of operations of us and our subsidiaries, taken as a whole. However, the following, alone or in combination, will not be deemed to constitute a material adverse effect and will not be taken into account in determining whether there has been or will be a material adverse effect on us:

  •
  any change in our common share price or trading volume in and of itself (but not the underlying cause of any such change);

  •
  any change, event, violation, inaccuracy, circumstance or effect that results from changes, events or circumstances affecting (A) any of the industries in which we operate generally, or (B) general economic conditions (which changes, events or circumstances in the case of (A) and (B) do not disproportionately affect us);

  •
  any change, event, violation, inaccuracy, circumstance or effect resulting from public announcement or pendency of the amalgamation agreement and the amalgamation, including any loss, diminution or disruption, whether actual or threatened, of our existing or prospective customer, distributor or supplier relationships that results therefrom;

  •
  any change, event, violation, inaccuracy, circumstance or effect resulting from acts of war or terrorism or any escalation thereof in and of itself (but not any changes or effects unique to us resulting from any such act);

  •
  any change, event, violation, inaccuracy, circumstance or effect that results from any action or inaction taken by Alvarion; or

  •
  the institution of litigation against us or any of our officers or directors alleging breach of their fiduciary duties in connection with the entry into the amalgamation agreement.

        No Solicitation.    We have agreed that we will not, and will not it permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries' directors, officers, controlled affiliates or employees or any of our or their investment bankers, attorneys, accountants or other advisors to, directly or indirectly:

  •
  solicit, initiate, or take any action intended to encourage or induce the making, submission or announcement of any acquisition proposal;

  •
  engage or participate in any discussions or negotiations with any person (other than Alvarion and its representatives) regarding, or furnish to any person (other than Alvarion and its representatives), any non-public information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction.

        The amalgamation agreement provides that our board of directors may (subject to the conditions described below), in response to a written unsolicited acquisition proposal that is reasonably likely to be consummated on the terms stated in the acquisition proposal:

  •
  furnish information with respect to us and our subsidiaries to the person making the acquisition proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less favorable to us than the terms of the confidentiality agreement executed by Alvarion and us, provided that all such information is provided on a prior or contemporaneous basis to Alvarion; and

  •
  participate in discussions or negotiations with the person making the acquisition proposal (and its representatives) regarding the acquisition proposal.

        Our board of directors may only respond to a written unsolicited acquisition proposal if our board of directors (1) determines in good faith that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (2) determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with our board of directors' fidiciary obligations to Interwave or to Interwave's shareholders.

        The amalgamation agreement provides that the term "acquisition proposal" means an offer or proposal from any person (other than Alvarion or Alvarion Mobile) relating to any transaction or series of related transactions involving:

  •
  any acquisition or purchase from us by any person or group (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than a twenty percent (20%) interest in our total outstanding voting securities, or that of any of our subsidiaries;

  •
  any tender offer or exchange offer that if consummated would result in any person or group (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of our total outstanding voting securities, or that of any of our subsidiaries;

  •
  any merger, consolidation, business combination or similar transaction involving us pursuant to which our shareholders immediately preceding such a transaction would hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such a transaction;

  •
  any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifty percent (50%) of our assets; or

  •
  any liquidation, dissolution, recapitalization or other significant reorganization of us.

        The amalgamation agreement provides that our board of directors may withhold, withdraw, modify or change its recommendation in favor of the amalgamation at any time prior to our shareholders' approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby, but only to terminate the amalgamation agreement in accordance with the termination procedures described below under the sub-heading "Termination," and only if:

  •
  a superior proposal (as described below) is made to us and is not withdrawn, and, concurrent with the termination of the merger agreement our board of directors causes us to enter into a definitive agreement with respect to such a superior proposal;

  •
  neither we nor any of our subsidiaries nor any of our or their representatives have violated any of the restrictions regarding solicitation set forth above in connection with such superior proposal; and

  •
  our board of directors concludes in good faith, after consultation with our outside legal counsel, that in light of such superior proposal, the failure to withhold, withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to us and our shareholders under applicable law.

        The amalgamation agreement provides that the term "superior proposal" means an unsolicited written offer made by a third party to consummate any acquisition proposal believed by our board of directors to be bona fide on terms that our board of directors determines in its reasonable good faith judgment (after consultation with our financial advisor) to be more favorable to our shareholders from a financial point of view than the terms of the amalgamation with Alvarion. However, any such offer will not be deemed to be a "superior proposal" if any financing required to complete the transaction contemplated by such an offer is not committed and is not likely in the reasonable judgment of our board of directors to be obtained by such third party on a timely basis.

        Termination.    Alvarion and we can terminate the amalgamation agreement under certain circumstances, including:

  •
  by mutual written consent of Alvarion and us;

  •
  by either Alvarion or us, if the amalgamation has not been completed by October 31, 2004 for any reason, provided, however, that this right to terminate the amalgamation agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the amalgamation to be completed by October 31, 2004 and that action or failure to act constituted a material breach of the amalgamation agreement;

  •
  by either Alvarion or us, if a governmental entity shall have issued any final and nonappealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the amalgamation;

  •
  by either Alvarion or us, if our shareholders do not approve the amalgamation agreement, the amalgamation and the transactions contemplated thereby at a duly held shareholders meeting;

  •
  by either Alvarion or us, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the amalgamation agreement, or if any representation or warranty has become untrue, in either case such that any of the conditions to the amalgamation would not be satisfied as of the time of the breach or as of the time such representation or warranty became untrue and has not been, or is incapable of being cured, within thirty (30) calendar days after written notice of such breach or failure;

  •
  by Alvarion if any of the following "triggering events" occurs:

  •
  our board of directors or any of its committees for any reason withdraws or amends or modifies in a manner materially adverse to Alvarion, its recommendation in favor of the approval of the amalgamation agreement or the amalgamation;

  •
  we fail to include in this proxy statement the recommendation of our board of directors in favor of the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby;

  •
  our covenants relating to no solicitation are materially breached;

  •
  our board of directors or any of its committees approves or publicly recommends any other acquisition proposal;

  •
  we enter into any letter of intent or similar document or any contract or commitment accepting any other acquisition proposal;

  •
  a tender or exchange offer relating to our securities is commenced by a person unaffiliated with Alvarion and we have not sent to our shareholders, within ten (10) business days after such a tender or exchange offer is first published, sent or given, a statement disclosing that our board of directors recommends rejection of such tender or exchange offer; or

  •
  a material adverse effect occurred to us and has not been cured, or is incapable of being cured, within thirty (30) calendar days after written notice from Alvarion of such material adverse effect;

  •
  by us, if prior to obtaining shareholder approval, we receive a superior proposal and:

  •
  concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

  •
  the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to no-solicitation;

  •
  before exercising this termination right, we wait until the third business day following Alvarion's receipt of a written notice advising Alvarion that our board of directors has received a superior proposal, providing a copy of the acquisition agreement in connection with the superior proposal and stating that our board of directors intends to exercise its right to terminate the amalgamation agreement and Alvarion has had the opportunity to meet with us to suggest modifications to the terms of our agreement that Alvarion may deem advisable; and

  •
  we pay a termination fee concurrently with termination of the amalgamation agreement, as described below.

        Termination Fee.    The amalgamation agreement requires that we pay Alvarion a termination fee of approximately $2,635,500, which is equal to 5% of the total amount of consideration payable pursuant to the amalgamation agreement, if, among other things:

  •
  Alvarion terminates the amalgamation agreement as a result of a triggering event, as described above;

  •
  the fiduciary duties of our board of directors requires us to terminate the amalgamation agreement in connection with our entering into a definitive agreement related to an acquisition proposal which qualifies as a superior offer, as described above; or

  •
  Alvarion or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, and any of the following occurs:

  •
  within six (6) months following the termination of our amalgamation agreement with Alvarion, an acquisition of us is completed; or

  •
  a third party has made an acquisition proposal to our board of directors prior to the meeting of our shareholders to vote on the amalgamation, and within twelve (12) months following the termination of our amalgamation agreement with Alvarion, an acquisition of us is completed.

        In any event, if Alvarion or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, the amalgamation agreement requires us to reimburse Alvarion for documented out-of-pocket expenses incurred by Alvarion not to exceed $500,000.

        Conduct of Business Pending the Amalgamation.    Under the amalgamation agreement, we have agreed that prior to the effective time of the amalgamation, subject to certain exceptions, and unless we obtain Alvarion's written consent, we will and will cause each of our subsidiaries to carry on our and their businesses in the ordinary course consistent with past practice and in material compliance with all applicable laws, and to pay all debts and taxes when due (subject to good faith disputes over such debts or taxes). We have also agreed that we will and will cause each of our subsidiaries to pay or perform all other material obligations when due and to use our and their commercially reasonable efforts consistent with past practices to: (a) preserve intact our present business organization; (b) keep available the services of our and their present officers and key employees; and (c) preserve our and their relationships with material customers, suppliers, distributors, licensors, licensees and others with which we or they have significant business dealings. In addition, we have agreed to provide Alvarion on a bi-weekly basis our current and estimated bookings, sales, cash receipts and cash expenditures for the then current fiscal quarter. Finally, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without Alvarion's written consent:

  •
  waive any stock repurchase rights, accelerate (other than in accordance with certain specified written agreements existing on July 27, 2004), amend or change the period of exercisability of any option, reprice any option or authorize cash payments in exchange for any option;

  •
  allow any new enrollments in our employee share purchase plan or allow any participant in the employee share purchase plan to increase his or her participation rate in such plan;

  •
  grant any severance or termination pay to any officer or employee except in the ordinary course of business consistent with past practices or pursuant to certain specified written agreements existing on July 27, 2004;

  •
  adopt any new severance plan, or amend or modify or alter any severance plan, agreement, custom, policy or arrangement existing on July 27, 2004;

  •
  grant any equity based compensation, whether payable in cash or stock, including options, subject to certain exceptions;

  •
  transfer or license to any entity or otherwise extend, amend or modify any rights to any of our or their intellectual property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to end users in the ordinary course of business consistent with past practices; provided that in no event can we or they:

  •
  license on an exclusive basis or sell any intellectual property rights owned by us or them; or

    •
    enter into any agreement containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practices or limiting our or their right to engage in any line of business or to compete with any person;

  •
  enter into, renew or modify any contracts relating to the distribution or marketing by third parties of our products;

  •
  declare, set aside or pay any dividends on or bonus issue of, or make any other distributions in respect of any of our or their capital stock;

  •
  consolidate, subdivide, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

  •
  purchase, redeem or otherwise acquire any shares of our or their capital stock or other securities or any options, warrants, calls or rights to acquire any shares of our or their capital stock or other securities, subject to certain exceptions;

  •
  issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing with respect to) any shares of our or their capital stock or any securities convertible into or exercisable or exchangeable for shares of our or their capital stock, or subscriptions, rights, warrants or options to acquire any shares of such capital stock or any securities convertible into shares of such capital stock, or enter into other contracts obligating us or them to issue any such shares or convertible securities, subject to certain exceptions;

  •
  amend or propose to amend our or their memorandum of association or bye-laws or similar organizational documents;

  •
  acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any equity interest in or a portion of the assets of any entity or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any entity or division thereof;

  •
  enter into any joint ventures, strategic partnerships or alliances or form or agree to form any subsidiaries;

  •
  sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer any properties or assets or any interest therein other than sales in the ordinary course of business consistent with past practice or dispositions of property or assets which are not material to our business and those of our subsidiaries taken as a whole;

  •
  modify, amend or terminate any of our or their existing contracts that affect the use, possession or operation of any of our or their material properties or assets other than in the ordinary course of business consistent with past practice;

  •
  grant or otherwise create or consent to the creation of any lien affecting any owned or leased real property other than in the ordinary course of business consistent with past practice;

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any of our or their debt securities, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

  •
  adopt or amend any employment agreements or employee related plans, except as may be required by law;

  •
  enter into any employment agreement or collective bargaining agreement, subject to certain exceptions;

  •
  agree to pay or pay any special bonus or special remuneration to any director or employee;

  •
  increase the salaries or wage rates or benefits (including rights to severance or indemnification) of our or their directors, officers, employees or consultants except as may be required by law or by any existing employee benefit plan, policy, arrangement, program or other certain specified contracts;

  •
  pay, discharge, or satisfy any material claims, liabilities or obligations or settle any litigation, other than in the ordinary course of business consistent with past practice or in accordance with terms in existence as of July 27, 2004;

  •
  waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar contract to which we or they are a party or of which we or they are a beneficiary;

  •
  modify or amend in any material respect, or terminate certain specified contracts or waive, delay the exercise of, release or assign any material rights or claims thereunder;

  •
  except as required by GAAP, revalue any of our or their assets or make any material change in accounting methods, principles or practices;

  •
  hire any employee with an annual compensation level in excess of $100,000, terminate any of our or their employees if such terminations would result in more than a 10% reduction in the research and development department or the sales and marketing department, or increase the number of our or their employees;

  •
  make any individual or series of related payments outside of the ordinary course of business in excess of $100,000 in the aggregate, subject to certain exceptions;

  •
  enter into any contract or series of related contracts, other than in the ordinary course of business, requiring us or them to pay in excess of $100,000 over the term of such contract or series of contracts;

  •
  make any tax election inconsistent with past practice, agree to pay, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to any taxes, or request, negotiate or agree to any tax rulings; or

  •
  agree in writing or otherwise to take any of the actions described in the previous bullet points.

        Commercially Reasonable Efforts.    Except as otherwise limited by the terms of the amalgamation agreement, we and Alvarion have each agreed to use our commercially reasonable efforts to take actions necessary, proper or advisable to complete the amalgamation, including:

  •
  taking all reasonable actions necessary to satisfy the conditions to the amalgamation;

  •
  obtaining of all necessary actions or non-actions, waivers, consents, approvals, rulings, exemptions, orders and authorizations and waivers from governmental entities;

  •
  making all necessary registrations, declarations and filings with governmental entities, including filings under the Hart-Scott-Rodino Act;

  •
  taking all commercially reasonable steps necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity; and

  •
  obtaining all necessary consents, approvals or waivers from third parties.

        However, neither we nor Alvarion is bound under the amalgamation agreement to:

  •
  agree to dispose, transfer or hold separate any material assets, to discontinue offering any material product or service, to enter into any licensing or similar arrangement with respect to any material technology, software or other proprietary asset, or to make any agreement with respect to our future operations except where such action would not in Alvarion's sole good faith judgment not be materially burdensome on Alvarion and us, taken as a whole; or

  •
  litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, that challenges or seeks to restrain or prohibit the completion of the amalgamation except where such litigation would not be advisable as determined in good faith by us.

        Amendment; Extension and Waiver.    The amalgamation agreement may be amended by the parties in writing at any time, before or after shareholder approval has been obtained. At any time prior to the effective time of the amalgamation, the parties may

  •
  extend the time for the performance of any of the obligations or other acts of the other parties;

  •
  waive any inaccuracies in the representations and warranties contained in the amalgamation agreement or in any document delivered pursuant to the amalgamation agreement; or

  •
  waive compliance with any of the agreements or conditions contained in the amalgamation agreement.

        Any amendments, extensions or waivers must be made in writing.

        Expenses.    The amalgamation agreement provides that regardless of whether the amalgamation is consummated, all expenses incurred by the parties shall be borne by the party incurring such expenses; provided, that, in the event Alvarion terminates the amalgamation agreement due to our failure to obtain the required approvals from our shareholders, we will be obligated to reimburse Alvarion for up to $500,000 in documented out-of-pocket expenses incurred by Alvarion in connection with the amalgamation.

        Representations and Warranties.    The amalgamation agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar matters with respect to each of Alvarion, Alvarion Mobile and us;

  •
  our subsidiaries;

  •
  the charter documents of us and Alvarion;

  •
  our capital structure;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities and third parties relating to, the amalgamation agreement and related matters with respect to each of Alvarion and us;

  •
  required vote of our shareholders;

  •
  our compliance with applicable laws and permits;

  •
  environmental matters that are reasonably likely to have a material adverse effect on us;

  •
  documents filed with the Securities and Exchange Commission by us and Alvarion, the accuracy of the financial statements and other information contained in such documents;

  •
  the absence of undisclosed liabilities by us;

  •
  absence of material adverse effects, dividends, stock splits, combination or reclassifications of capital stock, certain employee related events, changes in financial or tax accounting methods, tax elections or revaluations of assets, in each case since March 31, 2004;

  •
  outstanding and pending litigation that would have a material adverse effect on us;

  •
  absence of change in our benefit plans, employment agreements and labor relations;

  •
  matters relating to the Employee Retirement Income Security Act with respect to us;

  •
  our accounts receivable;

  •
  any restrictions on our business activities;

  •
  title to our material properties and assets and rights to leasehold interests;

  •
  tax matters with respect to us;

  •
  the engagement of, and payment of fees to, brokers, investment bankers and financial advisors by us and Alvarion, and amount of fees payable to other advisors by us in connection with the amalgamation agreement and the amalgamation;

  •
  our intellectual property;

  •
  certain of our contracts;

  •
  receipt of fairness opinion from Broadview;

  •
  our insurance policies;

  •
  Alvarion's board, Alvarion Mobile's board and our board's approval of the amalgamation;

  •
  applicability of certain takeover statutes' requirements to us and our satisfaction of those statutes;

  •
  matters relating to the Foreign Corrupt Practices Act;

  •
  our major customers and suppliers;

  •
  product warranties and product liability;

  •
  our inventory;

  •
  the accuracy of our representation and warranties; and

  •
  sufficiency of Alvarion's capital resources to pay the amalgamation consideration.

        Interwave Memorandum of Association.    As of the effective time of the amalgamation, our memorandum of association will cease to have effect because Interwave will cease to have a separate independent existence. The certificate of incorporation of Alvarion Mobile in effect immediately prior to the effective time of the amalgamation will be the certificate of incorporation of the surviving corporation following the amalgamation until changed or amended.

        Interwave Bye-laws.    As of the effective time of the amalgamation, our bye-laws will cease to have effect because Interwave will cease to have a separate independent existence. The bylaws of Alvarion Mobile in effect immediately prior to the effective time of the amalgamation will be the bylaws of the surviving corporation following the amalgamation until changed or amended.

The Voting Agreement

        In order to induce Alvarion to enter into the amalgamation agreement, two of our current executive officers and all of our directors and one of our affiliates, who collectively beneficially owned approximately 24.6% of our outstanding shares as of August 2, 2004 (including options to purchase our common shares exercisable within 60 days of August 2, 2004), entered into a voting agreement with Alvarion. Pursuant to the voting agreement, these shareholders have agreed to vote their Interwave common shares in favor of the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby, and against any proposal adverse to the amalgamation. These shareholders have also agreed to irrevocably appoint certain officers of Alvarion as their lawful attorneys and proxies with respect to the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby. These proxies give Alvarion the limited right to vote the Interwave common shares beneficially owned by these shareholders, including shares acquired by these shareholders after the date of the voting agreement, in favor of the approval of the amalgamation agreement, the amalgamation and the transactions contemplated thereby, and against any proposal adverse to the amalgamation. These shareholders may vote their shares on all other matters.

        None of the shareholders who are parties to the voting agreement were paid additional consideration in connection with entering into the voting agreement. However, you should be aware that certain of these shareholders are members of our board of directors and/or executive officers, and they may have interests in the amalgamation that are different from, or in addition to, yours. See "The Amalgamation—Interests of Interwave's Directors and Management in the Amalgamation."

        Pursuant to the voting agreement, each shareholder who is a party agreed not to sell Interwave common shares or options owned, either directly or indirectly, by such shareholder until the earlier of the termination of the amalgamation agreement or the effective time of the amalgamation.

        The form of voting agreement is attached to this proxy statement as Annex B and you are encouraged to read it in its entirety.

Securities Ownership of Certain Beneficial Owners and Management

        The following table shows the common shares beneficially owned as of August 2, 2004 by:

•
each person who is known by us to beneficially own 5% or more of our outstanding common shares;

•
each of our named executive officers;

•
each of our directors; and

•
all our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common shares which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after August 2, 2004. Percentage of beneficial ownership is based on 9,166,956 shares outstanding as of August 2, 2004. Beneficial ownership calculations for 5% shareholders are based solely on publicly-filed Schedule 13Ds or 13Gs, which 5% shareholders are required to file with the SEC, and which generally set forth ownership interests as of August 2, 2004. Except as otherwise noted, the address of each person listed in the table is c/o Interwave Communications International Ltd., 2495 Leghorn Street, Mountain View, CA 94043.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
5% Shareholders
Eastern Communications Co., Ltd. (a)	551,450	6.0%
Empire Capital Partners, L.P. and affiliated entities (b)	1,549,603	16.9%
GBase Communications (c)	1,265,848	13.8%
UTStarcom, Inc. (d)	783,658	8.4%
Directors and Named Executive Officers
Thomas Gibian (e)	53,202	*
William E. Gibson (f)	90,192	*
Robert Kondamoori (g)	1,254	*
Priscilla M. Lu (h)	409,403	4.5%
Nien Dak Sze (i)	15,051	*
Andrew C. Wang (j)	19,152	*
Ker Zhang (k)	4,525	*
William T. Carlin (l)	60,846	*
Cal R. Hoagland (m)	56,441	*
Erwin F. Leichtle (n)	72,977	*
Padraig Stapleton (o)	19,385	*
Lars Lindell (p)	10,417
All directors and executive officers of the Company as a group (12 persons, including the foregoing) (q)	812,845	8.6%

*
Less than one percent.

(a)
Eastern Communications Co., Ltd., No. 66 Dongxin Road, Hi-Tech Development Zone, Binjiang District, Hangzhou, P.R. China 310053. Includes 25,000 shares issuable upon exercise of warrants exercisable within 60 days of August 2, 2004.

(b)
Empire GP, L.L.C. ("Empire GP") is the general partner of Empire Capital Partners, L.P. ("Empire Capital"), which holds directly 1,256,300 of our common shares. Empire Capital Management L.L.C. ("Empire CM") is the investment manager with respect to 293,300 of our common shares collectively held by Empire Capital Partners, Ltd., Empire Capital Partners II, Ltd., Charter Oak Partners L.P. and Charter Oak II Partners L.P. (the "Managed Funds") and is the management company to Empire Capital. Scott Fine and Peter J. Richards are the managing members of Empire GP and Empire CM. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended: Empire GP may be deemed to own beneficially 1,256,300 shares held by Empire Capital; Empire CM may be deemed to own beneficially 293,300 shares held by the Managed Funds; and Messrs. Fine and Richards, each, may be deemed to own beneficially 1,549,603 shares held by Empire Capital and the Managed Funds. The address for Empire GP, Empire Capital, Empire CM and Messrs. Fine and Richards is 1 Gorham Island, Westport, CT 06880.

(c)
The address for UTStarcom, Inc. is 1275 Harbor Bay Parkway, Alameda, California 94502. Includes 200,000 shares issuable upon exercise of warrants exercisable within 60 days of August 2, 2004.

(d)
Shares currently held in trust by GBase Communications Liquidating Trust, c/o Kiomars Anvari and Jonathan Chang, Co-trustees, 420 N. Wiget Lane, Walnut Creek, California 94598 or 940 Mission Court, Fremont, California 94539.

(e)
Includes 9,625 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(f)
Includes 29,821 shares held by Crossroads Venture Capital L.L.C., 654 shares held by a trust for Mr. Gibson's grandson, 452 shares held by a charitable remainder trust, and 1,377 shares held by Crossroads Venture Investors II L.P. Mr. Gibson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Includes 55,813 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(g)
Includes 938 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(h)
Includes 200,000 shares held by Best Ventures. Includes 8,000 shares held by Douglas Lu-Hill Irrevocable Trust; 8,000 shares held by Olivia Lu-Hill Irrevocable Trust; and 8,000 shares held by Felicity Lu-Hill Irrevocable Trust. Dr. Lu disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein. Includes 41,336 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(i)
Includes 6,416 shares held by Sze Family Investment Limited. Mr. Sze disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Includes 6,917 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(j)
Includes 1,000 shares held by the Wang 1987 Trust. Mr. Wang disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Includes 9,625 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(k)
Includes 1,354 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(l)
Includes 53,646 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(m)
Includes 56,441 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(n)
Includes 72,917 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(o)
Includes 19,355 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(p)
Includes 10,417 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

(q)
Includes 338,384 shares issuable upon exercise of options exercisable within 60 days of August 2, 2004.

Shareholder Proposals

        We will hold a 2004 annual meeting of our shareholders only if the amalgamation is not completed.

        Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2004 annual meeting of shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy material for the 2004 annual meeting of shareholders, shareholder proposals must have been received by us on or before July 1, 2004 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and our bye-laws. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Interwave Communications International Ltd., 2495 Leghorn Street, Mountain View, California 94043, Attention: Secretary.

Other Matters

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Alvarion files annual reports and furnishes current reports with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Alvarion and we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

        Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Alvarion or us may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        Alvarion has supplied all information contained in this proxy statement relating to Alvarion and we have supplied all such information relating to us.

        Our shareholders should not send in their Interwave share certificates until they receive the transmittal materials from the paying agent. Our shareholders of record who have further questions about their share certificates or the exchange of our common shares for cash should call the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August     •    , 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the amalgamation creates any implication to the contrary.

Annex A
EXECUTION COPY

AGREEMENT AND PLAN OF AMALGAMATION

BY AND AMONG

Alvarion Ltd.

Alvarion Mobile Inc.

AND

Interwave Communications International Ltd.

DATED AS OF JULY 27, 2004

A-i

ARTICLE I THE AMALGAMATION		A-2
1.1	The Amalgamation Transaction	A-2
1.2	Closing Date	A-2
1.3	Effect on Capital Stock	A-2
1.4	Surrender of Certificates	A-3
1.5	Interwave's Transfer Books Closed; No Further Ownership Rights in Interwave Shares	A-4
1.6	Lost, Stolen, Destroyed or Unissued Certificates	A-4
1.7	Taking of Necessary Action; Further Action	A-4
1.8	Tax Consequences	A-4
ARTICLE II REPRESENTATIONS AND WARRANTIES OF INTERWAVE		A-4
2.1	Organization and Qualification; Subsidiaries	A-4
2.2	Memorandum of Association; Bye-laws	A-5
2.3	Capitalization	A-5
2.4	Authority Relative to this Agreement	A-7
2.5	No Conflict; Required Filings and Consents	A-7
2.6	Compliance with Laws; Environmental Matters; Permits	A-8
2.7	SEC Filings; Financial Statements	A-9
2.8	No Undisclosed Liabilities	A-10
2.9	Absence of Certain Changes or Events	A-10
2.10	Absence of Litigation	A-10
2.11	Employee Matters and Benefit Plans	A-11
2.12	Receivables	A-14
2.13	Restrictions on Business Activities	A-15
2.14	Property	A-15
2.15	Taxes	A-15
2.16	Brokers	A-17
2.17	Intellectual Property	A-17
2.18	Contracts	A-21
2.19	Opinion of Financial Advisor	A-22
2.20	Insurance	A-22
2.21	Board Approval	A-23
2.22	Inapplicability of Certain Statutes	A-23
2.23	Foreign Corrupt Practices Act	A-23
2.24	Major Customers and Suppliers; Product Prices	A-23
2.25	Product Warranty and Product Liability	A-23
2.26	Inventory	A-24
2.27	Full Disclosure	A-24
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ALVARION AND MERGER SUB		A-24
3.1	Organization and Qualification	A-24
3.2	Charter Documents	A-24
3.3	Authority Relative to this Agreement	A-24
3.4	No Conflict; Required Filings and Consents	A-25
3.5	SEC Filings; Financial Statements	A-25
3.6	Financing	A-25

A-ii

3.7	Brokers	A-26
3.8	Merger Sub Board Approval	A-26
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME		A-26
4.1	Conduct of Business by Interwave	A-26
ARTICLE V ADDITIONAL AGREEMENTS		A-29
5.1	Regulatory Publications and Filings; Preparation of Certificate of Amalgamation	A-29
5.2	Approval of Stockholders of Interwave	A-31
5.3	Merger Sub General Meeting	A-32
5.4	Confidentiality; Access to Information	A-32
5.5	No Solicitation	A-32
5.6	Public Disclosure	A-34
5.7	Commercially Reasonable Efforts	A-34
5.8	Third Party Consents	A-35
5.9	Share Options and Employee Benefits	A-35
5.10	Interwave Warrants	A-37
5.11	Notification	A-38
5.12	Indemnification	A-38
5.13	Assignment of Agreements	A-39
5.14	Alvarion Guaranty of Merger Sub Obligations	A-39
5.15	Payment of Certain Accounts Payable and Closing Costs	A-39
5.16	Bridge Loan	A-40
5.17	Corporate Authority	A-40
ARTICLE VI CONDITIONS TO THE AMALGAMATION		A-40
6.1	Conditions to Obligations of Each Party to Effect the Amalgamation	A-40
6.2	Additional Conditions to the Obligations of Alvarion and Merger Sub	A-41
6.3	Additional Conditions to the Obligations of Interwave	A-42
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		A-42
7.1	Termination	A-42
7.2	Notice of Termination; Effect of Termination	A-44
7.3	Fees and Expenses	A-45
7.4	Amendment	A-45
7.5	Extension; Waiver	A-45
ARTICLE VIII GENERAL PROVISIONS		A-45
8.1	Non-Survival of Representations and Warranties	A-45
8.2	Notices	A-45
8.3	Interpretation; Knowledge	A-46
8.4	Counterparts	A-47
8.5	Entire Agreement; Third Party Beneficiaries	A-47
8.6	Severability	A-47
8.7	Other Remedies; Specific Performance	A-47
8.8	Applicable Law	A-47
8.9	Rules of Construction	A-48
8.10	Assignment	A-48

A-iii

INDEX OF EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Employment and Non-Competition Agreement;
Schedule D	Parties signing the Voting Agreement
Schedule 4.1(g)	Option Guidelines
Schedule 5.9(e)	Employees receiving Offers of Employment and Summary of Terms
Schedule 5.15	Accounts Payable Costs and Transaction Costs
Schedule 6.2(c)	Officers entering Employment and Non-Competition Agreements
Schedule 6.2(d)	Consents

A-iv

AGREEMENT AND PLAN OF AMALGAMATION

        This AGREEMENT AND PLAN OF AMALGAMATION (the "Agreement") is made and entered into as of July 27, 2004, by and between Alvarion Ltd. ("Alvarion"), an Israeli company, Alvarion Mobile Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Alvarion, and Interwave Communications International Ltd. ("Interwave") a Bermuda company.

RECITALS

        A.    Upon terms and subject to the conditions of this Agreement, Interwave and Merger Sub will amalgamate and merge with each other in accordance with Section 104B of the Bermuda Companies Act 1981 (the "Bermuda Act") and Section 252 of the Delaware General Corporation Law (the "Delaware Code") (the "Amalgamation", and such amalgamated and merged entity, the "Amalgamated Company"), such that the Amalgamated Company will be a Delaware corporation and following which, pursuant to the Delaware Code, the separate corporate existence of Interwave will cease and the Amalgamated Company will become a wholly owned subsidiary of Alvarion, and each Interwave Share will be exchanged for cash in the amount of US$5.75, all in accordance with this Agreement, the Bermuda Act and the Delaware Code; and

        B.    The Board of Directors of Interwave has: (i) determined that this Agreement, the Amalgamation and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Interwave and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Interwave to its creditors; (ii) subject to the approval of Interwave shareholders as provided in Section 2.4, approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and (iii) subject to Section 5.2(b), determined to recommend that the shareholders of Interwave approve this Agreement, the Amalgamation and the other transactions contemplated by this Agreement.

        C.    The Board of Directors of each of Alvarion and Merger Sub has approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement and the Board of Directors of Merger Sub has determined that, considering the financial position of the merging companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Merger Sub to its creditors.

        D.    Concurrently with the execution of this Agreement and as a condition and inducement to Alvarion's willingness to enter into this Agreement: (i) all directors and officers and the principal shareholders of Interwave identified on Schedule D hereto are entering into voting agreements in substantially the form attached hereto as Exhibit A (the "Voting Agreements"); (ii) certain individuals are entering into employment and non-competition agreements in substantially the form attached hereto as Exhibit B, which shall become effective as of the Closing Date (as defined herein) (the "Employment and Non-Competition Agreements"); and (iii) all directors of Interwave and each of its subsidiaries (excluding only those directors of the foreign subsidiaries mutually and reasonably agreed upon by the parties) are executing resignation letters in form reasonably satisfactory to the parties which shall become effective as of the Closing Date (the "Director Resignations")

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

ARTICLE I

THE AMALGAMATION

        1.1    The Amalgamation Transaction.    At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Bermuda Act and the Delaware Code, (a) Interwave and Merger Sub will amalgamate and merge with each other in accordance with Section 104B of the Bermuda Act and the Delaware Code, such that the Amalgamated Company will be a Delaware corporation and following which, pursuant to the Delaware Code, the separate corporate existence of Interwave will cease and the Amalgamated Company shall become a wholly owned subsidiary of Alvarion and shall succeed to, and assume all of the rights, properties and obligations of, Interwave; and (b) all Interwave Shares will be exchanged for the right to receive the Per Share Consideration in accordance with Section 1.3(b) hereof, all in accordance with the provisions of the Bermuda Act and this Agreement.

        1.2    Closing Date.    Subject to the terms and conditions of this Agreement, the closing of the Amalgamation and the other transactions contemplated by this Agreement (the "Closing") shall take place at a time and on a date to be designated by the parties (the date upon and time at which the Closing actually occurs being referred to herein as the "Closing Date" and the "Effective Time", respectively), which date shall be no later than the second business day (or such other period of time mutually agreed to by the parties) following the satisfaction or waiver of the conditions set forth in Article VI hereof (other than those conditions which by their terms are to be satisfied or waived as of the Closing).

        1.3    Effect on Capital Stock.    Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Amalgamation, the following shall occur:

          (a)    Amalgamation of Interwave and Merger Sub.    Interwave and Merger Sub will amalgamate and merge with each other in accordance with Section 104B of the Bermuda Act and the Delaware Code, and the separate corporate existence of Interwave shall cease and Merger Sub shall continue as the Amalgamated Company.

          (b)    Exchange of Interwave Shares.    Each Common Share, par value US$0.01 per share, in the capital of Interwave (the "Interwave Shares") issued and outstanding immediately prior to the Effective Time, other than any Interwave Shares owned by any direct or indirect wholly-owned subsidiary of Interwave, shall automatically be converted into and represent solely the right to receive an amount equal to US$5.75 (the "Per Share Consideration"), subject to the provisions of Section 1.3(e), payable to each person who was a registered holder of such Interwave Share immediately prior to the Effective Time upon surrender of the certificate representing such Interwave Share in the manner provided in Section 1.4 (or in the case of a lost, stolen, destroyed or unissued certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.6).

          (c)    Subsidiary-Owned Stock.    Notwithstanding the provisions of Section 1.3(b), at the Effective Time, each Interwave Share that is owned by any direct or indirect wholly-owned subsidiary of Interwave immediately prior to the Effective Time shall remain outstanding, shall not be exchanged under Section 1.3(b) and no Per Share Consideration shall be delivered with respect thereto.

          (d)    Stock Options; Warrants; Employee Stock Purchase Plan.    At the Effective Time, all Interwave Share Options then outstanding (as defined in Section 5.9) shall be treated in accordance with Section 5.9(a). At the Effective Time, all Interwave Warrants (as defined in Section 2.3(a)) then outstanding shall be assumed by Alvarion in accordance with Section 5.10. Purchase rights outstanding under Interwave's 1999 Employee Share Purchase Plan (the "ESPP") shall be treated in accordance with Section 5.9.

          (e)    Adjustments to Per Share Consideration.    Without derogating from any other provision of this Agreement, the Per Share Consideration shall be adjusted to reflect appropriately the effect of any share consolidation or subdivision, forward or reverse stock split, bonus issue, stock dividend (including any dividend or distribution of securities convertible into Interwave Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Interwave Shares occurring on or after the date hereof and prior to the Effective Time.

        1.4    Surrender of Certificates.

          (a)    Paying Agent.    A bank or trust company reasonably acceptable to Interwave shall act as the paying agent (the "Paying Agent") in respect of the Amalgamation, to receive the Per Share Consideration to which holders of the Interwave Shares shall become entitled pursuant to Section 1.3 (collectively the "Merger Consideration").

          (b)    Alvarion to Provide Per Share Consideration.    At the Effective Time, Alvarion shall deposit with the Paying Agent the Merger Consideration payable pursuant to Section 1.3 in payment for the Interwave Shares outstanding immediately prior to the Effective Time. Such funds shall be held in trust by the Paying Agent for the benefit of the applicable holders of such previously outstanding Interwave Shares.

          (c)    Payment Procedures.    As soon as reasonably practicable after the Effective Time, Alvarion shall cause the Paying Agent to mail to each holder of record (immediately prior to the Effective Time) of outstanding Interwave Shares (other than those holders who had previously properly delivered their certificates or certificates which immediately prior to the Effective Time represented outstanding Interwave Shares (each, a "Certificate" and collectively, the Certificates") to the Paying Agent): (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent), and (ii) instructions for use in effecting the surrender of the Certificates for the Per Share Consideration. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in payment therefor the Per Share Consideration multiplied, in each case, by all Interwave Shares formerly represented by such Certificates, and the Certificates so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the amounts payable pursuant to Section 1.3 upon the surrender of any Certificate for the benefit of the holder of such Certificate. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time for all corporate purposes to evidence only the ownership of the right to receive the Per Share Consideration into which such Interwave Shares shall have been converted.

          (d)    Withholding.    Each of the Paying Agent, Alvarion and the Amalgamated Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Interwave Shares, such amounts as may be required to be deducted or withheld therefrom under the Code (as defined in Section 2.11(a)), or under any provision of state, local or foreign law or any other applicable requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (e)    No Liability.    Notwithstanding anything to the contrary in this Section 1.4, neither the Paying Agent nor any party hereto shall be liable to a holder or former holder of Interwave Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.5    Interwave's Transfer Books Closed; No Further Ownership Rights in Interwave Shares.    At the Effective Time: (i) the share register and transfer books of Interwave shall be deemed closed, and no transfer of any Interwave Shares or any Certificates in respect thereof shall thereafter be made or consummated; and (ii) all holders of Interwave Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Interwave, other than the right to receive the Per Share Consideration into which such Interwave Shares shall have been converted. If, after the Effective Time, a valid Certificate is presented to the Paying Agent or to the Amalgamated Company or Alvarion, such Certificate shall be canceled and shall be paid for as provided in this Article I. The Per Share Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Interwave Shares.

        1.6    Lost, Stolen, Destroyed or Unissued Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, or were never issued, the Paying Agent shall pay such amounts as specified in Section 1.3, in exchange for such lost, stolen, destroyed, or unissued Certificates, upon the making of an affidavit of that fact by the former registered holder of the applicable Interwave Shares; provided, however, that Alvarion and the Paying Agent may, in their sole discretion and as a condition precedent to such payment or issuance, require such former registered holder to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Alvarion, the Amalgamated Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen, destroyed or unissued.

        1.7    Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Amalgamated Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Interwave and Merger Sub, the officers and directors of Interwave and Merger Sub will take all such lawful and necessary action.

        1.8    Tax Consequences.    The Amalgamation is structured as a taxable transaction under the Code and, notwithstanding Section 1.4(d) above, each exchanging holder of Interwave shares shall be exclusively responsible for the payment of its own tax liability under United States federal, state and local tax laws and foreign tax laws and neither Alvarion nor Interwave or Merger Sub has made any representation to the contrary.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF INTERWAVE

        Interwave hereby represents and warrants to Alvarion and Merger Sub, as of the date hereof, subject to such exceptions as are disclosed in writing in the disclosure schedule supplied by Interwave to Alvarion, dated as of the date hereof and certified by a duly authorized officer of Interwave (the "Interwave Disclosure Schedule"), as follows (reference to Interwave in this Article II shall be deemed to include reference to each of its Subsidiaries (as such term is defined in Section 2.1(b) below) unless the context otherwise requires).

        2.1    Organization and Qualification; Subsidiaries.

          (a)   Each of Interwave and its Subsidiaries is a corporation duly organized and validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Interwave and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and, where applicable is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interwave.

          (b)   Section 2.1(b) of the Interwave Disclosure Schedule lists each of Interwave's subsidiaries of the date hereof (the "Subsidiaries"), the jurisdiction of incorporation of each Subsidiary, and Interwave's equity interest therein. Except as set forth in Section 2.1(b) of the Interwave Disclosure Schedule, neither Interwave nor any of its Subsidiaries has agreed, is obligated to make, or is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, license, sublicense, benefit plan, obligation, commitment or binding undertaking of any nature (a "Contract") under which it may become obligated to make any future investment in, or capital contribution to, any other entity. Except as set forth in Section 2.1(b) of the Interwave Disclosure Schedule, neither Interwave nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any person.

        2.2    Memorandum of Association; Bye-laws.    Interwave has previously furnished to Alvarion a complete and correct copy of its Memorandum of Association and Bye-laws as amended to the date of this Agreement (together, the "Interwave Charter Documents"). Such Interwave Charter Documents and equivalent organizational documents of each of Interwave's Subsidiaries are in full force and effect. Interwave is not in violation of any of the provisions of the Interwave Charter Documents, and no Subsidiary of Interwave is in violation of its equivalent organizational documents.

        2.3    Capitalization.

          (a)   The authorized share capital of Interwave consists of 20,000,000 Common Shares, US$0.01 par value per share and 10,000,000 Preferred Shares, US$0.001 par value per share. Interwave has no class of share capital authorized other than the Interwave Shares. As of the close of business on July 23, 2004, (i) no Preferred Shares were issued and outstanding and 9,165,105 Interwave Shares were issued and outstanding, all of which Interwave Shares were validly issued, fully paid and nonassessable; (ii) except as set forth in Section 2.3 of the Interwave Disclosure Schedule, no Interwave Shares were held by subsidiaries of Interwave; (iii) 147,981 Interwave Shares were reserved for future issuance pursuant to Interwave's ESPP; (iv) 1,947,024 Interwave Shares were reserved for issuance under Interwave Option Plans (as defined in Section 2.3(c), of which 1,547,360 were subject to outstanding options to purchase Interwave Shares and 399,664 were available for future options grants; and (v) 284,908 Interwave Shares were reserved for issuance upon the exercise of warrants to purchase Interwave Shares as set forth in Section 2.3 of the Interwave Disclosure Schedule (the "Interwave Warrants").

          (b)   Other than as described in the preceding sentence and except as set forth in Section 2.3 of the Interwave Disclosure Schedule, as of the close of business on July 23, 2004, there were no other shares, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Interwave any share capital of Interwave and there were not any Contracts providing for the issuance of, or the granting of rights to acquire, any share capital of Interwave or under which Interwave is, or may become, obligated to issue any of its securities. Except as set forth in Section 2.3 of the Interwave Disclosure Schedule, there are no commitments, agreements or understandings of any character to which Interwave is bound obligating Interwave to accelerate the vesting of any Interwave Share Option (as defined in Section 5.11) as a result of the Amalgamation.

          (c)   Section 2.3 of the Interwave Disclosure Schedule sets forth the following information with respect to each Interwave Share Option outstanding as of the close of business on July 23, 2004:

  (i) the name and address of the optionee; (ii) the particular plan, if applicable, pursuant to which such Interwave Share Option was granted, (iii) the number of Interwave Shares subject to such Interwave Share Option; (iv) the exercise price of such Interwave Share Option; (v) the date on which such Interwave Share Option was granted; (vi) the applicable vesting schedule, including the vesting commencement date; (vii) the date on which such Interwave Share Option expires; (viii) whether the vesting or exercisability of such Interwave Share Option will be accelerated in any way by the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), and the extent of any such acceleration; and (ix) whether, as of the close of business on July 23, 2004, the optionee was employed by Interwave and, if not so employed, the date of termination and expiration of such Interwave Share Option. Interwave has made available to Alvarion accurate and complete copies of Interwave's 1994 Stock Plan, 1999 Option Plan and 2001 Supplemental Stock Option Plan (collectively, the "Interwave Option Plans") pursuant to which Interwave has granted such Interwave Share Options that are currently outstanding and the form of all share option agreements evidencing such Interwave Share Options. All Interwave Shares subject to issuance as aforesaid have been duly authorized and, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be validly issued, fully paid and nonassessable. No outstanding Interwave Shares are unvested or subject to any repurchase option in favor of Interwave. All outstanding Interwave Shares, all outstanding Interwave Share Options, and all outstanding shares of capital stock of each subsidiary of Interwave have been issued and granted (i) in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) in material compliance with all applicable requirements set forth in Contracts. For the purposes of this Agreement, "Legal Requirements" means any U.S. federal or state law, or material local or municipal law, or Bermuda or other foreign law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)).

          (d)   Except for (i) securities that Interwave owns, directly or indirectly through one or more Subsidiaries, free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, rights of first refusal, preemptive rights or restrictions of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset other than pursuant to applicable securities laws and regulations, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), ("Liens"), other than Liens for Taxes not yet due and payable, and (ii) shares of capital stock or other similar ownership interests of Subsidiaries that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such Subsidiaries (which shares or other interests do not materially affect Interwave's control of such Subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Interwave, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in this Section 2.3 or Section 2.3 of the Interwave Disclosure Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Interwave or any of its Subsidiaries is a party or by which it is bound, obligating Interwave or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Interwave or any of its subsidiaries or obligating Interwave or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement or as set forth in Section 2.3 of the Interwave Disclosure Schedule, there are no registration rights and there is, except for the Voting Agreements, no voting trust, proxy, rights plan, anti takeover plan or other similar agreement or understanding to which Interwave or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Interwave or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. Shareholders of Interwave have the right to apply to the Supreme Court of Bermuda for appraisal of the fair value of their Shares under ss. 106(6) - (6D) of the Bermuda Act.

          (e)   Interwave's shares are not listed for trading on any foreign or domestic stock exchange other than Nasdaq, nor has Interwave applied to list its shares on any such stock exchange.

        2.4    Authority Relative to this Agreement.    Interwave has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of the Agreement, the Amalgamation and the transactions contemplated by this Agreement by the vote of a majority of the outstanding Interwave Shares and by three-fourths of the votes cast at the general meeting called to consider the Amalgamation and the Agreement (the "Interwave General Meeting"), to consummate the transactions contemplated hereby, and no other corporate proceedings on the part of Interwave are necessary to authorize this Agreement or for Interwave to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Interwave and, assuming the due authorization, execution and delivery by Alvarion and Merger Sub, constitutes a legal and binding obligation of Interwave, enforceable against Interwave in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth above, no vote or approval of: (i) any single creditor of Interwave; (ii) any holder of any option or warrant granted by Interwave; or (iii) any shareholder of any of Interwave's subsidiaries is necessary in order to approve this Agreement, or to approve or permit the consummation of the Amalgamation and the other transactions contemplated by this Agreement.

        2.5    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Interwave do not, and the performance of this Agreement by Interwave will not: (i) conflict with or violate the Interwave Charter Documents or the equivalent organizational documents of any of Interwave's Subsidiaries; (ii) trigger any rights or similar "poison pill" plans; (iii) subject to compliance with the requirements set forth in Section 2.5, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Interwave or any of its subsidiaries or by which its or any of their respective properties is bound or affected; or (iv) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Interwave's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Interwave or any of its subsidiaries pursuant to, any material Contract to which Interwave or any of its subsidiaries is a party or by which Interwave or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (iii) or (iv), individually or in the aggregate: (A) as of the date hereof reasonably be expected to have a Material Adverse Effect on Interwave or materially delay consummation of the Amalgamation or otherwise prevent the parties hereto from performing their obligations under this Agreement.

          (b)   Other than with respect to procedures under the Bermuda Act and the Delaware Code, the execution and delivery of this Agreement by Interwave does not, and the performance of this Agreement by Interwave will not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign, including the Bermuda Monetary Authority (each, a "Governmental Entity") with respect to Interwave, except: (i) for: (A) compliance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (B) compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign governmental entities; and (C) compliance with the rules and regulations of Nasdaq; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not as of the date hereof, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interwave or, after the Effective Time, Alvarion or Merger Sub, or (B) would not prevent or materially delay consummation of the transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

        2.6    Compliance with Laws; Environmental Matters; Permits.

          (a)    Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i)  "Hazardous Material" is any material or substance that is prohibited or regulated by any applicable Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, but excluding office and janitorial supplies properly maintained.

             (ii)  "Environmental Laws" are all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, and other comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

          (b)    Compliance with Laws.    Neither Interwave nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of, any law (including Environmental Laws and the Foreign Corrupt Practices Act of 1977, as amended), rule, regulation, order, judgment or decree applicable to Interwave or any of its subsidiaries or by which its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Interwave. To the knowledge of Interwave, no investigation or review by any Governmental Entity is pending or, to the knowledge of Interwave, threatened against Interwave or its Subsidiaries, nor has any Governmental Entity indicated to Interwave an intention to conduct the same, other than, in each such case, those the outcome which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interwave.

          (c)    Environmental Matters.    Interwave has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by Interwave, or at any other property, or exposed any employee or other individual to any Hazardous Materials or any workplace or environmental condition in violation of Environmental Laws and in such a manner as would result in any material liability or clean-up obligation to

  Interwave except for such liability or clean-up obligation as would not have a Material Adverse Effect on Interwave. To the knowledge of Interwave, (i) no Hazardous Materials are present in, on, or under any properties owned, leased or used at any time by Interwave, and (ii) no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased or used at any time by Interwave, in each case so as to give rise to any liability or clean-up obligation under any Environmental Laws except for such liability or clean-up obligation as would not be reasonably expected to have a Material Adverse Effect on Interwave.

          (d)    Approvals.    Interwave and its Subsidiaries hold all franchises, grants, permits, licenses, variances, easements, consents, certificates, exemptions, orders and approvals and other authorizations from Governmental Entities ("Approvals") which are (i) material to the operation of the business of Interwave and its Subsidiaries, and (ii) necessary to own, lease and operate the properties Interwave and its Subsidiaries purport to own, operate or lease except in the case of clause (ii) where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interwave. Interwave and its Subsidiaries have been and are in compliance with the terms of such Approvals and any conditions placed thereon except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect on Interwave.

        2.7    SEC Filings; Financial Statements.

          (a)   Interwave has made and will make available to Alvarion a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Interwave with the Securities and Exchange Commission ("SEC") since June 30, 2001 (the "Interwave SEC Reports"), which are all the forms, reports and documents required to be filed by Interwave with the SEC since such time. Except as set forth in Section 2.7 of the Interwave Disclosure Schedule the Interwave SEC Reports: (i) were and will be prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder; and (ii) did not and will not at the time of filing thereof (and if any Interwave SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement then also on the date of filing of such amendment or superseded filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Interwave's Subsidiaries is required to file any reports or other documents with the SEC.

          (b)   Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in Interwave SEC Reports (including any Interwave SEC Report filed after the date of this Agreement), as the same may be amended or supplemented: (i) complied and will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing; and (ii) was and will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, may not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Interwave and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end adjustments which were not or are not expected to be material in amount).

          (c)   Interwave's revenues for the quarter ended June 30, 2004, as reflected in its audited financial statements for the fiscal year ended June 30, 2004, which audited financial statements shall be provided to Alvarion prior to the Closing Date (the "June Financial Statements"), shall not be less than $11.0 million, and its operating expenses from research and development, sales (excluding commissions), marketing, general and administration (excluding bad debt expense, and acquisition associated costs (e.g., legal, financial advisory, accounting, auditing and other merger and acquisition associated costs) associated with the amalgamation and the transactions contemplated hereby ("Expenses") for such quarter, as reflected in the June Financial Statements, shall not exceed the prior quarter's Expenses by more than 10% of such prior quarter's Expenses.

        2.8    No Undisclosed Liabilities.    Neither Interwave nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed in an Interwave SEC Report or on a consolidated balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP and the Exchange Act and the rules and regulations of the SEC promulgated thereunder which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Interwave and its subsidiaries taken as a whole, except: (i) liabilities provided for in Interwave's balance sheet as of March 31, 2004 set forth in Interwave SEC Reports (or in the notes thereto) as of the date thereof; (ii) liabilities incurred since March 31, 2004 in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect on Interwave and that Interwave would have been permitted to incur under this Agreement in accordance with Section 4.1 had that section applied to the period prior to the date hereof; and (iii) banking, accounting, legal and printing fees and expenses associated with the Amalgamation.

        2.9    Absence of Certain Changes or Events.    Since March 31, 2004 to the date hereof, there has not been: (i) any Material Adverse Effect on Interwave; (ii) any declaration, setting aside or payment of any dividend on or bonus issue of, or other distribution (whether in cash, stock or property) in respect of, any of Interwave's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Interwave of any of Interwave's capital stock or any other securities of Interwave or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities; (iii) any consolidation, subdivision, split, combination or reclassification of any of Interwave's or any of its subsidiaries' capital stock; (iv) any granting by Interwave or any of its subsidiaries of any increase in compensation or benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Interwave or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Interwave or any of its Subsidiaries of any increase in severance or termination pay or any entry by Interwave or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Interwave of the nature contemplated hereby; (v) entry by Interwave or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.17) other than licenses in the ordinary course of business with terms and conditions consistent with past practice; or (vi) entry by Interwave or any of its subsidiaries into any material amendment or consent with respect to any licensing agreement which has been filed or is required to be filed by Interwave with the SEC; (vii) any material change by Interwave in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (viii) any revaluation by Interwave of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business; (ix) any sale of assets of Interwave other than in the ordinary course of business consistent with past practice; or (x) any Tax election or accounting method change inconsistent with past practice, agreement to pay, settlement or compromise of any material Tax liability or extension or waiver of any limitation period with respect to Taxes, or request or negotiation for or receipt of any Tax rulings.

        2.10    Absence of Litigation.    Except as specifically disclosed in the Interwave SEC Reports or in Section 2.10 of the Interwave Disclosure Schedule, there are no claims, actions, suits or proceedings pending or, to the knowledge of Interwave, threatened (or, to the knowledge of Interwave, any governmental or regulatory investigation pending or threatened) against Interwave or any of its subsidiaries or any properties or rights of Interwave or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign except for such claims, actions, suits or proceedings arising in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect on Interwave.

        2.11    Employee Matters and Benefit Plans.

          (a)    Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i)  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA;

             (ii)  "Code" shall mean the Internal Revenue Code of 1986, as amended;

            (iii)  "DOL" shall mean the Department of Labor;

            (iv)  "Employee" shall mean any current or former or retired employee, consultant or director of Interwave or any ERISA Affiliate;

             (v)  "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other Contract between Interwave or any ERISA Affiliate and any Employee;

            (vi)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

           (vii)  "ERISA Affiliate" shall mean any Subsidiary of Interwave or other person or entity under common control with Interwave or any subsidiary of Interwave within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

          (viii)  "Interwave Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement, other than an Employment Agreement, providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Interwave or any ERISA Affiliate for the benefit of any Employee, or with respect to which Interwave or any ERISA Affiliate has or may have any liability or obligation, including each International Employee Plan;

            (ix)  "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

             (x)  "International Employee Plan" shall mean each Interwave Employee Plan and each government-mandated plan or program that has been adopted or maintained by Interwave or any ERISA Affiliate, whether informally or formally, or with respect to which Interwave or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

            (xi)  "IRS" shall mean the Internal Revenue Service of the United States;

           (xii)  "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xiii)  "Pension Plan" shall mean each Interwave Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)    Schedule.    Section 2.11(b) of the Interwave Disclosure Schedule contains an accurate and complete list, as of the date hereof, of each Interwave Employee Plan other than legally-mandated plans, programs and arrangements, and each Employment Agreement. Interwave does not have any plan or commitment to establish any new Interwave Employee Plan or Employment Agreement, to modify any Interwave Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Interwave Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Alvarion in writing or as required by this Agreement), or to adopt or enter into any Interwave Employee Plan or Employment Agreement. Except as set forth on Section 2.11(b) of the Interwave Disclosure Schedule, neither Interwave nor any ERISA Affiliate is obligated to provide an Employee with any compensation or benefits pursuant to an agreement (for example, an acquisition agreement) with a former employer of such Employee.

          (c)    Documents.    Interwave has provided or made available to Alvarion correct and complete copies of: (i) all documents embodying each Interwave Employee Plan, other than legally-mandated plans, programs and arrangements and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Interwave Employee Plan or any International Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Interwave Employee Plan; (iv) if Interwave Employee Plan is funded, the most recent annual and periodic accounting of Interwave Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Interwave Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all written communications material to any Employee or Employees relating to any Interwave Employee Plan and any proposed Interwave Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Interwave; (viii) all correspondence to or from any Governmental Entity relating to any Interwave Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years' discrimination tests for each INTERWAVE Employee Plan; (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Interwave Employee Plan; and (xii) any licenses or permits held by Interwave or any of its Subsidiaries which enable it to employ foreign employees.

          (d)    Employee Plan Compliance.    Except as set forth on Section 2.11(d) of the Interwave Disclosure Schedule, (i) Interwave has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Interwave Employee Plan and Employment Agreement, and each Interwave Employee Plan and Employment Agreement has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any

  Interwave Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Interwave, threatened or reasonably anticipated against any Interwave Employee Plan or Employment Agreement or against the assets of any Interwave Employee Plan, except for claims for benefits in the ordinary course; (iv) each Interwave Employee Plan and Employment Agreement can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Alvarion, Interwave or any of its ERISA Affiliates (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of Interwave or any ERISA Affiliates, threatened by the IRS, DOL or any other Governmental Entity with respect to any Interwave Employee Plan; and (vi) neither Interwave nor any ERISA Affiliate is subject to any penalty or tax with respect to any Interwave Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e)    Retirement Plans and Welfare Plans.    Neither Interwave nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any Multiemployer Plan, any Pension Plan subject to Title IV of ERISA or Section 412 of the Code, any multiple employer plan (as defined in ERISA or the Code), or any "funded welfare plan" within the meaning of Section 419 of the Code. Any Interwave Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, except to the extent that there is still a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to incorporate such provisions. For each Interwave Employee Plan that is intended to be qualified under Section 401(a) of the Code, to the knowledge of Interwave, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. Except as set forth on Section 2.11(e) of the Interwave Disclosure Schedule, no Interwave Employee Plan provides health benefits that are not fully insured through an insurance contract.

          (f)    No Post-Employment Obligations.    Except as set forth in Section 2.11(f) of the Interwave Disclosure Schedule, no Interwave Employee Plan provides, or reflects or represents any liability to provide post-termination life, health or other welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and, to the knowledge of Interwave, Interwave and its Subsidiaries never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination life, health or other welfare benefits, except to the extent required by statute.

          (g)    Effect of Transaction.

              (i)  Except as set forth on Section 2.11(g) of the Interwave Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Interwave Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

             (ii)  Except as set forth on Section 2.11(g) of the Interwave Disclosure Schedule, no payment or benefit which will or may be made by Interwave or its ERISA Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

          (h)    Employment Matters.    Interwave and its Subsidiaries: (i) are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) are not liable for any arrears of wages; and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). As of the date hereof, to Interwave's knowledge, there are no pending, threatened or reasonably anticipated claims or actions against Interwave under any worker's compensation policy or long-term disability policy. Except as set forth in Section 2.11 of the Interwave Disclose Schedule, each current Employee is an "at-will" employee whose employment can be terminated by Interwave or any ERISA Affiliate at any time, with or without cause.

          (i)    Labor.    No work stoppage or labor strike against Interwave or any of its Subsidiaries is pending, or to the knowledge of Interwave, threatened or reasonably anticipated. Interwave does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.11(i) of the Interwave Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Interwave, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Interwave and its Subsidiaries, taken as a whole. Neither Interwave nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.11(i) of Interwave Disclosure Schedule, Interwave and its Subsidiaries are not presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Interwave.

          (j)    International Employee Plan.    Each International Employee Plan has in all material respects been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Interwave or Alvarion from terminating or amending any International Employee Plan at any time for any reason without material liability to Interwave or its ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

        2.12    Receivables.    Section 2.12 of the Interwave Disclosure Schedule provides an accurate and complete breakdown of all accounts receivable, notes receivable and other receivables of the Company as of March 31, 2004. Except and to the extent as has been reserved against in the consolidated financial statement contained in the Interwave SEC Reports, there is no dispute with respect to any material amount or the validity of any material accounts receivable of Interwave or any of its Subsidiaries and all such accounts receivable represent valid obligations of customers of Interwave arising from bona fide transactions entered into in the ordinary course of business.

        2.13    Restrictions on Business Activities    There is no Contract, judgment, injunction, order or decree binding upon Interwave or its Subsidiaries or to which Interwave or any of its Subsidiaries is a party which has or could reasonably be expected to have, following the consummation of the transaction, the effect of prohibiting or impairing any material business activity of the Amalgamated Company or any of the Subsidiaries, any acquisition of property by the Amalgamated Company or any of the Subsidiaries or the conduct of business by the Amalgamated Company or any of the Subsidiaries as currently conducted.

        2.14    Property.    Neither Interwave nor any of its Subsidiaries owns any material real property. Interwave and each of its subsidiaries have good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of their material properties and assets, free and clear of all Liens except: (a) Liens for Taxes not yet due and payable; and (b) such Liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. All leases pursuant to which Interwave or any of its Subsidiaries lease from others material real or personal property are valid and effective in accordance with their respective terms except as would not result in a Material Adverse Effect on Interwave, and there is not, under any of such leases, any existing material default or event of default of Interwave or any of its Subsidiaries or, to Interwave's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Interwave or Subsidiary has not taken adequate steps to prevent such default from occurring) except as would not result in a Material Adverse Effect of Interwave. All of the equipment of Interwave and its Subsidiaries which is in regular use and which is material to the business of Interwave and its Subsidiaries has been maintained in good operating condition and repair, reasonable wear and tear excepted, except for such failures to be in good operating condition and repair that would not, either individually or in the aggregate, reasonably be expected to materially impact the operation of the business of Interwave and its Subsidiaries, taken as a whole.

        2.15    Taxes.

          (a)    Definition of Taxes.    For purposes of this Agreement, "Tax" or, collectively, "Taxes", means: (i) any and all United States, Bermuda, federal, provincial, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under United States Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)    Tax Returns and Audits.    Except as provided on Section 2.15 of the Interwave Disclosure Schedule:

              (i)  Interwave and each of its Subsidiaries has timely filed, taking into account properly obtained extensions of time to file, all United States, federal, state, local and Bermuda and other foreign returns, estimates, declarations, information statements and reports ("Returns") relating to Taxes required to be filed by Interwave and each of its Subsidiaries with any Tax authority, and such Returns are true and correct in all material respects and have been completed in material accordance with applicable law. Interwave and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

             (ii)  Interwave and each of its Subsidiaries (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld from each payment or deemed payment made to its past or present employees, officers, directors and independent contractors, suppliers, creditors, stockholders or other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by law, paid such withheld amounts to the proper governmental authorities.

            (iii)  Neither Interwave nor any of its Subsidiaries has been delinquent in the payment of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Interwave, nor has Interwave or any of its Subsidiaries executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax.

            (iv)  No audit or other examination of any Return of Interwave or any of its Subsidiaries is currently in progress, nor has Interwave or any of its Subsidiaries been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to Interwave's knowledge, threatening to assert, against Interwave or any of its Subsidiaries any claim for Taxes. There are no matters relating to material Taxes under discussion between any taxing authority and Interwave or any of its Subsidiaries.

             (v)  No material adjustment relating to any Returns filed by Interwave or any of its Subsidiaries (and no claim by a taxing authority in a jurisdiction in which Interwave does not file Returns that Interwave or any of its Subsidiaries may be subject to taxation by such jurisdiction) has been proposed, formally or, to Interwave's knowledge, informally, by any Tax authority to Interwave or any of its Subsidiaries or, to Interwave's knowledge, any Interwave accountant, attorney or other advisor or representative thereof.

            (vi)  Neither Interwave nor any of its Subsidiaries has any liability for unpaid Taxes in excess of $50,000 (or the equivalent in other currencies) (whether or not shown to be due on any Return) which has not been accrued for or reserved on the most recent Interwave balance sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the date of Interwave's most recent balance sheet in connection with the operation of the business of Interwave and its Subsidiaries in the ordinary course.

           (vii)  There is no Contract covering any employee or former employee of Interwave or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible as an expense pursuant to Section 162(m) of the Code, nor has Interwave or any of its Subsidiaries made any payment of any amount that would not be deductible as an expense pursuant to Section 404 of the Code.

          (viii)  Neither Interwave nor any of its Subsidiaries: (A) has ever been a member of an affiliated group filing a consolidated Return; (B) has ever been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding and does not owe any amount under any such agreement; (C) is liable for the Taxes of any other person under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; and (D) is currently a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

            (ix)  There are no Liens on the assets of Interwave or any of its Subsidiaries relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

             (x)  Neither Interwave nor any of its Subsidiaries has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would reasonably be expected to have an adverse effect on Interwave.

            (xi)  Neither Interwave nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code: (A) in the two years prior to the date of this Agreement or; (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Amalgamation.

           (xii)  Interwave and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any government and, to the knowledge of Interwave, subject to receipt of the Approvals required herein, the consummation of the Amalgamation will not have any adverse effect on the validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

        2.16    Brokers.    Except for fees and expenses payable to Broadview pursuant to an Engagement Letter dated May 3, 2004, a true, correct and complete copy of which has been provided to Alvarion and which has not been amended or modified in any respect, Interwave has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, including the Amalgamation.

        2.17    Intellectual Property.

          (a)   For the purposes of this Agreement, the following terms have the meanings set forth below:

            "Intellectual Property" shall mean any or all of the following embodied in any media: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks and service marks; (vi) domain names, web addresses and sites; and (vii) tools, methods and processes.

            "Intellectual Property Rights" shall mean any and all worldwide, common law and/or statutory rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and other rights in know how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefor, and mask works and mask work registrations and applications therefor, and all other rights corresponding thereto ("Copyrights"); (iv) all uniform resource locators, e-mail and other internet addresses and domain names and applications and registrations therefore ("URLs"); all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith ("Trademarks"); (v) all "moral" or economic rights of authors and inventors, however denominated throughout the world, and (vi) any similar, corresponding or equivalent rights to any of the foregoing.

            "Interwave Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights, including Registered Intellectual Property Rights that are owned by or exclusively licensed to Interwave or any of its Subsidiaries.

            "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; and (iv) any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

            "Interwave Product" means any product or service offering of Interwave or any of its Subsidiaries being marketed, sold or licensed by Interwave or any of its Subsidiaries.

          (b)   Section 2.17(b) of the Interwave Disclosure Schedule lists all Registered Intellectual Property Rights owned or exclusively licensed by, or filed in the name of, or applied for by Interwave or any of its Subsidiaries as of the date hereof (the "Interwave Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) which Interwave has received notice of and which are related to any of Interwave Registered Intellectual Property Rights or Interwave Intellectual Property.

        Except as set forth in Section 2.17 of the Disclosure Schedule,

          (c)   Interwave has no knowledge of any facts or circumstances that would render any Interwave Registered Intellectual Property invalid. Without limiting the foregoing, Interwave knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of Interwave Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Interwave Registered Intellectual Property Right and neither Interwave nor any of its Subsidiaries has misrepresented, or failed to disclose, any facts or circumstances in any application for any Interwave Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise adversely affect the validity or enforceability of any Interwave Registered Intellectual Property Right.

          (d)   Each material item of Interwave Registered Intellectual Property Rights (that has been issued or granted) is valid and subsisting, and all necessary registration, maintenance and renewal fees currently due in connection with Interwave Registered Intellectual Property Rights have been paid and all documents and certificates currently due in connection with such Interwave Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of obtaining or maintaining such Interwave Registered Intellectual Property Rights. There are no actions that must be taken by Interwave or any of its Subsidiaries within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the PTO office actions, documents, applications or certificates for the purposes of prosecuting, maintaining, perfecting or preserving or renewing any Interwave Registered Intellectual Property Rights. In each case in which Interwave or any of its Subsidiaries has acquired ownership of any Intellectual Property Rights from any person, Interwave or such Subsidiary has obtained an assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to Interwave or such Subsidiary.

          (e)   No Contract to which Interwave or a Subsidiary is a party shall restrict (or impose a payment of any kind to any third party for) the transferability, alienation or licensing of Interwave Intellectual Property or any Intellectual Property Rights that are licensed to Interwave or any of its Subsidiaries by, the Amalgamated Company and/or Alvarion.

          (f)    Each material item of Interwave Intellectual Property is free and clear of any Liens. Interwave and its Subsidiaries are the exclusive owners or exclusive licensees of all Interwave Intellectual Property. Interwave or one or more of its Subsidiaries is the exclusive owner, or has acquired the necessary licenses to use, all material Trademarks used in connection with the operation or conduct of the business of Interwave, including the sale, distribution or provision of any Interwave Products by Interwave or any of its Subsidiaries. Interwave or one or more of its Subsidiaries is the exclusive owner of, or has acquired the appropriate licenses to use, all Copyrighted works that are included or incorporated into Interwave Products or which Interwave or any of its Subsidiaries otherwise purports to own. To Interwave's knowledge, the Interwave Products do not infringe on any Patents held by third parties.

          (g)   Interwave has not granted any exclusive license of or right to use or authorized the exclusive retention of any rights to use or joint ownership of any Interwave Intellectual Property, to any other person.

          (h)   All Interwave Intellectual Property was created solely by either (i) employees of Interwave or one or more of its Subsidiaries acting within the scope of their employment, or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Interwave or one of its Subsidiaries, and no third party owns any rights to any of the Interwave Intellectual Property.

          (i)    To the extent that any Interwave Intellectual Property has been developed or created independently or jointly by any person other than Interwave or any of its Subsidiaries for which Interwave or such Subsidiary has paid any consideration of any kind, Interwave or one or more of its Subsidiaries has a written Contract with such person with respect thereto, and Interwave or one or more of its Subsidiaries thereby has obtained ownership of, and is the exclusive owner of, all such Interwave Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

          (j)    Other than software licensed from third parties identified in Section 2.17(j) of the Interwave Disclosure Schedule or inbound "shrink-wrap" and similar generally available commercial binary code end-user licenses, Interwave Intellectual Property constitutes all the material items of Intellectual Property and Intellectual Property Rights, and, to Interwave's knowledge, Patents, which, as of the date hereof, are used in and necessary to the conduct of the business of Interwave as it currently is conducted by Interwave.

          (k)   Other than: (i) inbound "shrink-wrap" and similar generally available commercial binary code end-user licenses and (ii) customer agreements entered into in the ordinary course of Interwave's business, the Contracts listed in Section 2.17(k) of the Interwave Disclosure Schedule include all Contracts to which Interwave or any of its Subsidiaries is a party as of the date hereof with respect to any Intellectual Property and Intellectual Property Rights ("IP Contracts"). All IP Contracts are in full force and effect and the consummation of the transactions contemplated by this Agreement will not under the terms of such IP Contracts, violate, trigger any right of any third party to obtain any source code from any escrow under, or result in the breach, modification, cancellation, termination or suspension of such IP Contracts. Interwave is not in breach of nor has Interwave failed to perform under, any of the foregoing IP Contracts and, to Interwave's knowledge, no other party to any such IP Contract, is in material breach thereof or has materially failed to perform thereunder. The IP Contracts will not restrict and, following the Closing Date, the Amalgamated Company will be permitted to exercise all of Interwave's rights under such IP

  Contracts to the same extent Interwave would have been able to had the Amalgamation not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Interwave would otherwise be required to pay under such IP Contracts.

          (l)    Except for inbound "shrink-wrap" and generally available commercial binary code end-user or enterprise licenses and except for technology in the public domain, all Intellectual Property and, to Interwave's knowledge, Patents, used in and necessary to the conduct of Interwave's business as presently conducted by Interwave was created solely by: (i) employees of Interwave or one or more of its Subsidiaries acting within the scope of their employment; (ii) third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Interwave or one or more of its subsidiaries or (iii) third parties who have granted to Interwave or one or more of its subsidiaries a license (sufficient for the conduct of Interwave's business as presently conducted by Interwave) to all such third party's Intellectual Property Rights in such Intellectual Property, and no third party owns or has any exclusive rights to any of Interwave Intellectual Property owned by Interwave or any of its Subsidiaries (other than non-exclusive license rights therein in connection with licensing Interwave Products in the ordinary course of Interwave business consistent with past practice).

          (m)  There are no Contracts between Interwave or any of its Subsidiaries and any other person with respect to Interwave Intellectual Property or any Intellectual Property Rights that are licensed to Interwave or any of its Subsidiaries under which there is any material dispute as of the date hereof regarding the rights and obligations specified in such Contracts, or performance under such Contracts including with respect to any payments to be made or received by Interwave or any of its Subsidiaries thereunder.

          (n)   Interwave or one or more of its Subsidiaries own or have the right to use pursuant to valid licenses, all software development tools, library functions, and compilers used by Interwave in the operation of the business of Interwave or such Subsidiary or that are required to create, modify, compile, operate or support any Interwave Product and such right to use shall not be affected by the Amalgamation and shall be vested in the Amalgamated Company or the Subsidiaries. No software licensed pursuant to any GNU public license (or similar license that requires or purports to require the distribution of source code of derivative works for open source software) is incorporated into any Interwave Product.

          (o)   No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Interwave Intellectual Property. To the knowledge of Interwave, no current or former employee, consultant or independent contractor of Interwave, who was involved in, or who contributed to, the creation or development of any Interwave Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Interwave.

          (p)   No Interwave Intellectual Property as of the date hereof was developed with funding provided by any Governmental Entity or quasi-Governmental Entity. No Contact to which Interwave is a party restricts Interwave and/or Alvarion or the Amalgamated Company from transferring, conveying and/or assigning Interwave Intellectual Property to any entity located in any jurisdiction in the world.

          (q)   The design, development, use, import, manufacture and sale of Interwave Products as it currently is conducted by Interwave, does not infringe or misappropriate any Intellectual Property Right of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and Interwave has not received notice from any person claiming Interwave infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Interwave have knowledge of any basis therefor). To the knowledge of Interwave, the design, development, use, import, manufacture and sale of Interwave Products as conducted by Interwave and the Interwave Intellectual Property do not infringe the Patents of a third party.

          (r)   To the knowledge of Interwave, no person is materially infringing or misappropriating any Interwave Intellectual Property.

          (s)   To the knowledge of Interwave, no Interwave Intellectual Property Right is subject to any proceeding or outstanding decree, order, judgment, Contract or stipulation that restricts in any manner the use, transfer or licensing thereof by Interwave or which would reasonably be expected to adversely affect the validity, use or enforceability of such Interwave Intellectual Property.

          (t)    Interwave and its Subsidiaries have taken commercially reasonable steps to protect Interwave's and its Subsidiaries' rights in confidential information and trade secrets of Interwave and its Subsidiaries or of other persons, to the extent required in connection with the disclosure of such confidential information or trade secrets to Interwave or any of its Subsidiaries. Without limiting the foregoing, Interwave has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment Contracts substantially in one of the forms made available to Alvarion and all current and former employees, consultants and contractors of Interwave and its Subsidiaries are in material compliance with such policy. All employees of Interwave and its Subsidiaries that have participated in the development of Interwave Products have entered into one or more valid and binding written Contracts with Interwave or one of its Subsidiaries sufficient to vest title in Interwave or such Subsidiary of all Intellectual Property, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with Interwave or such Subsidiary.

          (u)   No agreement to which Interwave or its Subsidiary is a party will, following the Amalgamation, result in: (i) Alvarion's or the Amalgamated Company's granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them; (ii) either Alvarion's or the Amalgamated Company's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (iii) either Alvarion's or the Amalgamated Company's being contractually obligated to pay any royalties or other amounts to any third party in excess of those currently payable by Interwave in respect thereof.

        2.18    Contracts.    Except as set forth in Section 2.18 of the Interwave Disclosure Schedule, as of the date hereof neither Interwave nor any of its Subsidiaries is a party to or is bound by any of the following Contracts (other than any such Contract which is no longer of any force or effect):

          (a)   (i) any employment or consulting Contract with any Employee, or (ii) any service, operating or management Contract with respect to any of its facilities (whether leased or owned) other than (A) those that are terminable by Interwave or any of its Subsidiaries on no more than ninety (90) days' notice without liability or financial obligation to Interwave, and (B) those that do not involve in excess of $200,000 (or, with respect to consulting Contracts, $100,000) being paid by Interwave per annum;

          (b)   any Contract of indemnification or any guaranty (other than any Contract of indemnification or warranty entered into in connection with the sale, license, distribution or marketing of products or services or Contracts which typically contain indemnity provisions but which are not primarily indemnification agreements (such as leases for real property, service contracts and the like), entered into in the ordinary course of business);

          (c)   any Contract containing any covenant limiting in any respect the right of Interwave or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (d)   any Contract relating to the disposition or acquisition by Interwave or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Interwave or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Interwave's Subsidiaries;

          (e)   any dealer, distributor, joint marketing or development Contract under which Interwave or any of its Subsidiaries have continuing material obligations to jointly market any Interwave Product and which may not be canceled without penalty upon notice of ninety (90) days or less, or pursuant to which Interwave or any of its Subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Interwave or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (f)    any Contract to license any third party to manufacture, reproduce, sell or distribute any Interwave Products, except Contracts with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Alvarion;

          (g)   any Contract to provide source code to any third party for any Interwave Product that is material to Interwave and its Subsidiaries taken as a whole;

          (h)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than trade payables incurred in the ordinary course of business;

          (i)    any material settlement agreement under which Interwave has ongoing obligations; and

          (j)    any other Contract involving in excess of $165,000 being paid by or to Interwave per annum.

        Neither Interwave nor any of its Subsidiaries, nor to Interwave's knowledge any other party to any Contract required to be disclosed in Section 2.17 or 2.18 of the Interwave Disclosure Schedule (any such contract, an "Interwave Contract"), is in material breach, violation or default under, and neither Interwave nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Interwave Contract in such a manner as would permit any other party to cancel or terminate any such Interwave Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). To Interwave's knowledge, no third party has breached, violated or defaulted under any of the material terms of any Interwave Contract. Interwave has made available to Alvarion true and correct copies of all Contracts between Interwave and its top ten customers (based on revenues for the twelve months ended March 31, 2004).

        2.19    Opinion of Financial Advisor.    Interwave's financial advisor, Broadview, has delivered to the Board of Directors of Interwave an oral opinion, to be confirmed in writing, to the effect that, as of the date of such opinion, the aggregate merger consideration is fair from a financial point of view to the Interwave shareholders.

        2.20    Insurance.    Interwave maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Interwave and its Subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons at similar stages of development and financial condition conducting businesses similar to those of Interwave and its Subsidiaries. A list of all the Insurance Policies covering Interwave's operations in the United States is attached as Section 2.20 of the Disclosure Schedule. There is no material claim by Interwave or any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters of such policies or bonds.

        2.21    Board Approval.    As of the date hereof and subject to Section 5.2(d), the Board of Directors of Interwave has unanimously: (a) determined that this Agreement, the Amalgamation and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Interwave and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Interwave to its creditors; (b) subject to the approval of Interwave shareholders as provided in Section 2.4, approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholders of Interwave approve this Agreement, the Amalgamation and the other transactions contemplated by this Agreement.

        2.22    Inapplicability of Certain Statutes.    Other than the Bermuda Act, the Delaware Code and other than competition statutes, Interwave is not subject to any business combination, control share acquisition, fair price or similar statute that applies to the Amalgamation or any other transaction contemplated by this Agreement.

        2.23    Foreign Corrupt Practices Act.    Neither Interwave nor any Subsidiary, nor, to the knowledge of Interwave, any agent or employee has, directly or indirectly, materially violated any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended.

        2.24    Major Customers and Suppliers; Product Prices.

          (a)   Section 2.24 (a) of the Disclosure Schedule contains a list of all customers, including distributors, of Interwave for each of the two (2) most recent fiscal years showing separately the total sales (including payment terms) and total shipments to each such customer during each such year and any firm orders received by Interwave from such customer, provided such sales exceeded $100,000 in any such fiscal year. Except to the extent noted in Section 2.24(a) of the Disclosure Schedule, no customer described in Section 2.24 of the Disclosure Schedule has indicated in writing to Interwave its intention to cancel any purchase order, or return any products purchased by it, to the extent such cancellations or returns exceed in the aggregate $100,000.

          (b)   Section 2.24(b) of the Interwave Disclosure Schedule contains a list by product line of the twenty major sales representatives, dealers, distributors and franchisees of Interwave. Interwave has furnished to Alvarion copies of all sales representatives, dealers, distributors and franchise contracts, and all substantial additions, modifications or exceptions thereto.

          (c)   Section 2.24(c) of the Interwave Disclosure Schedule contains a list of Interwave's twenty major suppliers (determined on the basis of the total dollar amount of purchases during 2003 and the first calendar quarter of 2004) showing the total purchases from each such supplier during the year 2003 and the first calendar quarter of 2004 and any open orders placed by Interwave with such supplier.

        2.25    Product Warranty and Product Liability.    Interwave and its Subsidiaries have not received any written product liability claims and any claims, actions, suits or proceedings pending or that to Interwave's knowledge are threatened, relating to the Interwave Products or to Interwave, within the last three (3) years (whether or not covered by insurance), except for (i) claims which have been fully settled and (ii) unresolved claims, actions, suits or proceedings that would not have a Material Adverse Effect on Interwave. The Interwave Products have been designed and manufactured so as to comply, in all material respects, with all mandatory governmental standards and specifications currently in effect in jurisdictions where the Interwave Products are sold, and have received all governmental approvals necessary to allow their sale and use and comply with all customer specifications in jurisdictions where the Interwave Products are sold, except where such non-compliance or failure to receive approvals will not have a Material Adverse Effect on Interwave.

        2.26    Inventory.    In each set of consolidated financial statements (including, in each case, any related notes thereto) to the Interwave SEC Reports, Interwave's inventory has been valued in accordance with U.S. GAAP consistently applied and consists of items of quality useable and saleable in the normal course of Interwave's business except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided.

        2.27    Full Disclosure.    This Section 2 (including the Interwave Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein not false or misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ALVARION AND MERGER SUB

        Alvarion and Merger Sub jointly and severally represent and warrant to Interwave, as of the date hereof, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Alvarion to Interwave, dated as of the date hereof and certified by a duly authorized officer of Alvarion (the "Alvarion Disclosure Schedule"), as follows:

        3.1    Organization and Qualification.    Each of Alvarion and its subsidiaries is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Alvarion. Each of Alvarion and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Alvarion. Each of Alvarion and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and, where applicable, is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Alvarion. Merger Sub is a newly incorporated Delaware corporation. Except in connection with this Agreement, Merger Sub has not conducted any operations nor entered into any agreements, nor will it do either prior to the Effective Time. Merger Sub has no obligations or liabilities, either accrued, absolute, contingent or otherwise, nor will it have any such obligations or liabilities prior to the Effective Time or the earlier termination of this Agreement.

        3.2    Charter Documents.    Alvarion has previously furnished to Interwave complete and correct copies of its Memorandum of Association and Articles of Association as amended to date (together, the "Alvarion Charter Documents") and the Certificate of Incorporation and Bye-laws of Merger Sub (the "Merger Sub Charter Documents"). Such Alvarion Charter Documents and Merger Sub Charter Documents are in full force and effect. Alvarion is not in violation of any of the provisions of the Alvarion Charter Documents, and Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

        3.3    Authority Relative to this Agreement.    Each of Alvarion and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Alvarion and by Merger Sub and the performance by each of Alvarion and Merger Sub of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Alvarion and Merger Sub, and no other corporate proceedings on the part of Alvarion or Merger Sub and no vote by Alvarion's stockholders are necessary to authorize this Agreement or for each of Alvarion and Merger Sub to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Alvarion and by Merger Sub and, assuming the due authorization, execution and delivery by Interwave, constitutes a legal and binding obligation of Alvarion and of Merger Sub, enforceable against Alvarion and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        3.4    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Alvarion and Merger Sub do not, and the performance of this Agreement by Alvarion and Merger Sub will not: (i) conflict with or violate the Alvarion Charter Documents, Merger Sub Charter Documents or equivalent organizational documents of any of Alvarion's subsidiaries; or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Alvarion or any of its subsidiaries or by which it or their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Alvarion's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Alvarion or any of its subsidiaries pursuant to, any material Contract to which Alvarion or any of its subsidiaries is a party or by which Alvarion or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii), individually or in the aggregate prevent or materially delay consummation of the Amalgamation or otherwise prevent the parties hereto from performing their obligations under this Agreement, including Alvarion's obligations to pay the aggregate amount of Per Share Cash Consideration and all Accounts Payable Costs.

          (b)   The execution and delivery of this Agreement by Alvarion and Merger Sub do not, and the performance of this Agreement by Alvarion and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity with respect to Alvarion and Merger Sub except: (i) for: (A) compliance with applicable requirements of the Securities Act; (B) compliance with the pre-merger notification requirements of the HSR Act and of foreign governmental entities; (C) compliance with the rules and regulations of Nasdaq; and (D) (i) other filings and recordation as required by Governmental Entities other than those in the United States; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alvarion, or (B) would not prevent or materially delay the consummation of the Amalgamation or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

        3.5    SEC Filings; Financial Statements.

          (a)   Alvarion has made available to Interwave a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Alvarion with the SEC since December 31, 2002 and prior to the date of this Agreement (the "Alvarion SEC Reports"), which are all the forms, reports and documents required to be filed by Alvarion with the SEC since such time. The Alvarion SEC Reports: (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder; and (ii) did not at the time of filing thereof (and if any Alvarion SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement then also on the date of filing of such amendment or superseded filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Alvarion SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing; (ii) was prepared in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, may not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Alvarion and its consolidated subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal adjustments which were not or are not expected to be material in amount); and (iii) fairly presents in all material respects Alvarion's revenue recognition policies.

        3.6    Financing.    Alvarion has, or will have at the Closing, sufficient cash or cash equivalent funds to pay the aggregate amount of Per Share Cash Consideration and all Accounts Payable Costs.

        3.7    Brokers.    Alvarion has not incurred nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for any such fees and expenses payable solely by Alvarion.

        3.8    Merger Sub Board Approval.    The Board of Directors of Merger Sub has unanimously: (a) determined that the Amalgamation is fair to, and in the best interests of, Merger Sub and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Merger Sub to its creditors; (b) approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholder of Merger Sub approves this Agreement, the Amalgamation and the other transactions contemplated by this Agreement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1    Conduct of Business by Interwave.    Except as required or permitted by the terms of this Agreement, as set forth in Section 4.1 of the Interwave Disclosure Schedule or approved by Alvarion in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Interwave and its Subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes), pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to: (a) preserve intact its present business organization; (b) keep available the services of its present officers and key employees; and (c) preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings; provided, however, that in the event Interwave shall be required to take or refrain from taking any action pursuant to this Section 4.1 that would cause or would have the result of causing any representation or warranty of Interwave set forth in this Agreement to be or become inaccurate, Interwave shall so notify Alvarion in writing, and as soon as practicable, and in no event more than three (3) business days, after Alvarion's receipt of such notice Alvarion shall advise Interwave in writing as to whether Interwave should (x) take or refrain from taking such action, in which event such action or inaction shall not be deemed to constitute a breach of, or inaccuracy in, such representations or warranties, or (y) cause such representation or warranty to remain accurate, in which case such action or inaction shall not be deemed to constitute a breach of this Section 4.1. Interwave shall by 5 p.m. Pacific Daylight Time on every second Tuesday beginning on August 10, 2004 provide Alvarion with Interwave's current and estimated bookings, sales, cash receipts and cash expenditures for the then current fiscal quarter.

        In addition, except as required or permitted by the terms of this Agreement, as set forth in Section 4.1 of the Interwave Disclosure Schedule or approved by Alvarion in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Interwave shall not do any of the following and shall not permit its Subsidiaries to do any of the following (it being understood and agreed that any action taken or omitted to be taken by Interwave after the execution and delivery of this Agreement that is either permitted by the terms of this Section 4.1 or approved by Alvarion in writing pursuant to this Section 4.1 shall not be deemed to constitute a breach of, or inaccuracy in, any of the representations or warranties of Interwave set forth in this Agreement):

          (a)   Waive any stock repurchase rights, accelerate, (other than in accordance with written agreements outstanding on the date hereof and disclosed on Section 2.3 or 2.11(g) of the Interwave Disclosure Schedule), amend or change the period of exercisability of any Interwave Share Option, or reprice any Interwave Share Option or authorize cash payments in exchange for any Interwave Share Option or allow any new enrollments in the ESPP or allow any participant in the ESPP to increase his or her participation rate in the ESPP;

          (b)   Grant any severance or termination pay to any officer or employee except in the ordinary course of business consistent with past practices or pursuant to written agreements outstanding, or written policies existing, on the date hereof and included in the Interwave Disclosure Schedule, or as required by applicable law or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement, custom, policy or arrangement existing on the date hereof, or grant any equity based compensation, whether payable in cash or stock, including any Interwave Share Options except as permitted under Section 4.1(g), all except the issuance of Interwave Shares upon exercise of vested Options contemplated by this Agreement;

          (c)   Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Interwave Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to end users in the ordinary course of business consistent with past practices; provided that in no event shall Interwave: (i) license on an exclusive basis or sell any Intellectual Property Rights owned by Interwave; or (ii) enter into any agreement (A) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practices, (B) limiting the right of Interwave to engage in any line of business or to compete with any person;

          (d)   Enter into, renew or modify any Contracts relating to the distribution or marketing by third parties of Interwave Products;

          (e)   Declare, set aside or pay any dividends on or bonus issue of or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or consolidate, subdivide, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f)    Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Interwave or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares, except repurchases of unvested shares in connection with the termination of the employment relationship with any Employee pursuant to share option or purchase agreements in effect on the date hereof;

          (g)   Issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing with respect to) any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of such capital stock or any securities convertible into shares of such capital stock, or enter into other Contracts of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and sale of: (i) Interwave Shares pursuant to the exercise of share options, warrants and other agreements set forth in Section 2.3 of the Interwave Disclosure Schedule, in each case outstanding as of the date of this Agreement; (ii) Interwave Shares issuable to participants in the ESPP consistent with the terms thereof; and (iii) grants of Interwave Share Options to purchase Interwave Shares under an Interwave Option Plan to new hires according to the terms of the Option Guidelines set forth in Schedule 4.1(g), which Interwave Share Options shall not accelerate as a result of the occurrence of any of the transactions contemplated by this Agreement (whether alone or upon the occurrence or nonoccurrence of any additional or subsequent events);

          (h)   Cause, permit or propose any amendments to the Interwave Charter Documents (or similar governing instruments of any of its Subsidiaries);

          (i)    Acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any of the foregoing, enter into any joint ventures, strategic partnerships or alliances or form or agree to form any subsidiaries;

          (j)    Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer any properties or assets or any interest therein other than: (i) sales and licenses in the ordinary course of business consistent with past practice; and (ii) the sale, lease or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Interwave and its subsidiaries taken as a whole in the ordinary course of business consistent with past practice; modify, amend or terminate any existing Contract affecting the use, possession or operation of any material properties or assets other than in the ordinary course of business consistent with past practice; or grant or otherwise create or consent to the creation of any Lien affecting any owned or leased real property or any part thereof other than in the ordinary course of business consistent with past practice;

          (k)   Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Interwave, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

          (l)    (i) Adopt or amend any Employment Agreement or Interwave Employee Plan, except as may be required by law; or enter into any employment Contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will," except as may be required by Legal Requirements, and who are not officers of Interwave); (ii) agree to pay or pay any special bonus or special remuneration to any director or employee; or (iii) increase the salaries or wage rates or benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law or by any existing employee benefit plan, policy, arrangement, program or Contract disclosed on Section 2.11 of the Interwave Disclosure Schedule;

          (m)  (i) Pay, discharge, or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or settle any litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms in existence as of the date hereof, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar Contract to which Interwave or any of its subsidiaries is a party or of which Interwave or any of its Subsidiaries is a beneficiary;

          (n)   Modify or amend in any material respect, or terminate, any Contract set forth or required to be set forth in Section 2.17 or 2.18 of the Interwave Disclosure Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (o)   Except as required by GAAP, revalue any of its assets (including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable) or make any material change in accounting methods, principles or practices;

          (p)   Hire any employee with an annual compensation level in excess of $100,000; (ii) terminate employees if such terminations would result in more than a 10% reduction in the research and development department or the sales and marketing department; or (iii) increase the number of its employees;

          (q)   Other than (i) fees and expenses up to $250,000 payable to Broadview pursuant to the engagement letter referred to in Section 2.16 upon the delivery of a fairness opinion by Broadview in connection with the Amalgamation and (ii) fees and expenses payable to Wilson Sonsini Goodrich & Rosati in an amount to up to $125,000 per month (other than fees and expenses in connection with the Amalgamation, which may be paid when due), make any individual or series of related payments outside of the ordinary course of business in excess of $100,000 in the aggregate;

          (r)   Other than in the ordinary course of business, enter into any Contract or series of related Contracts requiring Interwave or any of its Subsidiaries to pay in excess of $100,000 over the term of such Contract or series of Contracts;

          (s)   Make any Tax election inconsistent with past practice, agree to pay, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes, or request, negotiate or agree to any Tax rulings; or

          (t)    Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (s) above.

ARTICLE V

ADDITIONAL AGREEMENTS

        5.1    Regulatory Publications and Filings; Preparation of Certificate of Amalgamation.    Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to, or filed by such party with, any Governmental Entity with respect to the Amalgamation and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

          (a)   Not more than three months prior to the Closing Date, Interwave and Alvarion shall prepare a public statement regarding Interwave and Merger Sub's intention to amalgamate and continue as a foreign corporation (as defined in Section 104A of the Bermuda Act), which statement will be published by Interwave in an appointed newspaper in Bermuda, and by Merger Sub in a national newspaper in the United States.

          (b)   On or prior to the Closing Date, Interwave and Alvarion will prepare, and Interwave will file with the Registrar of Companies in Bermuda, a Notice of Amalgamation (the "Bermuda Amalgamation Notice"), which shall include the following information and will have attached to it the following documents:

              (i)  The Effective Time of the Amalgamation;

             (ii)  The jurisdiction of the Amalgamated Company and the address of its registered office or principal address in such jurisdiction;

            (iii)  A copy of a statutory declaration by a director or officer of Interwave to the effect that there are reasonable grounds for believing that (x) Interwave is, and the Amalgamated Company will be, able to pay its liabilities as they fall due; (y) the realizable value of the Amalgamated Company's assets will not be less than the aggregate of its liabilities and issued share capital and share premium accounts; and (z) no creditor of Interwave will be prejudiced by the Amalgamation; and

            (iv)  A copy of an irrevocable deed poll executed by Interwave and its directors pursuant to which Interwave and each of its directors may be served with legal process at address set forth in Section 8.2, and Interwave and such directors submit to the non-exclusive jurisdiction of the applicable courts in the above mentioned address.

          (c)   As promptly as reasonably practicable after the execution of the Agreement, Interwave shall prepare and file the proxy statement to be sent to the shareholders of Interwave in connection with the Interwave General Meeting (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") with the SEC under the Exchange Act. Alvarion shall provide promptly to Interwave such information concerning itself as, in the reasonable judgment of Interwave or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto. Interwave shall respond to any comments of the SEC, and shall use its reasonable best efforts to have Proxy Statement cleared by the SEC as promptly as practicable after such filing, and Interwave shall cause the Proxy Statement to be mailed to its shareholders at the earliest reasonably practicable time after the Proxy Statement is cleared by the SEC. Interwave shall notify Alvarion promptly upon the receipt of any written comments from the SEC or its staff and of any written request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Alvarion with copies of all correspondence between Interwave or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Interwave shall give Alvarion and its counsel the opportunity to review and approve the Proxy Statement, including all amendments and supplements thereto (provided that Alvarion's approval right hereunder shall not extend to disclosures related Interwave's board process related to the transaction, including but not limited to the recommendation of Interwave's Board of Directors, any changes in such recommendation, the reasons for the transaction or the opinion of Interwave's financial advisor) prior to its being filed with the SEC and shall give Alvarion and its counsel the opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.

  Interwave shall cause the Proxy Statement to comply in all material respects with all applicable Legal Requirements. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Interwave shall promptly inform Alvarion of such occurrence and file with the SEC or its staff and/or mail to shareholders of Interwave, such amendment or supplement.

          (d)   As promptly as practicable after the execution and delivery of this Agreement, Merger Sub will file a copy of the Certificate of Merger/Amalgamation with the Delaware Secretary of State to obtain pre-approval of such certificate.

          (e)   As soon as may be reasonably practicable, Interwave and Alvarion each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as any additional pre-merger notification forms required by control laws and regulations of any applicable jurisdiction, as reasonably agreed by the parties to be required. Interwave and Alvarion each shall promptly: (i) supply the other with any information which may be required in order to effectuate such filings; and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that neither Alvarion nor Interwave shall be required to agree to any divestiture by itself or any of its subsidiaries or affiliates of shares of capital stock or of any material business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          (f)    Without derogating from the provisions of Sections 5.6, Interwave and Alvarion shall cause their respective counsels, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of any documents required to be filed or published pursuant to this Section 5.1. The parties further agree to comply at all times with all the procedures detailed in the Bermuda Act and to take all necessary actions in order to minimize the duration of such procedures.

        5.2    Approval of Stockholders of Interwave.

          (a)   As promptly as practicable after the execution and delivery of this Agreement and in accordance with the Bermuda Act and the IInterwave Charter Documents, Interwave shall convene the Interwave General Meeting of its shareholders for the purpose of approval of the terms and conditions of this Agreement, the Amalgamation and the transactions contemplated hereby. Unless the Board of Directors of Interwave shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement, the Amalgamation and the transactions contemplated thereby in compliance with Section 5.2(d) hereof, Interwave shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of such matters and to secure the vote or consent of holders of more than 50% of Interwave's outstanding share capital and of three-fourths of the votes cast at the Interwave General Meeting. Notwithstanding anything to the contrary contained in this Agreement, Interwave may adjourn or postpone the Interwave General Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Interwave's shareholders in advance of a vote on this Agreement, the Amalgamation and the transactions contemplated hereby or, if as of the time for which the Interwave General Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Interwave General Meeting.

          (b)   Interwave shall call, give notice of, convene, hold, conduct and solicit all proxies in connection with, the Interwave General Meeting in compliance with all applicable Legal

  Requirements, including the Bermuda Act, the Interwave Charter Documents, and the rules of Nasdaq.

          (c)   Unless the Board of Directors of Interwave shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement, the Amalgamation and the transactions contemplated thereby in compliance with Section 5.2(d) hereof: (i) the Board of Directors of Interwave shall recommend that Interwave's shareholders entitled to vote in respect thereof, vote in favor of and approve this Agreement, the Amalgamation and the transactions contemplated by this Agreement at the Interwave General Meeting; and (ii) neither the Board of Directors of Interwave nor any committee thereof shall withhold, withdraw, amend, modify, change or publicly propose or publicly resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Alvarion, the recommendation of the Board of Directors of Interwave that Interwave's shareholders vote in favor of and approve this Agreement, the Amalgamation and the transactions contemplated by this Agreement.

          (d)   Nothing in this Agreement shall prevent the Board of Directors of Interwave from withholding, withdrawing, amending, modifying or changing its recommendation in favor of the approval of this Agreement and the Amalgamation if: (i) a Superior Proposal (as defined below) is made to Interwave and is not withdrawn; (ii) neither Interwave nor any of its representatives shall have violated the terms of Section 5.5 hereof in any material respect in connection with such Superior Proposal; (iii) the Board of Directors of Interwave concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Proposal, the failure to withhold, withdraw, amend, modify or change such recommendation would be inconsistent with the fiduciary obligations of the Board of Directors of Interwave to Interwave or to Interwave's shareholders; (iv) this Agreement, the Amalgamation and the transactions contemplated hereby have not yet been approved by Interwave's shareholders at the Interwave General Meeting; and (v) concurrently with any such withholding, withdrawal, amendment, modification or changing of such recommendation, Interwave shall have terminated this Agreement pursuant to and in accordance with Section 7.1(i) hereof and entered into an Alternative Agreement.

        5.3    Merger Sub General Meeting.    As promptly as practicable after the execution and delivery of this Agreement, Merger Sub shall hold its general meeting, and Alvarion (as the sole shareholder of Merger Sub) shall approve this Agreement, the Amalgamation and the transactions contemplated by this Agreement at such general meeting.

        5.4    Confidentiality; Access to Information.    The parties acknowledge that Interwave and Alvarion have previously executed a Confidentiality Agreement, dated as of January 14, 2004 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. Interwave will afford Alvarion and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Interwave during the period prior to the Effective Time to obtain all information concerning its business, including, without limitation, the status of product development efforts, properties, results of operations and personnel of Interwave, as Alvarion may reasonably request. No information or knowledge obtained by Alvarion in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Amalgamation.

        5.5    No Solicitation.

          (a)   From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to Article VII, Interwave and its Subsidiaries will not, nor will they authorize or permit, to the extent within its control, any of their respective officers, directors, controlled affiliates or employees or any of their respective investment bankers, attorneys or other advisors or representatives retained by them to, directly or indirectly: (i) solicit, initiate, or take an action intended to encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below); (ii) engage or participate in any discussions or negotiations with any person (other than any officer, director, controlled affiliate or employee of Alvarion or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Alvarion or any of its subsidiaries) regarding, or furnish to any person any non-public information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). Notwithstanding the above, prior to the approval of this Agreement, the Amalgamation and the transactions contemplated hereby by Interwave's shareholders at the Interwave General Meeting, nothing contained in this Agreement (including, without limitation, this Section 5.5) shall prohibit the Board of Directors of Interwave from (i) complying with Rule 14d-9 or Rule 14e-2(a) under the Exchange Act with regard to a tender or exchange offer or (ii) in response to an unsolicited Acquisition Proposal that is not withdrawn in writing, from engaging or participating in discussions or negotiations with and furnishing information to the party making such Acquisition Proposal, provided that the Board of Directors of Interwave: (A) reasonably and in good faith concludes that the Acquisition Proposal constitutes a Superior Proposal (as defined below) (or that is reasonably likely to constitute, taking into account all of the relevant facts and circumstances, a Superior Proposal) and in good faith believes that the offer is likely to be consummated under the terms stated in such Superior Proposal, and (B) determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Interwave to Interwave or to Interwave's shareholders; and provided further that (x) concurrently with furnishing any such information to, or entering into discussions or negotiations with, such party, Interwave gives Alvarion written notice of the identity of such person or group (unless prohibited by a confidentiality or non-disclosure agreement entered into prior to the date hereof which cannot be canceled promptly after the date of the Agreement) and of Interwave's intention to furnish information to, or enter into discussions or negotiations with, such party and (y) Interwave receives from such party an executed confidentiality agreement at least as restrictive as the Confidentiality Agreement; and (z) contemporaneously with furnishing any such information to such party, Interwave furnishes such information to Alvarion (to the extent such information has not been previously furnished by Interwave to Alvarion). Interwave and its subsidiaries will immediately cease any and all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

          (b)   For purposes of this Agreement: (i) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Alvarion or Merger Sub or any of their affiliates) relating to any Acquisition Transaction; (ii) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Interwave by any person or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of Interwave or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of Interwave or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving Interwave pursuant to which the shareholders of Interwave immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Interwave; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Interwave; and (iii) "Superior Proposal" shall mean any unsolicited, written Acquisition Proposal received or made in compliance with Section 5.5(a) believed by Interwave's Board of Directors to be bona fide which: (A) if any cash consideration is involved, is not subject to any financing contingency or, if subject to a financing contingency, such financing in the reasonable judgment of Interwave's Board of Directors is likely to be obtained on a timely basis; and (B) Interwave's Board of Directors shall have reasonably and in good faith determined that the proposed Acquisition Transaction is more favorable to the shareholders of Interwave, from a financial point of view, than the Transaction (taking into account the advice of Interwave's financial advisors).

        In addition to the obligations of Interwave set forth in Section 5.5(a), Interwave shall, as promptly as practicable and in any event within two business days, advise Alvarion in writing of: (i) any request for non-public information in connection with, or which Interwave reasonably concludes would lead to, any Acquisition Proposal; (ii) the receipt of any Acquisition Proposal, or any inquiry with respect to or which Interwave reasonably concludes would lead to any Acquisition Proposal; (iii) the material terms and conditions of such request, Acquisition Proposal or inquiry; and (iv) the identity of the person or group making any such request, Acquisition Proposal or inquiry (unless prohibited by a confidentiality or non-disclosure agreement entered into prior to the date hereof which cannot be canceled promptly after the date of the Agreement). Interwave shall keep Alvarion informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Interwave shall: (i) provide Alvarion with at least 48 hours prior written notice (or such lesser prior notice as provided to the members of Interwave's Board of Directors) of any meeting of Interwave's Board of Directors at which Interwave's Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal and shall not resolve to recommend such Superior Proposal without having notified Alvarion at least 48 hours prior to such recommendation. Nothing in this Section 5.5 shall prevent Interwave from sending a written notice to any party with whom Interwave has entered into a non-disclosure agreement and informing such party that the non-disclosure agreeement is terminated by such notice and that any further communications between the party and Interwave or any of its Subsidiaries would not be covered by the non-disclosure agreement.

        5.6    Public Disclosure.    Alvarion and Interwave will consult with each other and, to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement as to the content of such press release or public statement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

        5.7    Commercially Reasonable Efforts.    Subject to the terms and conditions set forth in this Agreement, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Amalgamation and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, rulings, exemptions, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Interwave, Alvarion and their respective Boards of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Amalgamation, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Amalgamation and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Amalgamation, this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement (except as otherwise set forth in this sentence), neither Alvarion nor Interwave shall have any obligation under this Agreement: (i) to dispose or transfer or cause any of its subsidiaries to dispose of or transfer any material assets, or to commit to cause Interwave to dispose of any material assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any material product or service, or to commit to cause Interwave to discontinue offering any material product or service; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any person, any material technology, software or other proprietary asset, or to commit to cause Interwave to license or otherwise make available to any Person any material technology, software or other proprietary asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any material assets or operations (either before or after the Closing Date), or to commit to cause Interwave to hold separate any material assets or operations; (v) subject to Section 5.5 hereof, to make or cause any of its subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Interwave or that would affect its discretion in determining the terms of any Contract or relationship with any person or entity; or (vi) to contest or defend against any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby except, in the case of any action described in clauses (i) through (vi) of this sentence, where such action would not, in Alvarion's sole good faith judgment, be reasonably expected to be materially burdensome to Alvarion, Interwave and their subsidiaries taken as a whole, or, in the case of any action described in clause (vi) of this sentence, if Interwave determines in good faith that contesting the legal proceeding would not be advisable. The Chief Executive Officer of Interwave shall use reasonable best efforts to contact Interwave's significant shareholders and encourage them to vote in favor of the Amalgamation.

        5.8    Third Party Consents.    As soon as practicable following the date hereof, Interwave, with commercially reasonable assistance from Alvarion, but without any requirement that Interwave expend more than a nominal sum of money, will obtain any consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, including those Contracts set forth or required to be set forth on Section 2.5(a) of the Interwave Disclosure Schedule.

        5.9    Share Options and Employee Benefits.

          (a)    Interwave Share Options.    Each outstanding option to purchase Interwave Shares (each, an "Interwave Share Option"), whether vested or unvested, will be treated in accordance with terms of the Option Plans and applicable agreements. In the event Alvarion elects to assume Interwave Share Options, each outstanding option to purchase Interwave Shares (each, an "Interwave Share Option") will by virtue of the Amalgamation be assumed by Alvarion. Each Interwave Share Option so assumed by Alvarion under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Interwave Share Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole Alvarion Ordinary Shares equal to the product (rounded down to the nearest whole number of Alvarion Ordinary Shares) of the number of shares of Interwave Shares that were issuable upon exercise of such Interwave Share Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, (ii) the per share exercise price for the Alvarion Ordinary Shares issuable upon exercise of such assumed Interwave Share Option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per Interwave Share at which such Interwave Share Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent; and (iii) effective upon the Closing, 25% of the unvested portion of any shares at such time subject to an Interwave Share Option (the "Acceleration Shares") shall accelerate and the remaining unvested shares shall continue to vest according to the original vesting schedule (which, for the avoidance of doubt, shall be shortened by the period during which the Acceleration Shares would otherwise have vested). (For the avoidance of doubt, if an Interwave Share Option were outstanding to purchase 100 Interwave Shares that were to vest over a 4 year period and 2 years of vesting had already occurred, the vesting on 12.5 shares would accelerate upon the Closing and the remaining 37.5 unvested shares would vest over a 1.5 year period). It is the intention of the parties that the Interwave Share Options so assumed by Alvarion hereunder qualify, to the maximum extent permissible, following the Effective Time as "incentive stock options" as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. For these purposes, "Option Exchange Ratio" means the quotient obtained by dividing (A) the Per Share Consideration by (B) the Alvarion Share Price. For these purposes, "Alvarion Share Price" means the average closing price of Alvarion Ordinary Shares on The Nasdaq National Market over the five trading days up to and including the second trading day preceding the Closing. In the event that Alvarion at any time between the date of this Agreement and the Effective Time declares or pays any dividend on Alvarion Ordinary Shares payable in Alvarion Ordinary Shares or in any right to acquire Alvarion Ordinary Shares, or effects a subdivision of the outstanding Alvarion Ordinary Shares into a greater number of Alvarion Ordinary Shares (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding Alvarion Ordinary Shares will be combined or consolidated, by reclassification or otherwise, into a lesser number of Alvarion Ordinary Shares, which dividend, subdivision or other action would become effective during the five trading days during which the Alvarion Share Price is calculated, then the Alvarion Share Price will be appropriately adjusted.

          (b)    ESPP.    The rights of participants in the ESPP with respect to any offering then underway under the ESPP will be determined by treating a date prior to the Effective Time as determined by Interwave's Board of Directors as the last day of such offering and by making such other pro rata adjustments as may be necessary to reflect the shortened offering but otherwise treating such shortened offering as a fully effective and completed offering for all purposes under the ESPP. Outstanding rights to purchase Interwave Shares will be exercised in accordance with the ESPP, and each Interwave Share purchased pursuant to such exercise will by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive the Per Share Consideration, without issuance of certificates representing issued and outstanding Interwave Shares to participants under the ESPP. As of the Effective Time, the ESPP will be terminated. Alvarion agrees that from and after the Effective Time, employees of the Amalgamated Company may participate in Alvarion's employee stock purchase plan, if any, subject to the terms and conditions of such plan.

          (c)    401(k) Plan.    Interwave shall terminate, effective as of the day immediately preceding the Effective Time, any and all Interwave Employee Plans intended to include a Code Section 401(k) arrangement (the "401(k) Plans") unless Alvarion provides notice to Interwave at least ten (10) business days prior to the Effective Time that such 401(k) Plan(s) should not be terminated. Prior to the Closing Date, Alvarion shall receive from Interwave evidence that the 401(k) Plans have been terminated pursuant to resolutions of each such entity's Board of Directors

  (the form and substance of such resolutions shall be subject to review and approval of Alvarion), effective as of the day immediately preceding the Effective Time.

          (d)    U.S. Employee Benefit Plan Participation.    At and for one year after the Effective Time, Alvarion and/or any of Alvarion's subsidiaries shall arrange for each employee who resides in the United States of America and was participating in any of the Interwave Employee Plans immediately before the Effective Time, to participate in any counterpart benefit plans in the United States of America in which employees of Alvarion participate (the "U.S. Counterpart Plans"), in accordance with the eligibility criteria thereof, provided that: (i) such participants shall receive full credit for years of service with any one or more of Interwave, any Subsidiary and prior employers to the extent such service is taken into account under such Interwave Employee Plans and to the extent such service credit does not result in the duplication of benefits and (ii) such participants shall participate in the U.S. Counterpart Plans on terms no less favorable than those offered by Alvarion to its similarly situated employees; provided that Interwave or the applicable employee timely provides Alvarion and/or its Subsidiaries with the information necessary to comply with this provision, Alvarion and/or its subsidiaries shall give credit under those of its U.S. Counterpart Plans that are welfare benefit plans for all amounts credited toward deductibles and out-of-pocket maximums, and time accrued against applicable waiting periods, by employees (in each case including their eligible dependents) of Interwave and its subsidiaries, in respect of the applicable plan year in which the Effective Time occurs. With respect to its medical plans, Alvarion and/or its subsidiaries shall waive all requirements for evidence of insurability and pre-existing conditions otherwise applicable to employees of Interwave or any of its Subsidiaries under the U.S. Counterpart Plans in which employees of Interwave and its Subsidiaries become eligible to participate on or following the Effective Time (to the extent that such conditions were covered under the Interwave Employee Plans immediately prior to the Effective Time). Notwithstanding the foregoing, Alvarion or any of its subsidiaries may continue one or more of the Interwave Employee Plans, in which case Alvarion and its subsidiaries shall have satisfied their obligations hereunder with respect to the benefits so provided. Nothing in this Section 5.9(d) shall be construed to entitle any employee to continue his or her employment for any period of time or prevent Alvarion from amending any of the U.S. Counterpart Plans or Interwave employee benefit plans at any time; provided, however, that no such amendment shall be made or given effect within one year after the Effective Time to the extent that such amendment would result in persons employed with Interwave or any of its Subsidiaries immediately before the Effective Time having benefits, in the aggregate, that are less favorable than the benefits provided to similarly-situated employees of Alvarion.

          (e)    Continuing Employees.    Following the execution of this Agreement, Alvarion shall offer certain employees and consultants of Interwave, compensation packages on terms no less favorable than those offered by Alvarion to its similarly situated employees, as shall be determined by Alvarion which packages will include the grant to such employees and consultants of options to purchase Ordinary Shares of Alvarion. Alvarion shall offer the employees set forth on Schedule 5.9(e) employment packages that include the terms set forth opposite each such employee's name on Schedule 5.9(e).

          (f)    S-8/F-8.    In the event Alvarion elects to assume the Interwave Stock Options, Alvarion agrees to file a registration statement on Form S-8/F-8 for the Alvarion Ordinary Shares issuable with respect to Interwave Share Options as soon as reasonably practicable after the Effective Time and in any event within ten (10) business days following the Effective Time to the extent the shares issuable under such assumed Interwave Share Options qualify for registration on Form S-8/F-8.

        5.10    Interwave Warrants.    At the Effective Time, each outstanding Interwave Warrant, whether or not exercisable, will be assumed by Alvarion. Each Interwave Warrant so assumed by Alvarion under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Interwave Warrant immediately prior to the Effective Time, except that each Interwave Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole Alvarion Ordinary Shares equal to the product of the number of Interwave Shares that were issuable upon exercise of such Interwave Warrant immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded to the nearest whole number of Alvarion Ordinary Shares, and (ii) the per share exercise price for the Alvarion Ordinary Shares issuable upon exercise of such assumed Interwave Warrant will be equal to the quotient determined by dividing the exercise price per Interwave Share at which such Interwave Warrant was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded to the nearest whole cent. As soon as reasonably practicable after the Effective Time, Alvarion will issue to each holder of an outstanding Interwave Warrant a notice describing the foregoing assumptions of such Interwave Warrant by Alvarion. Alvarion shall take all corporate actions necessary to reserve for issuance a sufficient number of Alvarion Ordinary Shares for delivery upon exercise of all Interwave Warrants pursuant to the terms set forth in this Section 5.10. In the event that Alvarion at any time between the date of this Agreement and the Effective Time declares or pays any dividend on Alvarion Ordinary Shares payable in Alvarion Ordinary Shares or in any right to acquire Alvarion Ordinary Shares, or effects a subdivision of the outstanding Alvarion Ordinary Shares into a greater number of Alvarion Ordinary Shares (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding Alvarion Ordinary Shares will be combined or consolidated, by reclassification or otherwise, into a lesser number of Alvarion Ordinary Shares, which dividend, subdivision or other action would become effective during the five trading days during which the Alvarion Share Price is calculated, then the Alvarion Share Price will be appropriately adjusted.

        5.11    Notification.

          (a)   Interwave shall give prompt notice to Alvarion upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Interwave to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (b)   Alvarion shall give prompt notice to Interwave upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Alvarion or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.12    Indemnification.

          (a)   From and after the Effective Time, Alvarion will cause the Amalgamated Company to fulfill and honor in all respects the obligations of Interwave pursuant to any indemnification and exemption agreements in effect immediately prior to the Effective Time between Interwave and its current and former directors and officers (the "Indemnified Parties") and any indemnification and exculpation provisions under the Interwave Charter Documents as in effect on the date hereof. The Articles of Incorporation and other governing documents of the Amalgamated Company will contain provisions with respect to indemnification and exculpation that are at least as favorable to the Indemnified Parties as those contained in the Interwave Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Interwave, unless such modification is required by law.

          (b)   For a period of six (6) years after the Effective Time, Alvarion will cause the Amalgamated Company to maintain in effect the current policies of directors' and officers' liability insurance maintained by Interwave and its Subsidiaries. Alvarion may substitute therefor policies of substantially similar coverage containing terms and conditions that are not less advantageous in all material respects to the Indemnified Parties; provided, however, that in no event will Alvarion or the Amalgamated Company be required to expend an aggregate amount in excess of US$790,000 for such coverage.

          (c)   The provisions of this Section 5.12 shall survive the consummation of the transactions contemplated by this Agreement at the Effective Time and continue for the periods specified in this Section 5.12 and are: (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their respective heirs and representatives; and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. In the event the Amalgamated Company or any of its respective successors or assigns consolidates or amalgamates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation, amalgamation or merger, or transfers all or substantially all of its assets to any person in a single transaction or series of related transactions, then, and in each such case, Alvarion shall make or cause to be made proper provision so that the successors and assigns of Interwave or the Amalgamated Company shall assume the indemnification obligations set forth in this Section 5.12 for the benefit of the Indemnified Parties.

        5.13    Assignment of Agreements.    As soon as reasonably practicable following the execution of this Agreement, Interwave will use commercially reasonably efforts to arrange for the execution, by all applicable third parties, of all documents reasonably necessary for the assignment of the agreements that as of the Effective Time are to be assumed by the Amalgamated Company. To the extent that any Interwave Contract is not assignable to the Amalgamated Company without the consent of another party, this Agreement and the Amalgamation shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Interwave and Alvarion agree to use their reasonable commercial efforts (without any requirement on the part of Alvarion to pay any money or agree to any material change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Contract to the Amalgamated Company, in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Interwave agrees to cooperate with Alvarion in any reasonable arrangement designed to provide for Alvarion or the Amalgamated Company the benefits intended to be assigned to Alvarion under the relevant Contract. Notwithstanding the foregoing, the receipt of all consents necessary to assign to Alvarion the Contracts that are indicated on Schedule 6.2(d) (where such consent is required), will be a condition to Alvarion's obligation to effect the Closing.

        5.14    Alvarion Guaranty of Merger Sub Obligations.    Alvarion shall cause Merger Sub to comply with all of its obligations under this Agreement and hereby guarantees such performance.

        5.15    Payment of Certain Accounts Payable and Closing Costs.    Within five (5) days following the Closing Date, Alvarion shall, to the extent not previously paid by Interwave prior to the Closing Date, cause the Amalgamated Company to pay in full (the "Accounts Payable Costs") all accounts payable of Interwave and its Subsidiaries and all costs and expenses incurred by Interwave in connection with this

Agreement and the Amalgamation (including but not limited to all banking, accounting, legal and printing fees and expenses) (the "Transaction Costs"). The Accounts Payable Costs are set forth on Schedule 5.15. Schedule 5.15 sets forth Interwave's estimates of the Transaction Costs as of the date of this Agreement and such Transaction Costs shall be updated by Interwave as of immediately prior to the Closing Date. All such fees are due upon the Closing. For the avoidance of doubt, all Transaction Costs and Accounts Payable set forth on Schedule 5.15, as updated as of the Closing, are due at closing and shall be paid in accordance in with this Section 5.15.

        5.16    Bridge Loan.    Alvarion will loan Interwave $3 million (the "Loan Facility"). The $3 million of Loan Facility funds shall be delivered to an account designated by Interwave by wire transfer initiated by Alvarion no later than Wednesday, July 28, 2004, Tel Aviv time, for immediate transfer to such designated account. Interwave will use the proceeds of the Loan Facility to fund working capital requirements and operating activities. The Loan Facility will bear interest at 6% per annum and will be secured by a third priority security interest subordinate to Interwave's currently outstanding debt to financial institutions. Upon completion of the Amalgamation, all principal and accrued interest outstanding under the Loan Facility will be cancelled. In the event that the Amalgamation is not completed, or in the event that this Agreement is terminated prior to completion of the Amalgamation, all principal and accrued interest outstanding under the Loan Facility will be due and payable on the earlier of (i) the lapse of six months following the grant of the first loan by Alvarion to Interwave under the Loan Facility or (ii) 30 days following completion of an Acquisition Transaction.

        5.17    Corporate Authority.    Contemporaneously with the Closing, Interwave shall cause each officer of Interwave to surrender his authority over all Interwave finances, including without limitation, all Interwave bank accounts, and evidence of the foregoing (in form and substance reasonably satisfactory to Alvarion). Contemporaneously with the Closing, Interwave also shall deliver to Alvarion such documents as are necessary or advisable (in form and substance reasonably satisfactory to Alvarion) to transfer authority over Interwave's finances, including without limitation, all Interwave bank accounts, to Alvarion and the Amalgamated Company.

ARTICLE VI

CONDITIONS TO THE AMALGAMATION

        6.1    Conditions to Obligations of Each Party to Effect the Amalgamation.    The respective obligations of each party to this Agreement to effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, by mutual agreement of Alvarion and Interwave:

          (a)    Approval of Shareholders of Interwave.    This Agreement, the Amalgamation and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Interwave in accordance with the Bermuda Act and the Interwave Charter Documents.

          (b)    No Order; Competition Laws.    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) after the date hereof which is in effect and which has the effect of making the Amalgamation illegal or otherwise prohibiting consummation of the Amalgamation. All waiting periods under the HSR Act shall have expired or terminated. Any notification, waiting period, or approval requirements under the comparable competition laws of the jurisdictions, where the failure to satisfy such requirements would have a Material Adverse Effect on Interwave or Alvarion, shall have been satisfied.

          (c)    Bermuda Governmental Approvals.    All publications and filings required under the Bermuda Act, including the publications and filings set forth in Sections 5.1(a) and 5.1(b) shall have been performed, and all Bermuda Governmental Entity approvals required pursuant to the Bermuda Act for the consummation of the Amalgamation and the other transactions contemplated by this Agreement shall have been obtained, except for such filings in connection with Amalgamation that are required to be filed after the Effective Time.

          (d)    Other Approvals.    All other consents, authorizations, orders and approvals or filings with any third party or Governmental Entity in connection with the execution, delivery and consummation of this Agreement and the Amalgamation, where the failure to obtain such consent or approval would have a Material Adverse Effect on Interwave or Alvarion, shall have been obtained or made.

          (e)    Proxy Statement.    No order suspending the use of the Proxy Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

        6.2    Additional Conditions to the Obligations of Alvarion and Merger Sub.    The obligations of Alvarion and Merger Sub to consummate and effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Alvarion:

          (a)    Representations and Warranties.    Each representation and warranty of Interwave contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date) except in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Interwave (provided, however, that such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 2.3(a), 2.19 and 2.21, which representations and warranties shall be true and correct in all material respects as of the applicable date, and with respect to the representations and warranties contained in Section 2.7(c), shall be true and correct in all respects). For purposes of determining the accuracy of such representations and warranties for purposes of determining whether this condition has been satisfied: (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases (other than specified Dollar thresholds) contained in such representations and warranties shall be disregarded; and (B) any update of or modification to the Interwave Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Alvarion shall have received a certificate with respect to the foregoing signed on behalf of Interwave by the Chief Executive Officer and Chief Financial Officer of Interwave.

          (b)    Agreements and Covenants.    Interwave shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Alvarion shall have received a certificate to such effect signed on behalf of Interwave by the Chief Executive Officer and the Chief Financial Officer of Interwave.

          (c)    Employment and Noncompetition Agreements.    The Employment and Noncompetition Agreements shall be in full force and effect at the Closing Date and the officers listed in Schedule 6.2(c) shall have entered into new employment agreements and/or consulting agreements and non-competition agreements with the Amalgamated Company, in substantially the form set forth in Exhibit B.

          (d)    Consents.    Alvarion shall have received duly executed copies of the consents, waivers or approvals listed on Schedule 6.2(d) in substance reasonably satisfactory to Alvarion.

        6.3    Additional Conditions to the Obligations of Interwave.    The obligation of Interwave to consummate and effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Interwave:

          (a)    Representations and Warranties.    Each representation and warranty of Alvarion and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date) except in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Alvarion. For purposes of determining the accuracy of such representations and warranties for purposes of determining whether this condition has been satisfied: (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases (other than dollar thresholds) contained in such representations and warranties shall be disregarded; and (B) any update of or modification to the Alvarion Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Interwave shall have received a certificate with respect to the foregoing signed on behalf of Alvarion by an authorized officer of Alvarion.

          (b)    Agreements and Covenants.    Alvarion and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Interwave shall have received a certificate to such effect signed on behalf of Alvarion by an authorized officer of Alvarion.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Interwave:

          (a)   by mutual written consent duly authorized by the Boards of Directors of Alvarion and Interwave;

          (b)   by either Interwave or Alvarion, if the Amalgamation shall not have been consummated by October 31, 2004 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Amalgamation to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

          (c)   by either Interwave or Alvarion, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action after the date hereof, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Amalgamation, which order, decree, ruling or other action shall have become final and nonappealable;

          (d)   by either Interwave or Alvarion, if the required approvals of the shareholders of Interwave contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Interwave General Meeting or at any adjournment or postponement thereof or by the holders of a majority of the outstanding Interwave Shares and three-fourths of the votes cast at the Interwave General Meeting; provided, however, that in such an event, Interwave shall reimburse Alvarion, within five (5) business days of such termination, for up to $500,000 of documented out-of-pocket expenses incurred by Alvarion prior to such date with respect to this Agreement and the transactions contemplated thereby; and provided further that in the event that Interwave completes an Acquisition Transaction during the six month period following such termination date or, in the case of an acquirer that had made an Acquisition Proposal to Interwave's Board of Directors after the date hereof and prior to the date of Interwave General Meeting, the 12 month period following such termination date, then Interwave shall pay Alvarion, upon the closing of the Alternative Agreement (as defined below) relating to the Acquisition Transaction for which such Acquisition Proposal had been made, the Termination Fee, as defined below. Any amounts paid by Interwave to Alvarion pursuant to its reimbursement obligation in the preceding sentence will be deducted from the amounts due to Alvarion as Termination Fee under this Section 7.1(d);

          (e)   by Interwave, upon a breach of any representation, warranty, covenant or agreement on the part of Alvarion or Merger Sub set forth in this Agreement, or if any representation or warranty of Alvarion or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Alvarion's or Merger Sub's representations and warranties or breach by Alvarion or Merger Sub is curable by Alvarion or Merger Sub through the exercise of its commercially reasonable efforts, then Interwave may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Interwave to Alvarion and Merger Sub of such breach, provided Alvarion or Merger Sub, as applicable, continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Interwave may not terminate this Agreement pursuant to this paragraph (e) if such breach or inaccuracy by Alvarion or Merger Sub is cured during such thirty (30)-day period;

          (f)    by Alvarion, upon a breach of any representation, warranty, covenant or agreement on the part of Interwave set forth in this Agreement, or if any representation or warranty of Interwave shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Interwave's representations and warranties or breach by Interwave is curable by Interwave through the exercise of its commercially reasonable efforts, then Alvarion may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Alvarion to Interwave of such breach, provided Interwave continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Alvarion may not terminate this Agreement pursuant to this paragraph (f) if such breach or inaccuracy by Interwave is cured during such thirty (30)-day period);

          (g)   by Alvarion, if a Material Adverse Effect has occurred with respect to Interwave and its Subsidiaries taken as a whole; provided, that if such Material Adverse Effect is curable by Interwave or any of its Subsidiaries through the exercise of its commercially reasonable efforts, then Alvarion may not terminate this Agreement under this Section 7.1(g) for thirty (30) days after delivery of written notice from Alvarion to Interwave of such Material Adverse Effect, provided Interwave continues to exercise commercially reasonable efforts to cure such Material Adverse Effect (it being understood that Alvarion may not terminate this Agreement pursuant to this paragraph (g) if such Material Adverse Effect is cured during such thirty (30)-day period);

          (h)   by Alvarion, if a Triggering Event (as defined below) shall have occurred, in which event Interwave shall pay Alvarion, within three (3) business days after demand by Alvarion, an amount equal to 5% of the total amount of consideration payable pursuant to this Agreement as a termination fee (the "Termination Fee"); or

          (i)    by Interwave, in order to enter into a binding definitive agreement with a third party (an "Alternative Agreement"); provided such Alternative Agreement provides for a Superior Proposal in accordance with the provisions of Section 5.5 hereof; and provided that immediately prior to such termination, and as a condition to such termination, (i) Interwave shall have paid Alvarion the Termination Fee; (ii) Interwave shall have given Alvarion at least three (3) business days prior written notice of its intention to enter into an Alternative Agreement, which notice shall be accompanied by a correct and complete copy of such Alternative Agreement (and Interwave shall thereafter promptly provide Alvarion with correct and complete copies of any amendments or proposed amendments thereto), and during such period shall give Alvarion the opportunity to meet with Interwave to suggest such modifications to the terms hereof that Alvarion may deem advisable; and (iii) concurrently with such termination Interwave enters into such Alternative Agreement.

          (j)    For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Interwave or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner materially adverse to Alvarion its recommendation in favor of, the approval of this Agreement, the Amalgamation or the transactions contemplated by this Agreement; (ii) Interwave shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Interwave in favor of the approval of this Agreement, the Amalgamation and the transactions contemplated by this Agreement; (iii) the Board of Directors of Interwave or any committee thereof shall have approved or publicly recommended any Acquisition Proposal (other than a confidentiality agreement as permitted by Section 5.5); (iv) the provisions of Section 5.5 of this Agreement shall have been materially breached; (v) Interwave shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Interwave shall have been commenced by a person unaffiliated with Alvarion and Interwave shall not have sent to its security holders pursuant to Rule 14d-9 or 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Interwave recommends rejection of such tender or exchange offer.

          (k)   Interwave acknowledges that the agreements contained in this Section 7.1 with respect to the payment of the Termination Fee are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Alvarion would not enter into this Agreement; accordingly, if Interwave fails to pay in a timely manner the amounts due pursuant to this Section 7.1 and, in order to obtain such payment, Alvarion makes a claim that results in a judgment against Interwave for the amounts set forth in this Section 7.1, Interwave shall pay to Alvarion its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.1 at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. The Break-up fee shall be the exclusive remedy under this Agreement except for willful, intentional or material breaches of a covenant in this Agreement.

        7.2    Notice of Termination; Effect of Termination.    Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(e), Section 7.1(f) or Section 7.1(g) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 7.1, this Section 7.2, Section 7.3 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        7.3    Fees and Expenses.    Except as set forth in Section 7.1with respect to the Termination Fee, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Amalgamation is consummated.

        7.4    Amendment.    Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Alvarion and Interwave.

        7.5    Extension; Waiver.    At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

        8.1    Non-Survival of Representations and Warranties.    The representations and warranties of Interwave, Alvarion and Merger Sub contained in this Agreement shall terminate at the Effective Time. The covenants contained in this Agreement that by their terms survive the Effective Time shall survive the Effective Time.

        8.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a)
  if to Alvarion or Merger Sub, to:

    Alvarion Ltd.
    21A HaBarzel St.
    Tel Aviv 69710
    Fax: 03-6456222
    Attn: General Counsel

  with a copy to:

    Naschitz, Brandes & Co.
    5 Tuval Street
    Tel-Aviv, Israel
    Fax: +972 3 623 5021
    Attention: Sharon A. Amir, Adv.

  (b)
  if to Interwave, to:
  Interwave Communications International Ltd.
  2495 Leghorn Street
  Mountain View, California 94043
  Fax: (650) 967-3744
  Attn: Erwin Leichtle, Chief Executive Officer

  with a copy to:

    Wilson, Sonsini, Goodrich & Rosati
    650 Page Mill Road
    Pal Alto, CA 94304
    Fax: +650 493 6811
    Attention: Christopher D. Mitchell, Esq.

        8.3    Interpretation; Knowledge.    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b)   The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, which is legally binding.

          (c)   For purposes of this Agreement, (i) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity and (ii) the term "Subsidiary" means, with respect to any person, any corporation or other legal entity of which such person owns, directly or indirectly, more than fifty percent (50%) of the outstanding stock or other equity interests.

          (d)   When used in connection with Alvarion, or Interwave, as the case may be, the term "Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect that, individually or when taken together with all other such changes, events, violations, inaccuracies, circumstances or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change in such entity's stock price or trading volume in and of itself (but not excluding the underlying cause of any such change pursuant to this clause (i)); (ii) any change, event, violation, inaccuracy, circumstance or effect that results from changes, events or circumstances affecting (A) any of the industries in which such entity operates generally, or (B) general economic conditions (which changes, events or circumstances in the case of (A) and (B) do not disproportionately affect such entity); (iii) any change, event, violation, inaccuracy, circumstance or effect resulting from public announcement or pendency of this Agreement and the Amalgamation, including any loss, diminution or disruption, whether actual or threatened, of existing or prospective customer, distributor or supplier relationships that results therefrom; (iv) any change, event, violation, inaccuracy, circumstance or effect resulting from acts of war or terrorism or any escalation thereof in and of itself (but excluding any changes or effect uniquely on or uniquely with respect to Interwave resulting from any such act pursuant to this clause (iv)); (v) any change, event, violation, inaccuracy, circumstance or effect that results from any action or inaction taken by Alvarion; or (vi) the institution of litigation against Interwave or any of its officers or directors alleging breach of their fiduciary duties in connection with the entry into this Agreement.

          (e)   The words "foreign" and "domestic" when used herein shall be deemed a reference to a country outside the United States and the United States, respectively.

          (f)    "Knowledge" of a party with respect to any fact or other matter in question means the actual knowledge of any of the executive officers or directors of such party or the knowledge that any of such executive officers would be reasonably expected to have after making due and diligent inquiry of those executive officers employed by such party who would reasonably be expected to have actual knowledge of the fact or other matter in question.

        8.4    Counterparts.    This Agreement may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood and agreed that all parties need not sign the same counterpart.

        8.5    Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Confidentiality Agreement, the Interwave Disclosure Schedule and the Alvarion Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.12.

        8.6    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7    Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.8    Applicable Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law provisions. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        8.9    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

Alvarion Ltd.
By:	/s/ ZVI SLONIMSKY
Name:	Zvi Slonimsky
Title:	CEO
By:	/s/ DAFNA GRUBER
Name:	Dafna Gruber
Title:	CFO
Interwave Communications International Ltd.
By:	/s/ ERWIN F. LEICHTLE
Name:	Erwin F. Leichtle
Title:	President & CEO
By:	/s/ CAL R. HOAGLAND
Name:	Cal R. Hoagland
Title:	SVP and CFO
Alvarion Mobile Inc.
By:	ZVI SLONIMSKY
Name:	Zvi Slonimsky
Title:	Director

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF AMALGAMATION]

ANNEX B

VOTING AGREEMENT

        THIS VOTING AGREEMENT (the "Agreement") dated July 27, 2004 among Alvarion Ltd. ("Alvarion") and the persons and entities listed in Schedule I hereto (each a "Shareholder," and collectively, the "Shareholders").

W I T N E S S E T H:

        WHEREAS, concurrently herewith, Alvarion and InterWAVE Communications Ltd., a company incorporated under the laws of Bermuda ("Interwave"), are entering into an Agreement and Plan of Amalgamation (as such agreement may hereafter be amended from time to time, the "Amalgamation Agreement"), pursuant to which Interwave and a wholly owned subsidiary of Alvarion will amalgamate and merge with each other in accordance with Section 104B of the Bermuda Act 1981 and Section 252 of the Delaware General Corporation Law (the "Amalgamation")

        WHEREAS, as an inducement and a condition to entering into the Amalgamation Agreement, Alvarion has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Certain Definitions.    For purposes of this Agreement:

          (a)   Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Amalgamation Agreement.

          (b)   "Interwave Shares" shall mean at any time, the Common Shares, par value USD 0.01 per share, of Interwave, as may be adjusted from time to time to give effect to any stock dividend, distribution, stock split, recapitalization, combination, exchange of shares or the like.

          (c)   "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (d)   "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

        2.    Provisions Concerning Interwave Shares.    Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Amalgamation Agreement in accordance with its terms (such date being referred to herein as the "Expiration Date"), at any meeting of the holders of Interwave Shares, however called, or in connection with any written consent of the holders of Interwave Shares, such Shareholder shall vote (or cause to be voted) all Owned Shares (as hereinafter defined) and all Interwave Shares such Shareholder may acquire after the date of this Agreement as a result of exercise of stock options or otherwise (the "Acquired Shares") in the following manner: (i) in favor of the approval of the Amalgamation and the Amalgamation Agreement and the approval of the terms thereof and each of the other actions contemplated by the Amalgamation Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Interwave under the Amalgamation Agreement; and (iii) except as otherwise expressly agreed to in writing in advance by Alvarion, against (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Interwave or its subsidiaries (other than the Amalgamation and the transactions contemplated by the Amalgamation Agreement); (B) a sale, lease or transfer of a material amount of assets of Interwave or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Interwave or its Subsidiaries; (C) any change in the present capitalization of Interwave or any amendment of Interwave's Memorandum of Association and Bylaws if such amendment is not permitted by the Amalgamation Agreement; (D) any other material change in Interwave's corporate structure or business if such change is not permitted by the Amalgamation Agreement; (E) any other action involving Interwave or its subsidiaries which is intended to impede, interfere with, delay, postpone, or adversely affect the Amalgamation and the transactions contemplated by this Agreement and the Amalgamation Agreement including, without limitation, any action to approve or intended to facilitate any other Acquisition Proposal (as defined in Section 5.5(a) of the Amalgamation Agreement). No Shareholder shall enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the provisions and agreements referred to in this Section 2.

        3.    Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)   Subject to Section 7, each Shareholder hereby irrevocably grants to, and appoints, Zvi Slominski, Dafna Gruber, or any one of them, in their respective capacities as officers of Alvarion, and any individual who shall hereafter succeed to any such office of Alvarion, and each of them individually, as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Interwave Shares held at the time of the relevant stockholder vote in favor of the transactions contemplated by the Amalgamation Agreement and otherwise in the manner set forth in Section 2 hereof. The grant shall be automatically revoked and of no further force and effect from and after the Expiration Date.

          (b)   Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Interwave Shares are not irrevocable, and that any such proxies are hereby revoked prior to the Expiration Date.

          (c)   Each Shareholder understands and acknowledges that Alvarion is entering into the Amalgamation Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Amalgamation Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and, subject to Section 7, may under no circumstances be revoked.

        4.    Other Covenants, Representations and Warranties of the Shareholders.    Each Shareholder hereby covenants, represents and warrants to Alvarion as follows:

          (a)    Ownership of Shares.    Such Shareholder is the beneficial owner of the number of Interwave Shares set forth opposite such Shareholder's name on Schedule I hereto under the heading "Owned Shares" (collectively, the "Owned Shares"). On the date hereof, the number of shares set forth opposite such Shareholder's name on Schedule I hereto under the heading "Owned Shares" constitute all of the Interwave Shares beneficially owned by such Shareholder. With respect to such Shareholder's Owned Shares, except as set forth on Schedule I, such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)    Power; Binding Agreement.    Such Shareholder has the legal capacity (if an individual), power and authority (if an entity) to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party which would adversely affect such Shareholder's ability to perform its obligations hereunder, including, without limitation, any voting agreement, partnership agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or the exercise by courts of equitable powers. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Owned Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms.

          (c)    No Conflicts.    Except for filings, permits, authorizations, consents and approvals under the federal securities laws, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets, in each case which would adversely affect such Shareholder's ability to perform its oblitations hereunder.

          (d)    No Encumbrances.    Except as applicable in connection with the transactions contemplated hereby, such Shareholder's (i) Owned Shares and the certificates representing such Owned Shares are now and will be, and (ii) the Acquired Shares and the certificates representing such Acquired Shares will be, at all times during the term hereof, beneficially owned by such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever which would adversely affect such Shareholder's ability to perform its obligations hereunder, except for any such encumbrances or proxies arising hereunder in favor of Alvarion.

          (e)    No Finder's Fees.    No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission payable by Interwave, Alvarion or any of their respective subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

          (f)    Restriction on Transfer of Shares, Proxies and Non-Interference.    Except as contemplated by this Agreement or the Amalgamation Agreement, no Shareholder shall, directly or indirectly, (i) sell, transfer, tender, pledge or encumber (except to the extent such pledge or encumbrance does not violate the terms Section 4(d) of this Agreement), assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the sale, transfer, tender, pledge or encumbrance (except to the extent such pledge or encumbrance does not violate the terms Section 4(d) of this Agreement), assignment or other disposition of (any such action being referred to herein as a "Disposition"), any or all of such Shareholder's Owned Shares or Acquired Shares or any interest therein (other than Dispositions to persons or entities that agree to be bound by the terms of this Agreement); (ii) except as contemplated by or permitted by this Agreement, grant any proxies or powers of attorney, deposit any Owned Shares or Acquired Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein materially untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement. Each Shareholder agrees with, and covenants to, Alvarion that such Shareholder shall not request that Interwave register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Owned Shares or Acquired Shares, unless such transfer is permitted by and made in compliance with this Agreement.

          (g)    Reliance by Alvarion.    Each Shareholder understands and acknowledges that Alvarion is entering into the Amalgamation Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

        5.    Representations and Warranties of Alvarion.    Alvarion hereby represents and warrants to each Shareholder that Alvarion has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Alvarion will not violate any other material agreement to which Alvarion is a party. In addition, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Alvarion and (ii) do not and will not violate any provision of the memorandum of association and articles of association of Alvarion. This Agreement has been duly and validly executed and delivered by Alvarion and constitutes a valid and binding agreement of Alvarion, enforceable against it in accordance with its terms.

        6.    Further Assurances.    From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        7.    Termination.    The covenants and agreements contained herein shall terminate (i) in the event the Amalgamation Agreement is terminated in accordance with its terms, upon such termination and (ii) in the event the Amalgamation is consummated, at the Effective Time, provided, in each case, that the provisions of Section 10 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        8.    Shareholder Capacity.    No person executing this Agreement who is or becomes during the term hereof a director or officer of Interwave makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder signs solely in his or her capacity as the record or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Owned Shares or Acquired Shares.

        9.    Sophistication.    Each Shareholder acknowledges that such Shareholder is an informed and sophisticated investor and, together with such Shareholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Amalgamation Agreement and this Agreement, to enable such Shareholder to make an informed and intelligent decision with respect to the Amalgamation Agreement and this Agreement and the transactions contemplated thereby and hereby.

        10.    Confidentiality.    Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

        11.    Miscellaneous.

          (a)    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)    Certain Events.    Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Owned Shares and Acquired Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares or Acquired Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder's heirs, guardians, administrators or successors; provided, that following the Effective Time or termination of the Amalgamation Agreement, this Agreement shall not be binding on any purchaser of Owned Shares or Acquired Shares in an open market transaction. Notwithstanding any transfer of Owned Shares or Acquired Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c)    Assignment.    This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, that Alvarion may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Alvarion, but no such assignment shall relieve Alvarion of its obligations hereunder if such assignee does not or cannot perform such obligations and, notwithstanding the foregoing, Alvarion shall remain liable for its obligations under Section 10 hereof.

          (d)    Amendments, Waivers, Etc.    This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Shareholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided, that Schedule I hereto may be supplemented by Alvarion by adding the name and other relevant information concerning any Interwave Shareholder who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

          (e)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to a Shareholder:	At the address set forth on Schedule I hereto
copy to:
If to Alvarion:	Alvarion Ltd. 21A HaBarzel St. Tel Aviv 69710 Fax: 03-6456222 Attn: General Counsel
copy to:	Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897, Israel Attention: Sharon A. Amir, Adv. Facsimile: 972-3-623-5021

  or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f)    Severability.    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g)    Specific Performance.    Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h)    Remedies Cumulative.    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i)    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j)    No Third Party Beneficiaries.    This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k)    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law provisions

          (l)    Jurisdiction.    Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

          (m)    Descriptive Headings.    The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n)    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

[SIGNATURES BEGIN ON NEXT PAGE]

        IN WITNESS WHEREOF, Alvarion and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

Alvarion Ltd.
By:	/s/ ZVI SLONIMSKY
Name:	Zvi Slonimsky
Title:	CEO
By:	/s/ DAFNA GRUBER
Name:	Dafna Gruber
Title:	CFO
/s/ WILLIAM GIBSON William Gibson
/s/ ERWIN LEICHTLE Erwin Leichtle
/s/ PRISCILLA LU Priscilla Lu
/s/ THOMAS GIBIAN Thomas Gibian
/s/ NIEN DAK SZE Nien Dak Sze
/s/ KER ZHANG Ker Zhang
/s/ ROBERT KONDAMOORI Pratap (Bob) Kondamoori
/s/ ANDREW WANG Andrew Wang
/s/ CAL R. HOAGLAND Cal R. Hoagland
/s/ WILLIAM T. CARLIN William T. Carlin
Empire Capital Management LLC
By:	/s/ SCOTT FINC
Name:	Scott Finc
Title:	GP/PM

ANNEX C

                      July 26, 2004

CONFIDENTIAL

Board of Directors
interWAVE Communications International Ltd.
2495 Leghorn Street
Mountain View, CA 94043

Dear Members of the Board:

        We understand that interWAVE Communications International Ltd. ("interWAVE" or the "Company"), Alvarion, Ltd. ("Alvarion" or "Parent") and Alvarion Merger Subsidiary, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Amalgamation (the "Agreement") pursuant to which the Company and Merger Sub will merge with each other with the Merger Sub continuing as the surviving corporation (the "Merger"). Pursuant to the Merger, each issued and outstanding share of interWAVE Common Stock will be converted into the right to receive $5.75 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully detailed in the Agreement.

        You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of interWAVE Common Stock.

        Broadview International ("Broadview"), a division of Jefferies & Company, Inc. ("Jefferies"), focuses on providing merger and acquisition advisory services to information technology ("IT"), communications, healthcare technology, and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology, and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to interWAVE's Board of Directors and will receive a fee from interWAVE upon delivery of this opinion and upon the successful conclusion of the Merger. In the ordinary course of their businesses, Jefferies and its affiliates may trade or hold such securities of the Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

        In rendering our opinion, we have, among other things:

  1.)
  reviewed the terms of the Agreement in the form of the draft furnished to us by the Company's legal counsel on, July 24, 2004 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the final Agreement);

  2.)
  reviewed interWAVE's annual report on Form 10-K for the fiscal year ended June 30, 2003, including the audited financial statements included therein; and interWAVE's quarterly report on Form 10-Q for the period ended March 31, 2004;

  3.)
  reviewed certain internal financial and operating information concerning interWAVE, including standalone projections through December 31, 2004, prepared and furnished to us by interWAVE management;

  4.)
  participated in discussions with interWAVE's management concerning the operations, business strategy, current financial performance and prospects for the Company;

  5.)
  discussed with interWAVE's management its view of the strategic rationale for the Merger;

  6.)
  reviewed the recent reported closing prices and trading activity for interWAVE Common Stock;

C-1

  7.)
  compared certain aspects of interWAVE's financial performance with public companies we deemed comparable;

  8.)
  analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

  9.)
  assisted in negotiations and discussions related to the Merger among interWAVE, Alvarion and their respective financial and legal advisors; and

  10.)
  conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

        In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by interWAVE management. With respect to the financial projections for the Company examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates of the Company's management as to the future performance of the Company. We have neither made nor obtained an independent appraisal or valuation of any of interWAVE's assets.

        For purposes of this opinion, we have assumed that interWAVE is not currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion.

        Based upon and subject to the foregoing, and subject to the limitations and assumptions below, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to holders of interWAVE Common Stock.

        This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of interWAVE in connection with its consideration of the Agreement and does not constitute a recommendation to any interWAVE shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement to be distributed to interWAVE shareholders in connection with the Merger.

Sincerely,

/s/  BROADVIEW INTERNATIONAL, A DIVISION OF JEFFERIES

Broadview International,
A Division of Jefferies

C-2

ANNEX D

Extract of Section 106(6) - 6(D) of the Bermuda Companies Act 1981

        (6)   Any shareholder who did not vote in favour of the amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

      (6A)  Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either-

  (a)
  to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

  (b)
  to terminate the amalgamation in accordance with subsection (7).

      (6B)  Where the Court has appraised any shares under subsection (6) and the amalgamation has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

      (6C)  No appeal shall lie from an appraisal by the Court under this section.

      (6D)  The costs of any application to the Court under this section shall be in the discretion of the Court.

D-1

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
SPECIAL MEETING OF SHAREHOLDERS
September     •    , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Interwave Communications International Ltd. hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated September     •    , 2004, and hereby appoints Erwin F. Leichtle and Cal R. Hoagland, and each of them, with full power of substitution, as Proxy or Proxies, to vote all common shares of the undersigned at the Special Meeting of Shareholders of Interwave Communications International Ltd. to be held on September     •    , 2004, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

1.
To approve the Agreement and Plan of Amalgamation, dated as of July 27, 2004, among Alvarion Ltd., an Israeli company, Alvarion Mobile Inc., a Delaware corporation and a wholly owned subsidiary of Alvarion Ltd., and Interwave Communications International Ltd., the amalgamation and the transactions contemplated thereby; and

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Dated:

(Signature)
(Signature)
(This proxy should be marked, dated, signed by the shareholder or shareholders exactly as the shareholder's or shareholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

QuickLinks

SPECIAL MEETING OF SHAREHOLDERS
AMALGAMATION PROPOSED—YOUR VOTE IS VERY IMPORTANT
Summary
Market Price And Dividend Data
The Special Meeting
The Companies
The Amalgamation
The Amalgamation Agreement
The Voting Agreement
Securities Ownership of Certain Beneficial Owners and Management
Shareholder Proposals
Other Matters
Where You Can Find More Information
AGREEMENT AND PLAN OF AMALGAMATION BY AND AMONG Alvarion Ltd. Alvarion Mobile Inc. AND Interwave Communications International Ltd. DATED AS OF JULY 27, 2004

ARTICLE I THE AMALGAMATION
ARTICLE II REPRESENTATIONS AND WARRANTIES OF INTERWAVE
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ALVARION AND MERGER SUB
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS TO THE AMALGAMATION
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
VOTING AGREEMENT
W I T N E S S E T H
ANNEX C
ANNEX D Extract of Section 106(6) - 6(D) of the Bermuda Companies Act 1981